Exhibit 10.35

OFFICE DEED OF LEASE AGREEMENT

THIS OFFICE DEED OF LEASE AGREEMENT (the “Lease”) is made and entered into as of the date shown under Item 1 of the Basic Lease Information Rider (the “BLI Rider”) attached hereto, by and between LM Retail, LLC, a Virginia limited liability company, or affiliated assign, (the “Landlord”), whose address for purposes hereof is 4901 Libbie Mill East Boulevard, Suite 200, Richmond, Virginia 23230, and the tenant shown under Item 2 of the BLI Rider (the “Tenant”), whose address for purposes hereof shall be the Leased Premises (as hereinafter defined).

W I T N E S S E T H:

1.         LEASED PREMISES.  Subject to and upon the terms, provisions, covenants and conditions hereinafter set forth, Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease, demise and let from Landlord the premises containing approximately Fifty-Two Thousand Eight Hundred Seventy-Six (52,876) square feet of office space (the “Leased Premises”) identified as 4901 Bakers Mill Lane, Richmond, Virginia 23230 in the development known as “Libbie Mill – Midtown”, located in Henrico County, Virginia, consisting of a stand-alone building (which building, together with all ancillary improvements appurtenant thereto, including without limitation, the adjacent outdoor patio area, is herein called the “Building”).  Landlord has provided Tenant with the measurement of the Leased Premises in accordance with BOMA, and the rentable area of the Leased Premises is conclusively defined, stipulated and agreed to be the number of square feet set forth under Item 3 of the BLI Rider notwithstanding any actual variation which may be revealed by subsequent measurement.  In addition to the Leased Premises, Tenant has the right to use the pedestrian walkways, drive aisles, parking and other areas of Libbie Mill – Midtown provided for the general use of all tenants, their officers, agents, employees, invitees, visitors, licensees and customers (all of the foregoing sometimes referred to as “Common Areas”).  The Common Areas will at all times be subject to the control and management of Landlord and the Owner’s Association (as hereinafter defined) in accordance with the terms and provisions of this Lease.

2.         TERM.  The term of this Lease shall be for the period of time set forth in Item 4 of the BLI Rider, commencing on the date (the “Commencement Date”) shown under Item 4 of the BLI Rider and ending on the date also shown under Item 4 of the BLI Rider, unless such term shall sooner cease and expire as hereinafter provided (herein sometimes called the “Term” or the “Lease Term”).

The term “Lease Year” is defined to mean a period of twelve (12) consecutive calendar months, with the first Lease Year commencing on the Commencement Date; provided, however, (i) that the first Lease Year shall commence on the Commencement Date and shall end on the date that is twelve (12) consecutive full calendar months after the Rent Commencement Date (as hereinafter defined), and (ii) the last Lease Year shall consist of the period commencing from the end of the next preceding Lease Year and ending with the end of the term of the Lease (whether by expiration of the term or otherwise).

Upon the request of Landlord, Tenant shall join in the execution of an agreement stipulating the Commencement Date and the date upon which this Lease terminates.  There shall be no delay in the commencement of the Term and no delay in the payment of Rent (as hereinafter defined) where Tenant fails to occupy the Leased Premises or if Tenant fails to complete any of Tenant’s Work (as hereinafter defined), nor shall same operate or extend the Term beyond the agreed expiration date hereof.

3.                     BASE RENT.

a)         Commencing on the date (the “Rent Commencement Date”) shown under Item 5 of the BLI Rider through the end of the Lease Term, Tenant will pay to Landlord as the base rent for the Leased Premises (“Base Rent”) the amounts set forth in Item 5 of the BLI Rider (as adjusted each year commencing with the first (1st) anniversary of the Rent Commencement Date pursuant to the provisions of the BLI Rider).  Base Rent shall be payable in advance on the first day of the calendar month in equal monthly installments of the amount set forth in Item 5 of the BLI Rider.  Such rent shall be payable without any offset, demand, defense or deduction whatsoever, in lawful money of the United States of America, by wire transfer to Landlord’s account in accordance with the wiring instructions attached hereto as Exhibit “H”, or elsewhere as designated from time to time by Landlord's written notice to Tenant, unless allowed by a court of law.  Base Rent due for any partial month of occupancy at the beginning or end of the Lease Term will be prorated, such proration to be based on the actual number of days in the partial month.

b)         If any monthly payment of Base Rent remains unpaid for five (5) business days after its due date, then Tenant shall pay to Landlord a late charge in an amount equal to five percent (5%) of the delinquent payment to compensate Landlord for the additional administrative expense and inconvenience of handling such late payments, which late charge shall be due within ten (10) days after written demand therefor by Landlord; provided, however, for the first late payment of Base Rent in any calendar year, no late charge shall be due from Tenant unless Landlord has given Tenant written notice of the unpaid Base Rent, and Tenant shall fail to pay such overdue Base Rent within three (3) business days thereafter.  If Tenant pays any installment of Base Rent or any other sum by check to Landlord, then Tenant shall pay to Landlord, on demand, a processing and administrative fee of One Hundred and No/100 Dollars ($100.00) per returned check.  Provided, however, this provision shall not be construed as requiring Landlord to accept any late payment of Rent or as a waiver of any of Landlord's rights or remedies by virtue of Tenant not making timely payment of Rent hereunder, and Landlord's acceptance of late Rent and such late charge shall not be construed as constituting a waiver by Landlord of any rights or remedies available to it in the event that Rent is not timely paid by Tenant on any one or more future occasions, including declaring Tenant in default under this Lease and pursuing all remedies available to it arising from such default, unless such late payment was made by Tenant during the applicable cure period.

c)         Tenant shall pay Landlord interest on any Rent which remains unpaid for thirty (30) days after its due date at a rate equal to the lesser of twelve percent (12%) per annum or the maximum lawful rate (the “Default Rate”), which interest shall accrue from the date such Rent became due and payable to the date of the payment thereof by Tenant.  This provision shall not be construed as requiring Landlord to accept any late payment of Rent or as a waiver of any of Landlord's rights or remedies by virtue of Tenant not making timely payment of Rent hereunder, and Landlord's acceptance of late Rent and such interest shall not be construed as constituting a waiver by Landlord of any rights or remedies available to it in the event that Rent is not timely

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paid by Tenant on any one or more future occasions, including declaring Tenant in default under this Lease and pursuing all remedies available to it arising for such default, unless such late payment was made by Tenant during the applicable cure period.

d)         For all purposes of this Lease, the term “Rent” shall include all Base Rent (as adjusted and increased from time to time), charges or impositions thereon, Additional Rent (as hereinafter defined) and all other payments due or which may become due from Tenant to Landlord hereunder.

4.         ADDITIONAL RENT.  In addition to the Base Rent, commencing on the Rent Commencement Date, Tenant shall, during each Lease Year, pay to Landlord as “Additional Rent” the amount by which the sum of the following expenses for any Lease Year during the Term exceeds the amount of such expenses for the base year 2020 (the “Base Year”): the sum of “Building Operating Expenses” plus “Owner’s Association Assessments” plus “Taxes” plus “Insurance”.  In no event shall any decrease in Additional Rent in any Lease Year below the Base Year result in Landlord being obligated to pay Tenant for the difference.  As used herein the term:

a)         “Building Operating Expenses” shall mean all expenses, costs and disbursements, of every kind and nature, which Landlord shall pay or become obligated to pay in connection with the maintenance and/or operation of the Building, computed on an accrual basis, including but not limited to trash and garbage removal fees, recycling fees, property management fees (Tenant acknowledges and agrees that Landlord has the right to directly manage the Building through its affiliate Gumenick Management Co., L.C., and to charge the Building owner for a property management fee in the amount of three percent (3%) of the gross revenues from the Building), but shall not include “Owner’s Association Assessments”, “Taxes”, “Insurance”, or any of the following:

i.       Depreciation and amortization;

ii.      Expenses incurred by Landlord to prepare, renovate, repaint, redecorate or perform any other work in any space leased to an existing tenant or prospective tenant of the Building;

iii.     Expenses incurred by Landlord for repairs or other work occasioned by fire, windstorm, or other insurable casualty or condemnation;

iv.     Expenses incurred by Landlord to lease space to new tenants or to retain existing tenants, including, without limitation, leasing commissions, advertising and promotional expenditures;

v.      Expenses incurred by Landlord to resolve disputes, enforce or negotiate lease terms with prospective or other existing tenants or in connection with any financing, sale or syndication of Libbie Mill – Midtown;

vi.     Interest, principal, points and fees, amortization or other costs associated with any debt and rent payable under any lease to which

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this Lease is subject and all costs and expenses associated with any such debt or lease and any ground lease rent, irrespective of whether this Lease is subject or subordinate thereto;

vii.    Expenses incurred for the repair, maintenance or operation of any pay parking garage, including but not limited to salaries and benefits of any attendants, electricity, insurance and taxes;

viii.   Cost of alterations, capital improvements, equipment replacement and other items which under generally accepted accounting principles (hereinafter referred to as "GAAP") are properly classified as capital expenditures;

ix.     Expenses for the replacement of any item covered under warranty;

x.      Cost to correct any penalty or fine incurred by Landlord due to Landlord's violation of any federal, state, or local law or regulation and any interest or penalties due for late payment by Landlord of any of the Building Operating Expenses;

xi.     Cost of repairs or maintenance performed by Landlord to the Leased Premises or Building necessitated by Landlord's negligence or willful misconduct;

xii.    Cost of correcting any latent defects or original design defects in the Building construction, materials or equipment;

xiii.   Expenses for any item or service which Tenant pays directly to a third party or separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants, occupants of the property or third parties;

xiv.   Expenses for any item or service not provided to Tenant, but provided exclusively to certain other tenants in the Building;

xv.    A property management fee for the Building in excess of three percent (3%) of the gross revenues of the Building;

xvi.   Salaries of employees above the grade of building superintendent or building manager;

xvii.  The portion of employee expenses which reflects that portion of such employee's time which is not spent directly and solely in the operation of the Property;

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xviii. Landlord's general corporate overhead and administrative expenses except if it is solely for the Building;

xix.   Business interruption insurance and rental value insurance;

xx.    Reserves;

xxi.   Fees paid to affiliates of Landlord to the extent that such fees exceed the customary amount charged for the services provided;

xxii.  The operating expenses incurred by Landlord relative to retail stores, hotels and any specialty service in the Building or at Libbie Mill – Midtown;

xxiii. HVAC modification and replacement obligations necessary to comply with any Clean Air Act requirements and any Environmental Protection Agency regulations requirements, including ASHRAE standards, for the following: maintenance, fresh air, chlorofluorocarbons and hydro chlorofluorocarbons;

xxiv. Costs of sculptures, paintings, and other objects of art;

xxv.  Costs associated with the removal of substances considered to be detrimental to the environment or the health of occupants of the Building but not including environmental hazards which are the responsibility of Tenant to remove in accordance with Section 54 below;

xxvi. Modifications and/or repairs to comply with the Americans with Disabilities Act (“ADA”) or other laws/regulations in place as of the Commencement Date; and

xxvii. Other items not customarily included as operating expenses for similar buildings.

By way of explanation and clarification, but not by way of limitation, Building Operating Expenses will include the following:

i.   Wages, salaries and benefits of all employees engaged in the operation and maintenance of the Building except for those of employees above the grade of building superintendent or building manager;

ii.  Cost of all supplies and materials used in the operation and management of the Building;

iii. Cost of all utilities used by the Building;

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iv. Cost of building management, janitorial services, accounting and legal services, and servicing and maintenance of all Building systems and equipment;

v.  Cost of keeping the Building in good order and repair (but not to include replacements) including, but not limited to the roof, the roof membrane, exterior paint, and all sprinkler mains; and

vi. Cost of any and all association assessments.

b)         “Owner’s Association Assessments” shall mean any assessments levied against the Building under any declaration, REA or similar instrument (including, without limitation, assessments of the “Owner’s Association” required to be established pursuant to those certain Provisional Use Permit and Proffers applicable to the Leased Premises, a copy of which is attached hereto as Exhibit “A” (the “PUP and PROFFERS”)).

c)         “Taxes” shall mean all impositions, taxes, assessments (special or otherwise), and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor (except only income taxes) attributable in any manner to the Building, and/or the land on which the same are located or any part thereof, or any use thereof, or any equipment, fixtures or other facility located therein or thereon or used in conjunction therewith.

d)         “Insurance” shall mean the cost to Landlord of all casualty (including all extended coverages), liability, flood hazard, workmen's compensation and other insurance maintained by Landlord (in Landlord's reasonable discretion) and applicable to the Building, the land upon which the same are located and/or Landlord's personal property used in connection therewith.

Building Operating Expenses and Taxes shall be calculated in accordance with GAAP.  Landlord shall notify Tenant within a reasonable time after the end of each calendar year hereafter ensuing during the Term hereof, of the amount which Landlord estimates (as evidenced by budgets prepared by or on behalf of Landlord) will be the amount of Additional Rent for the then current calendar year and Tenant shall pay such sum in advance to Landlord in equal monthly installments, during the balance of said calendar year, on the first day of each remaining month in said calendar year commencing on the first day of the first month following Tenant's receipt of such notification.  Tenant shall have no obligation to pay any Additional Rent billed to Tenant more than eighteen (18) months after the end of the Lease Year in which such Additional Rent was incurred.

Within one hundred twenty (120) days following the end of each calendar year during the Term, Landlord shall submit to Tenant a statement showing the actual amount which should have been paid by Tenant with respect to Additional Rent for the past calendar year, the amount thereof actually paid during that year by Tenant and the amount of the resulting balance due thereon, or overpayment thereof, as the case may be.  The statement shall become final and conclusive between the parties unless Landlord receives written detailed objections with respect thereto within thirty (30) days after receipt by Tenant of said statement.  Any balance shown to be due pursuant to said statement shall be paid by Tenant to Landlord within thirty (30) days following Tenant's

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receipt thereof and any overpayment shall be immediately credited against Tenant's obligation to pay expected Additional Rent for the next year, or, if by reason of any termination of this Lease no such future obligation exists, refunded to Tenant. Anything herein to the contrary notwithstanding, Tenant shall not delay or withhold payment of any balance shown to be due pursuant to a statement rendered by Landlord to Tenant because of any objection which Tenant may raise with respect thereto and Landlord shall immediately credit or refund any overpayment found to be owing to Tenant as aforesaid upon the resolution of said objection.  The obligations of Landlord and Tenant under this paragraph shall survive the expiration or termination of this Lease.

Notwithstanding the foregoing or any other provision herein to the contrary, it is agreed that in no event shall Building Operating Expenses with respect to any calendar year during the term exceed one hundred five percent (105%) of the amounts payable for Building Operating Expenses in the immediately preceding calendar year on a non-cumulative basis, to the extent the same constitute “controllable expenses.”  For purposes hereof, “controllable expenses” means all Building Operating Expenses other than those constituting expenses for utilities and snow and ice removal, the actual costs of which shall be included in Building Operating Expenses for each applicable period during the Term.

If Libbie Mill – Midtown, as it pertains to the Owner’s Association Assessments, is not occupied to the extent of one hundred percent (100%) of the rentable area thereof during all or part of any calendar year during the Term, Landlord may (but with respect to the Base Year, it shall) reasonably adjust the Additional Rent for such calendar year (or partial calendar year) so that such expenses are computed as though Libbie Mill – Midtown was occupied to the extent of one hundred percent (100%) of the rentable area thereof.

The failure or inability of Landlord to timely furnish or deliver to Tenant any information, estimates, budgets, statements, data or similar items required to be furnished or delivered hereunder shall not relieve Tenant from its obligation to make any payments or contributions which would be otherwise due pursuant to the terms hereof had such information, estimate, budget, statement, data or similar item been timely delivered by Landlord to Tenant; provided, however, Tenant shall have no obligation to pay any Additional Rent billed to Tenant more than eighteen (18) months after the end of the Lease Year in which such Additional Rent was incurred.  Notwithstanding any of the foregoing, in no event shall any of the adjustments or increases described in this Lease result in Landlord receiving from Tenant (after completion of the Additional Rent reconciliation process for such Lease Year) more than one hundred percent (100%) of the actual Building Operating Expenses, Owner’s Association Assessments, Taxes and Insurance actually paid and incurred by Landlord for any applicable Lease Year.

During the Term, Landlord shall make available at Landlord's principal office, true and accurate records of items that constitute Additional Rent hereunder. Tenant, at its sole cost and expense, shall have the right, upon not less than twenty (20) days’ prior written notice given within one hundred eighty (180) days after Tenant's receipt of the reconciliation statement described above in this Section, to inspect Landlord's books and records relating to Landlord's determination of the Additional Rents for the year that is the subject of the reconciliation statement in accordance with the following: (i) this review right shall be personal to the party named herein as Tenant and any permitted assignee of Tenant; and (ii) this review right shall not apply during any time in which an uncured default by Tenant of any material provision of this Lease beyond any applicable

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cure period exists under this Lease.  If Tenant employs an independent certified public accountant, then as a condition precedent to such review, Tenant shall cause such reviewer to agree in writing to maintain in strict confidence any and all information obtained in connection with the review and will not disclose the fact of the review or any results of it to any person or entity other than to Tenant, Landlord, or any related entity.  Any such review shall be conducted at Landlord's principal offices, or at the Building, or such other location as Landlord and Tenant may mutually agree upon.  Tenant shall deliver to Landlord a copy of the results of any such review promptly following its completion or receipt by Tenant.

If Landlord disputes the findings revealed by Tenant’s inspection, Landlord shall have the right to cause Landlord’s independent certified public accountant to issue findings concerning such results, after consultation with Tenant or Tenant’s independent certified public accountant.  If Landlord’s accountant and Tenant (or Tenant’s accountant) agree as to the proper amount of Tenant’s share of Additional Rent following such review and consultation, or if Landlord’s and Tenant’s findings are found to be identical, then the same shall be adopted for the purposes of this Section.  If Landlord’s accountant and Tenant (or Tenant’s accountant) do not agree, then (i) if the discrepancy between Landlord’s and Tenant’s findings as to any overpayment or underpayment by Tenant is less than seven percent (7%), then the average of the two shall be adopted for the purposes of this Section, and (ii) if the discrepancy between Landlord’s and Tenant’s findings as to any overpayment or underpayment by Tenant exceeds seven percent (7%), then, at the election of either party, the parties (or their accountants) shall together select a single third party, independent, certified public accountant, who shall review the findings of Landlord and Tenant and their accountants, after consultation with each of them, and whose fees shall be shared equally between Landlord and Tenant.  If the findings of the third party consultant are identical to the findings of either Landlord or Tenant, then the same shall be adopted for the purposes of this paragraph.  If the findings of the third party consultant are not identical to the findings of either Landlord or Tenant as to any overpayment or underpayment by Tenant, then the findings that reveal the highest overpayment or underpayment, and the findings that reveal the lowest overpayment or underpayment, shall be discarded, and the remaining results shall be adopted for the purposes of this Section.

If following the foregoing review procedures, it is revealed that Tenant overpaid its share of Additional Rent, Landlord agrees to credit Tenant for Additional Rent payable in subsequent months (or, if following the expiration or termination of the Lease, refund to Tenant) the amount of such overpayment.  If following the foregoing review procedures, it is revealed that Tenant overpaid its share of Additional Rent by more than ten percent (10%), Landlord shall pay to Tenant, in addition to the credit for the overpayment (or, if following the expiration or termination of the Lease, refund to Tenant), Tenant’s costs pertaining to the inspection.  Should Tenant's inspection reveal that Tenant underpaid its share of Additional Rent, Tenant agrees to pay to Landlord the amount of such underpayment within thirty (30) days after the conclusion of the inspection.  The obligations of the parties under this Section shall survive the expiration or earlier termination of the Lease.

Additional Rent due by reason of this Section for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the termination date of the Lease; and shall be prorated according to that portion of said calendar year that this Lease was actually in effect.

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5.         GUARANTY.  On or before the Effective Date, Lumber Liquidator Holdings, Inc., a Delaware corporation, shall execute and deliver to Landlord a guaranty substantially in the form attached hereto as Exhibit “I”.

6.         USE.  Tenant will use and occupy the Leased Premises for the “Allowable Use” shown under Item 7 of the BLI Rider, and for no other use or purpose.  Tenant will not use or occupy the Leased Premises for any unlawful purpose.  Tenant acknowledges and agrees that the Leased Premises are subject to the PUP and PROFFERS.  Tenant shall not be permitted to use the Leased Premises for the purposes or uses shown under Exhibit “B” attached to this Lease (the “Prohibited Uses”).

In addition to and not in limitation of the other restrictions on use of the Leased Premises set forth in this Section 6, Tenant hereby agrees that the following uses of the Leased Premises shall not be considered to be "office use" and shall not be permitted:  (i) any ongoing, repeated use of the Leased Premises by an organization or person enjoying sovereign or diplomatic immunity; (ii) any use of the Leased Premises by or for any mental health practice; (iii) any use of the Leased Premises by or for an employment agency or bureau; (iv) any use of the Leased Premises for classroom purposes (other than internal training purposes); (v) any use of the Leased Premises by or for any user which distributes governmental or other payments, benefits or information to persons that personally appear at the Leased Premises; (vi) any other use of the Leased Premises or any portion of the Building by any user that will attract a volume, frequency or type of visitor or employee to the Leased Premises or any portion of Libbie Mill – Midtown or the Building which is not consistent with the standards of a high quality, first-class, office building in the metropolitan Richmond, Virginia, area or that will in any way impose an excessive demand or use on the facilities or services of the Leased Premises or the Building.

7.         QUIET ENJOYMENT.  Upon payment by Tenant of the Rent herein provided, and upon the observance and performance of all terms, provisions, covenants and conditions on Tenant's part to be observed and performed, Tenant shall, subject to all of the terms, provisions, covenants and conditions of this Lease, peaceably and quietly hold and enjoy the Leased Premises for the Term hereby demised.  Landlord represents and warrants to Tenant that Landlord owns the Leased Premises, and Landlord covenants to defend and protect Tenant’s right to use the Leased Premises and Common Areas as set forth in this Lease from adverse title claims.

8.         SERVICES AND UTILITIES.  Landlord shall provide, during the appropriate seasons of the year, air conditioning and heating during the Leased Premises Hours set forth in Item 8 of the BLI Rider, electric current for lighting, incidentals and normal office use; and water at those points of supply provided for general use of Tenant at all times.

Landlord shall have the right to operate the heating, ventilating, and air-conditioning ("HVAC") system (“HVAC System”) in the most energy-efficient manner possible within the limits established in the Building design, and in accordance with any directive, policy or request of a governmental, quasi-governmental, public or other authority.  The Building shall include a computerized energy management system provided at Landlord’s expense that operates the HVAC system in on-off cycles to control electrical demand and energy consumption.  Extra hours of heating, ventilating, and air-conditioning (i.e., all times other than during Leased Premises Hours) will be provided to Tenant upon Tenant's request with at least twenty four (24) hours' advance

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notice on a previous business day.  Tenant will be charged Fifty and No/100 Dollars ($50.00) per hour for such service outside of Leased Premises Hours, subject to annual escalations in the amount of three percent (3%).

Landlord shall provide electric current for lighting, incidentals and normal office use.  All replacement tubes for such Building standard lighting fixtures shall be provided and installed by Landlord as part of Building Operating Expenses and all bulbs and tubes for other than Building standard lighting fixtures shall be provided and installed by Tenant at Tenant's sole cost and expense.

Landlord shall furnish cold water from county water mains for drinking, lavatory and toilet purposes, and hot water for lavatory purposes from the regular Building supply.  Landlord will provide reasonably adequate lavatory supplies for restrooms in the Common Areas.  Landlord will also provide exterior window cleaning service and five (5) days a week janitorial service as is normal and customary in comparable first-class office buildings in the metropolitan Richmond, Virginia, area and in accordance with the janitorial specifications attached hereto as Exhibit “J”; provided, however, that janitorial service required for any non-Building standard improvements in the Leased Premises, such as glass partitions, wood flooring, kitchens, and private showers and restrooms, shall be subject to additional charges.  Janitorial services shall be available Monday through Friday only, except Holidays.

If the Building equipment should cease to function properly, Landlord shall use due diligence to repair the same promptly.  If a stoppage or interruption of utilities or services was caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors, then, if such stoppage or interruption causes Tenant to be unable to operate its business from all or a portion of the Leased Premises for more than forty-eight (48) consecutive hours, Base Rent, Additional Rent and all other sums owing hereunder shall abate proportionately based on the portion of the Leased Premises from which Tenant is unable to operate its business until Tenant’s use of the Leased Premises is restored.

Tenant may provide an electronic access system with computerized card access at the entrance(s) to the Building.  Landlord shall not be responsible for the quality, action or inaction of any Building access system or for any damage or injury to Tenant, its employees, invitees or others, or their property, resulting from any failure, action or inaction of the Building access system.

Such services shall be provided as long as Tenant is not in default under any of the terms, provisions, covenants and conditions of this Lease beyond applicable notice and cure periods, subject to interruption caused by repairs, renewals, improvements, changes of service, and alterations, and further subject to interruptions of the nature described in Section 32(b) hereof, and upon such happening, no claim for damages or abatement of Rent for failure to furnish any such services shall be made by Tenant or allowed by Landlord nor shall any such happening be construed as a constructive eviction of Tenant or relieve Tenant from the responsibility of performing any of Tenant's obligations under this Lease.  All other responsibility for maintenance of the Leased Premises, unless specifically assigned to Landlord under this Lease, shall be the responsibility of Tenant.

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Tenant shall use only those fixtures and equipment that operate on the Building's standard electric circuits, but which in no event shall overload the Building's standard electric circuits from which Tenant obtains electric current.  Any required installation of special circuits, cable, wire or equipment to service Tenant's unusual electrical needs shall be at Tenant's expense and only if prior approval therefor is given in writing by Landlord.  Tenant shall reimburse Landlord at the commercially reasonable rate paid by Landlord for any services, utilities or supplies used by Tenant in excess of those services customarily used for ordinary office purposes.

Landlord reserves the right, after Leased Premises Hours, to dim or turn off all unnecessary lighting in the unoccupied areas of the Building and the Leased Premises to minimize the energy consumption of the Building in both the Common Areas and the Leased Premises.

9.         INTENTIONALLY DELETED.

10.       RULES AND REGULATIONS.  Tenant agrees to comply with all reasonable rules and regulations Landlord may adopt from time to time for the operation, protection and welfare of the Building, its tenants, visitors and occupants, once Tenant is provided with a written copy of the same, provided that any rules and regulations adopted by Landlord shall not materially adversely affect Tenant’s ability to operate its Allowable Use of the Leased Premises and that all rules and regulations shall apply uniformly to all office tenants of Libbie Mill – Midtown.  The present rules and regulations, which Tenant hereby agrees to comply with, entitled “Rules and Regulations” are attached hereto as Exhibit “C” respectively and are by this reference incorporated herein. Any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant.

11.       GOVERNMENTAL REQUIREMENTS.  Tenant shall faithfully observe in the use of the Leased Premises all municipal and county ordinances and codes and state and federal statutes now in force or which may hereafter be in force, affecting the Leased Premises or any part thereof, or the use thereof, including those for the correction, prevention and abatement of nuisances and unsafe conditions and those relating to the handling and disposal of hazardous substances and any other environmental concerns.  Tenant agrees to comply with any requirement that the Leased Premises be vacated during any government-required fire drill, government-required smoke test or other governmental inspection of the Building and that such interruption shall not be deemed a constructive eviction or a disturbance of Tenant's use or possession of the Leased Premises, nor shall it render Landlord liable to Tenant for damages or abatement of Rent.

Tenant shall be responsible, at Tenant's sole cost and expense for compliance with the Americans with Disabilities Act of 1990, as amended from time to time, and related state and municipal laws and regulations (the "ADA") with respect to: (i) the interior of the Leased Premises, Tenant's work, and Tenant's business operations at the Leased Premises, and (ii) any costs of compliance with respect to the interior portion of the Building that are due to Tenant's specific  use of the Leased Premises, or are due to any alterations or improvements made to the Leased Premises by Tenant or its employees, agents or contractors.  Landlord shall be responsible, at Landlord’s sole cost and expense for compliance with the ADA with respect to: (i) the exterior of the Leased Premises (unless modified by Tenant), and (ii) any costs of compliance with respect to the exterior portion of the Building due to any alterations or improvements made by Landlord or its employees, agents or contractors.  To the extent that there are any changes to the ADA which require changes

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to the Common Areas, then all costs incurred by the Owner’s Association in complying with the ADA may be included as Owner’s Association Assessments.  The cost of any actions that are Tenant's responsibility hereunder that are incurred by Landlord, including any legal fees and costs shall be reimbursed by Tenant to Landlord within thirty (30) days following Landlord's written demand to Tenant.  The cost of any actions that are Landlord's responsibility hereunder that are incurred by Tenant, including any legal fees and costs shall be reimbursed by Landlord to Tenant within thirty (30) days following Tenant's written demand to Landlord.

12.         IMPROVEMENTS TO LEASED PREMISES.  Landlord's obligations as to work to be performed for Tenant and improvements to be made to the Leased Premises is set forth in Item 9 of the BLI Rider.  Tenant acknowledges that upon taking possession of the Leased Premises such possession shall be conclusive evidence, latent defects, punch list items, and any untrue representations and warranties by Landlord in this Lease excepted, that Tenant has received the Leased Premises in a condition satisfactory to Tenant and that Landlord has satisfied any obligations to Tenant with respect to the preparation of the Leased Premises for Tenant's use and occupancy.  Tenant further acknowledges that Landlord has a substantial economic interest in maintaining a uniformity of materials and systems throughout the Building, insuring that any improvements are carried out in a good and workmanlike manner by qualified, licensed contractors and are fully paid.  For this reason, alterations, improvements and work of any kind performed by Tenant to the Leased Premises at any time shall be subject to the following conditions and limitations; provided, however, Tenant may, at its own expense and without the prior consent of Landlord (provided the cost per occurrence does not exceed Twenty Thousand and No/100 Dollars ($20,000), [“Minor Alterations”]), make such interior, non-structural alterations and improvements to the Leased Premises as Tenant, in its sole discretion, desires, without being required to comply with the following conditions and limitations:

a)         Prior to commencing any work, Tenant shall submit for Landlord's approval (i) detailed plans and specifications for all Tenant improvements and repairs to be made by Tenant and (ii) if Tenant is required to obtain any permit(s) from the County of Henrico in connection with such work, final plans and specifications after Tenant obtains said permit(s).  Landlord and/or its agents shall approve or reject the same in writing in Landlord’s reasonable discretion within fourteen (14) business days following receipt of the plans and specifications described above, and if Landlord and/or its agents fail to timely approve or reject within the foregoing time period, then the plans and specifications shall be deemed approved by Landlord.  Tenant shall reasonably consider changes recommended by Landlord or its agents, and Landlord and Tenant shall reasonably cooperate to agree upon revised plans and specifications.

b)         Landlord shall also have the right to approve, such approval not to be unreasonably withheld, the contractor(s) to be used by Tenant and to require, prior to the commencement of work, payment and performance bonds or other similar security acceptable to Landlord.

c)         All of Tenant’s work shall comply with the provisions of all applicable governmental codes and regulations, and, prior to commencing any work, Tenant shall deliver to Landlord copies of all applicable governmental permits and authorizations which may be required in connection with such work.

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d)         Tenant shall (and shall require that all contractors) comply with all applicable provisions of Virginia’s mechanics' liens laws, and the provisions of Section 17 hereof.

e)         All of Tenant’s work be subject to Landlord's periodic review.

f)          All of Tenant's contractors shall procure workmen's compensation insurance or occupational accident insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury; no work shall be commenced until Landlord shall have received copies of certificates of insurance confirming the existence of such insurance coverage.

g)         Prior to commencing any work, Tenant shall obtain, for the benefit of Tenant, Landlord, any holder of a mortgage given by Landlord encumbering the Building and/or the land thereunder, such additional liability and property damage insurance and in such amounts as Landlord or such other party may reasonably require because of the nature of the work to be done by Tenant.  Tenant will provide builder’s risk, or equivalent coverage, for one hundred percent (100%) of the replacement cost of any improvements and betterments including materials.

h)         Prior to commencing any work, Tenant shall obtain a building permit and any other required permits or licenses for the construction and completion of Tenant’s improvements to the Leased Premises at Tenant’s sole cost and expense.  Any impact fees levied by a governmental authority caused by Tenant's use and occupancy shall be paid by Tenant.  Landlord shall reasonably cooperate with Tenant in attempting to obtain such permits for Tenant’s work and shall execute any necessary applications.

i)          All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant’s sole expense and in a good and workmanlike manner, consistent with the quality of first-class office buildings.  Landlord shall not be liable for any failure of any building facilities or services caused by alterations, decorations, installations, additions or improvements made by Tenant, and Tenant shall be responsible for and correct any such work causing such failure (under Landlord’s supervision).  Tenant shall also make any and all changes to the Leased Premises as may be necessary to insure that the Leased Premises comply with all governmental requirements set forth in Section 11 above after the completion of all such work.

j)          Tenant shall follow all reasonable instructions herein that Landlord delivers to Tenant in connection with Tenant’s work.  Tenant shall not damage any portion of the Building in connection with its work. Any roof penetration shall be performed by Landlord's roofer or, at Landlord's option, by a bonded roofer approved in advance by Landlord.  Any roof work can begin only after Landlord has given consent, which consent may be conditioned upon Tenant's plans, to include materials acceptable to Landlord, in order to prevent injury to the roof and to spread the weight of any equipment being installed.  Tenant is also responsible for obtaining, and paying for, professional inspections of any structural work (including any roof work or concrete work) which inspections are necessitated by Tenant’s work.  Landlord reserves the right at any time prior to Tenant's commencement of Tenant’s work or during the performance of Tenant’s work to require a payment and performance bond in the amount of one hundred percent (100%) of Tenant's construction contract and shall be given by a sufficient surety which is satisfactory to Landlord

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and shall be in form as Landlord shall approve, in Landlord's sole discretion ("Bonds").    Tenant shall construct Tenant’s work at its sole cost and expense in a first-class professional manner and in accordance with generally accepted construction and engineering practices, subject to Landlord’s prior written approval to be exercised in Landlord’s reasonable judgment.  At the time of providing prior written approval of Tenant’s work, Landlord shall notify Tenant of its election to require Tenant to remove any such alterations from the Leased Premises at the expiration or termination of the Term.

During the performance of Tenant’s work, Tenant shall be responsible for the removal from the Leased Premises on a daily basis of all trash, construction debris and surplus construction materials, or at Landlord's option, the placement on a daily basis of such trash, debris and materials in receptacles designated by Landlord.

Tenant's contractor and subcontractors shall not post signs on any part of the Leased Premises or the Building.

Tenant’s approved contractor is required to attend a mandatory pre-construction meeting with Landlord’s representative to review the Contractor Rules and Regulations set forth for Libbie Mill – Midtown with which the contractor must comply.

k)         All alterations shall, at Landlord's election by providing Tenant with notice at the time Landlord approves such alterations, immediately become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the end of the Term; provided, however, that if Tenant is not in default in the performance of any of its obligations under this Lease, Tenant shall have the right to remove, prior to the expiration or termination of the Term, all movable furniture, furnishings or equipment not affixed to or in the Leased Premises at the expense of Tenant.  If and to the extent Landlord does not elect that any Minor Alterations remain upon and be surrendered with the Leased Premises at the expiration or termination of the Term, or Landlord notifies Tenant of the requirement of removal when providing approval for any other alterations, Tenant shall, at its sole cost and expense, remove such alterations, restore the affected area to the condition existing prior to the construction or installation of any such alteration and repair any damage caused by such removal.

13.                   MAINTENANCE AND REPAIRS.

a)         Tenant shall keep the interior of the Leased Premises and the fixtures, improvements, equipment and finishes and any alterations therein in clean, safe and sanitary condition and in good order and repair, will take good care thereof and will suffer no waste or injury thereto.  Maintenance and repair of such finishes and equipment, including kitchen appliances and fixtures, showers, or supplemental air-conditioning equipment, whether installed by Tenant or by Landlord on behalf of Tenant and whether installed at Tenant's or Landlord's expense, shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith.

b)         All aforesaid repairs, restorations and replacements shall be in quality and class equal to the previously existing work or installations and shall be performed under the direction and to the satisfaction of Landlord.

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c)         If Landlord deems any repair which Tenant is required to make hereunder to be necessary, Landlord may demand that Tenant promptly make such repair.

d)         Except for the maintenance and repair of the Leased Premises, which is the sole responsibility of Tenant as provided hereinabove, Landlord shall, as part of Building Operating Expenses, maintain the Building and repair the structural portions thereof, including, without limitation, the roof, roof membrane, roof covering (including interior ceiling if damaged by leakage from the roof), exterior glass, load-bearing walls, floor slabs, masonry walls, footings, and foundations, exterior paint, and all electrical, plumbing, HVAC and other systems and equipment used in operation thereof, which Landlord deems reasonably necessary or desirable to keep the Building in good order and repair.  Replacements to the Building and structural portions thereof shall be made at Landlord’s sole cost and expenses without reimbursement or contribution by Tenant.  Landlord warrants that any maintenance and/or repair undertaken by Landlord with respect to the Leased Premises shall be of good, workmanlike quality consistent with that of first-class office buildings, and Landlord shall promptly repair or replace any material defects in such work.  Notwithstanding the foregoing, to the extent any damage to the Building is caused by acts or omissions of Tenant, its agents, customers, employees or invitees, Tenant will make such repairs (under Landlord's supervision and to its satisfaction) and bear the sole cost thereof.  Tenant agrees to notify Landlord of the necessity for any repairs of which Tenant may have knowledge and for which Landlord may be responsible under the provisions of the first sentence of this paragraph.  In the event that Landlord is responsible for such repairs, Landlord shall commence such repairs promptly after receiving notification of same.  Landlord shall not be liable for any maintenance, repair or replacements to the Building necessitated by alterations, decorations, installations, additions or improvements made by Tenant, and Tenant shall be responsible for and correct any such Tenant work necessitating such maintenance, repair or replacements (under Landlord’s supervision).

14.       ALTERATIONS TO BUILDING AND COMMON AREAS.  Tenant acknowledges and makes this Lease with the distinct understanding and agreement that Landlord shall have the right and privilege to make such alterations, structural changes, refurbishments, renovations and repairs to the Common Areas as it may deem desirable and advisable without any liability to Tenant therefor, provided that such alterations, structural changes, refurbishments, renovations and repairs do not materially adversely affect Tenant’s use of or access to the Leased Premises.  Landlord shall have the right to expand Libbie Mill – Midtown to adjoining or nearby property and to add to, remove, relocate, replace, erect or remove buildings or other structures and/or otherwise change any improvements associated with Libbie Mill – Midtown or later constructed and to make all such other changes to the size, location and arrangement of the improvements within Libbie Mill – Midtown as Landlord deems advisable, whether in the Common Areas or other portions of Libbie Mill – Midtown, including, without limitation, expanding and/or subdividing Libbie Mill – Midtown, granting licenses and easements to others, and remodeling or changing the interior and/or exterior surfaces of the structures within Libbie Mill – Midtown, provided such alterations do not diminish or interfere with Tenant’s occupancy.

15.       COMMON AREAS/PARKING.  The Owner’s Association shall have the exclusive control and management of the Common Areas, and shall have the right to close temporarily all or any portion of the Common Areas and to do and perform such other acts in and to said areas as the Owner’s Association shall determine to be advisable in its sole judgment;

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provided, however, Landlord shall ensure that the Owner’s Association will take no action that will materially interfere with Tenant’s Allowable Use of the Leased Premises or the Common Areas.  Landlord will use its best efforts to ensure that the Owner’s Association operates and maintains the Common Areas in good order, condition, and repair and with such personnel as the Owner’s Association shall determine from time to time.  A vehicle charging station shall be provided in the Common Areas.  Tenant acknowledges that Libbie Mill – Midtown is a mixed use community and is designed with Shared Use Parking. “Shared Use Parking” means a parking management system that uses standards for mixed use developments established by the Institute of Transportation Engineers (ITE) Handbook with parking spaces being shared by more than one user, allowing parking facilities to be used more efficiently.  The Leased Premises shall include the right to up to five (5) reserved parking spaces during Tenant’s Business Hours, subject to Landlord’s written approval of the location of such reserved parking spaces and any signage to be installed in connection with such reserved parking spaces.  The use of the parking garage shall be governed by rules and regulations adopted from time to time by Landlord or the parking garage operator, as applicable.

16.       NOISE.  Tenant will not conduct any activity in the Leased Premises which will create excessive noise.

17.       INDEMNIFICATION AGAINST LIENS.  No interest of Landlord whether personally or in the Leased Premises, or in the underlying land or Building of which the Leased Premises are a part or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder.  Further, Tenant acknowledges that Tenant, with respect to improvements or alterations made by Tenant or caused to be made by Tenant hereunder, shall promptly notify the contractor making such improvements to the Leased Premises of this provision exculpating Landlord's liability for such liens.

Notwithstanding the foregoing, if any mechanic's lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Leased Premises or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work, action or inaction done by or at the direction of Tenant, Tenant will discharge same of record within ten (10) days after the filing thereof, failing which Tenant will be in default under this Lease.  In such event, without waiving Tenant's default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon written request Tenant will reimburse Landlord for all reasonable costs and expenses so incurred by Landlord.

18.       ESTOPPEL CERTIFICATE.  Tenant agrees that from time to time, upon not less than twenty (20) days prior written request by Landlord, Tenant will deliver to Landlord, at no cost to Landlord, a statement in writing certifying (to the extent true at such time) (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which Rent and other charges have been paid; (c) that Landlord is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail; (d) whether or not Tenant is in occupancy of the Leased Premises, and (e) such other information pertaining to this Lease and Tenant as Landlord, its mortgagee or its prospective mortgagee may reasonably request.  Failure by Tenant to so reply within three (3) business days after a second request shall be deemed confirmation by

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Tenant that the parties are in good standing under the Lease.  Landlord agrees that from time to time, upon not less than twenty (20) days prior written request by Tenant, Landlord will deliver to Tenant, at no cost to Tenant, a statement in writing certifying (to the extent true at such time) (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which Rent and other charges have been paid; (c) that Tenant is not in default under any provisions of this Lease, or, if in default, the nature thereof in detail; and (d) such other information pertaining to this Lease and Landlord as Tenant may reasonably request.  Failure by Landlord to so reply within three (3) business days after a second request shall be deemed confirmation by Landlord that the parties are in good standing under the Lease.

19.       SUBORDINATION OF LEASE.  This Lease shall be subject and subordinate to any mortgage or deed of trust or ground lease (including all renewals, modifications and extensions thereof) now or hereafter encumbering or affecting the Building or the land thereunder or Landlord's interest therein; provided, however, that so long as Tenant is not in default under this Lease beyond applicable notice and cure periods, neither this Lease nor Tenant’s right to remain in exclusive possession of the Leased Premises shall be affected or disturbed by reason of any default under any such mortgage, deed of trust, or ground lease, and if such mortgage or deed of trust shall be foreclosed or if such mortgagee or trustee shall exercise any of its remedies under such mortgage or deed of trust, this Lease and all of Tenant’s rights and obligations under this Lease shall survive such foreclosure and continue in full force and effect.  This provision shall be self-operative without the execution of any further instruments.  Notwithstanding the foregoing, however, Tenant hereby agrees to execute any reasonable instrument(s) which Landlord, its mortgagee or prospective mortgagee may deem desirable to evidence the subordination of this Lease to any and all such mortgages or ground leases, including but not limited to a Subordination, Non-Disturbance and Attornment Agreement in the form attached hereto as Exhibit “D”, which shall be executed by Landlord, Tenant and Landlord’s mortgagee within sixty (60) days after the Effective Date.

20.       ATTORNMENT.  If the interests of Landlord under this Lease shall be transferred voluntarily or by reason of the termination of any ground or underlying leases or by reason of foreclosure or other proceedings for enforcement of any mortgage on the Leased Premises, Tenant shall, at the election of such transferee, be bound to such transferee (herein sometimes called the “Successor Landlord”) for the balance of the term hereof remaining, and any extensions or renewals thereof which may be effected in accordance with the terms and provisions hereof, with the same force and effect as if the Successor Landlord were Landlord under this Lease, and Tenant does hereby agree to attorn to the Successor Landlord, including the mortgagee under any such mortgage or the lessor under any such ground lease if it be the Successor Landlord, as its landlord under this Lease upon the then existing terms of this Lease.  The foregoing attornment shall be effective and self-operative without the execution of any further instruments, upon the Successor Landlord succeeding to the interest of Landlord under this Lease.  Notwithstanding the foregoing, however, Tenant hereby agrees to execute any reasonable instrument(s) which Successor Landlord or its prospective mortgagee may deem desirable to evidence said attornment by Tenant.  In the event of such transfer of Landlord's interests, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under this Lease or otherwise and Landlord's successor by acceptance of Rent from Tenant hereunder shall become liable and responsible to Tenant in respect to all obligations of “Landlord” arising during the period of such

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successor Landlord's ownership of Landlord's interest hereunder, and not for any obligations of Landlord or any prior successor Landlord or any claim by or cause of action of Tenant arising or accruing prior to such successor Landlord's becoming the owner of Landlord's interest under this Lease.

21.       ASSIGNMENT OR SUBLETTING.  Without the written consent of Landlord first obtained in each case, Tenant shall not assign, transfer, mortgage, pledge, or otherwise encumber or dispose of this Lease or sublet the Leased Premises or any part thereof or permit the Leased Premises to be occupied by other persons, except that Tenant may, without Landlord’s consent, assign or transfer this Lease or sublease the Leased Premises or any part thereof to any affiliate or subsidiary of Tenant.  Landlord's exercise of its consent shall be in its reasonable discretion.  In furtherance thereof, in the case of a subletting, Landlord's consent may be predicated, among other things, upon Landlord becoming entitled to collect and retain all Rent and any other economic consideration payable under the sublease, and in the case of an assignment, Landlord's consent may be predicated, among other things, upon Landlord's right to require additional guaranties of payment and performance of the obligations of “Tenant” under this Lease, and further upon Landlord's becoming entitled to collect and retain one-half of any economic consideration for said assignment paid or payable by the prospective assignee to Tenant.  Tenant shall pay all reasonable attorneys' fees and costs incurred by Landlord pursuant to this Section in connection with Landlord's review of any proposed assignment or sublease up to Two Thousand Five Hundred and No/100 Dollars ($2,500.00).  If this Lease is assigned, or if the Leased Premises or any part thereof is subleased or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect or accept Rent from the assignee, subtenant, or occupant and apply the net amount collected or accepted to the Rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant, or occupant as Tenant, nor shall it be construed as, or implied to be, a release of Tenant or any guarantor of the Lease from the further observance and performance by Tenant of the terms, provisions, covenants and conditions herein contained.

The consent by Landlord to any assignment or subletting hereunder shall not be construed as releasing Tenant from any liability hereunder or as constituting the consent by Landlord to any subsequent assignment or subletting, which subsequent assignment or subletting shall require the prior written approval of Landlord as provided herein in each instance.  In the event an assignment is permitted by Landlord, contemporaneously with the granting of Landlord’s consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder and upon such assumption such assignee shall be jointly and severally liable with Tenant for performance of the covenants, duties, and obligations of Tenant hereunder (but any assignee who does not expressly assume such obligations in writing shall nevertheless be deemed to have assumed such obligations by acceptance of any such assignment).  Any assignment, subletting, hypothecation, pledging or other disposition of Tenant's interest hereunder, in violation of the terms hereof shall be deemed null and void, and shall constitute an act of default hereunder.

Upon notice to Landlord of a proposed sublease, assignment or other transfer of all or any portion of the Leased Premises for the balance of the Lease Term (the "Proposed Space"), Landlord shall have the option, within thirty (30) days after its receipt of such notice, to terminate this Lease with respect to the Proposed Space by written notice to Tenant (the “Termination

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Notice”), whereupon the parties hereto shall have no further rights or liabilities with respect to the Proposed Space except for those accruing prior to the effective date of such termination and as otherwise expressly set forth herein; provided, however, within ten (10) days after receipt of the Termination Notice, Tenant shall have the right, by written notice to Landlord, to withdraw the notice of a proposed sublease, assignment, or other transfer, in which case this Lease shall continue in full force and effect.

22.       SUCCESSORS AND ASSIGNS.  All terms, provisions, covenants and conditions to be observed and performed by Tenant shall be applicable to and binding upon Tenant's respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by Tenant as provided herein.  All expressed covenants of this Lease shall be deemed to be covenants running with the land.

23.       HOLD HARMLESS.  Tenant shall, at all times, indemnify and hold harmless Landlord from all losses, damages, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of Tenant or any other person for any injuries or damages to the person or property of Tenant, or such other person, consequent upon or arising from the use or occupancy of the Leased Premises by Tenant, or consequent upon or arising from any acts, omissions, neglect or fault of Tenant, its agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from a breach of this Lease by Tenant (including without limitation any present or future federal, state or local laws, rules, regulations or ordinances pertaining to hazardous substances, environmental concerns, and occupational safety and health requirements) or Tenant's failure to comply with any laws, statutes, ordinances, codes or regulations as required herein (including without limitation any present or future federal, state or local laws, rules, regulations or ordinances pertaining to hazardous substances, environmental concerns, and occupational safety and health requirements) unless such losses, damages, liabilities and expenses arise as a result of the negligence of Landlord.  Landlord shall, at all times, indemnify and hold harmless Tenant from all losses, damages, liabilities and expenses, which may arise or be claimed against Tenant and be in favor of Landlord or any other person for any injuries or damages to the person or property of Landlord, or such other person, consequent upon or arising from any acts, omissions, neglect or fault of Landlord, its agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from a breach of this Lease by Landlord or Landlord’s failure to comply with any laws, statutes, ordinances, codes or regulations as required herein (including without limitation any present or future federal, state or local laws, rules, regulations or ordinances pertaining to hazardous substances, environmental concerns, and occupational safety and health requirements) unless such losses, damages, liabilities and expenses arise as a result of the negligence of Tenant.

24.                   INSURANCE COVERAGE.

a)         Tenant, at its sole expense, shall obtain and keep in force during the Lease Term (as well as prior and subsequent thereto if Tenant should then use or occupy any portion of the Leased Premises), with an insurance company licensed to do business in the Commonwealth of Virginia and rated A-VII or better by Best’s Insurance Reports, the following insurance coverage: (i) comprehensive general liability insurance, including coverage for bodily injury and death, property damage and personal injury and contractual liability as referred to below, in an amount not less than the amount set forth in Item 10 of the BLI Rider, combined single limit per

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occurrence for injury (or death) and damage to property, (ii) insurance on an “all risk” basis, including sprinkler leakage, vandalism, malicious mischief, fire, flood and extended coverage, covering all improvements to the Leased Premises, fixtures, furnishings, removable floor coverings, equipment, signs and all other decorations or stock in trade, inventory and personal property of Tenant, in amounts not less than one hundred percent (100%) of the replacement value thereof, and (iii) workers’ compensation and employer's liability insurance, if required by statute, with not less than the maximum statutory limits of coverage.  Such policies will (1) include Landlord and Landlord’s mortgagee as additional insureds, (2) be considered primary insurance and non-contributory, (3) include within the terms of the policy or by contractual liability endorsement coverage insuring Tenant's indemnity obligations under Section 23, and (4) provide that it may not be cancelled or changed without at least thirty (30) days prior written notice from the company providing such insurance to each party insured thereunder.

b)         The insurance coverage to be provided by Tenant will be for a period of not less than one (1) year.  On or before the Commencement Date, Tenant will deliver to Landlord original certificates of all such insurance, together with proof of payment of the premium therefor; thereafter, at least thirty (30) days prior to the expiration of any policy, Tenant will deliver to Landlord such original certificates as will evidence a paid-up renewal or new policy to take the place of the one expiring.

c)         Landlord shall maintain during the Term the following insurance: (i) property damage insurance on an “all risk” basis covering the Leased Premises, the Building, and the Common Areas in an amount equal to at least full replacement cost thereof, and (ii) comprehensive general liability insurance, including coverage for bodily injury and death, property damage and personal injury and contractual liability as referred to below, in an amount not less than the amount set forth in Item 10 of the BLI Rider, combined single limit per occurrence for injury (or death) and damage to property.  Such policies will (1) include Tenant as additional insured, (2) be considered primary insurance, (3) include within the terms of the policy or by contractual liability endorsement coverage insuring Landlord’s indemnity obligations under Section 23, and (4) provide that it may not be cancelled or changed without at least thirty (30) days prior written notice from the company providing such insurance to each party insured thereunder.  The insurance coverage to be provided by Landlord will be for a period of not less than one (1) year.  Landlord shall make available to Tenant evidence of the above insurance upon request.

d)         If Landlord's insurance premiums exceed the standard premium rates because of the nature of Tenant's use of the Leased Premises, then Tenant shall, upon receipt of appropriate invoices from Landlord, reimburse Landlord for such increase in premiums.  It is understood and agreed between the parties hereto that any such increase in premiums shall be considered as Rent due and shall be included in any lien for Rent.  Tenant shall comply with any and all requirements of Landlord's insurer(s).

e)         To the extent that such insurance is in force and collectible and to the extent permitted by law, Landlord and Tenant hereby mutually waive and release all rights of subrogation under its insurance policies discussed above and each of Landlord and Tenant will cause each such insurance policy to be properly endorsed to evidence such waiver and release of subrogation.

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25.       DAMAGE OR DESTRUCTION.  In the event of damage or destruction of all or any portion of the Leased Premises such that the cost to restore the Leased Premises to a condition substantially similar to the condition of the Leased Premises on the Commencement Date exceeds fifty percent (50%) of Landlord’s estimated cost to completely restore the Leased Premises to said condition or if the estimated time period to restore by a licensed architect or engineer is more than one (1) year, Tenant or Landlord shall have the option to terminate this Lease by giving written notice thereof to the other within sixty (60) days after the date of the casualty, whereupon Rent shall be apportioned as of the date of such destruction, any prepaid rents or deposits shall be returned, and the parties shall be released of all further duties and obligations hereunder, except those provisions which specifically survive the termination or expiration of this Lease.  If this Lease is not so terminated, Landlord shall, at its sole expense, rebuild, repair or restore the Leased Premises to a condition substantially similar to the condition of the Leased Premises on the Commencement Date as soon as reasonably practicable, and the Rent shall be abated during such rebuilding, repair and restoration.

26.       EMINENT DOMAIN.  In the event of condemnation or other similar taking or transfer due to governmental order, of all or any portion of the Leased Premises which renders the Leased Premises reasonably and economically unsuitable for Tenant’s business, as reasonably and mutually determined by Landlord and Tenant, at Tenant’s option, this Lease shall (a) terminate, in which case Rent shall be apportioned as of such date, any prepaid rents or deposits shall be returned, and Landlord and Tenant shall be released of all further duties and obligations hereunder, except those provisions which specifically survive the termination or expiration of this Lease; or (b) continue in full force and effect except that the Rent shall be reduced by a percentage which is equivalent to the percentage of the Leased Premises so taken.  All sums awarded (or agreed upon between Landlord and the condemning authority) for the taking of the interest of Landlord and/or Tenant, whether as damages or as compensation and whether for partial or total condemnation shall be the property of Landlord, except that Tenant shall be entitled to file its own claim in such condemnation proceeding based upon Tenant’s loss by virtue of such condemnation, provided that any such action maintained by Tenant shall not interfere with any claim filed by Landlord or diminish any award made to Landlord.

27.       DEFAULT.  Each of the following shall constitute an “event of default” under this Lease:

a)         If Tenant fails to make any payment of Rent when due hereunder and such default continues for ten (10) days after notice thereof in writing from Landlord to Tenant; or

b)         If Tenant fails to keep in force the insurance policies required by Tenant pursuant to Section 24 in the manner and on such terms as provided for therein and such failure continues for ten (10) days after notice thereof in writing from Landlord to Tenant; or

c)         If Tenant violates the provisions of Section 21 by attempting to make an unpermitted assignment or sublease and Tenant does not void such unpermitted assignment or sublease within ten (10) days after notice thereof in writing from Landlord to Tenant; or

d)         If Tenant or any guarantor of this Lease shall become insolvent or unable to pay its debts as such become due or file any debtor proceedings or if Tenant or any guarantor shall

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take or have taken against either party in any court pursuant to any statute either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver for Tenant's property or for a guarantor's property, or if Tenant or any such guarantor makes an assignment for the benefit of creditors, or petitions or enters into an arrangement for the benefit of creditors;

e)         If Tenant shall, for a period of five (5) consecutive days, abandon or vacate the Leased Premises, or remove the major portion of the goods, wares, equipment or furnishings usually kept on said Leased Premises, or cease doing business in the Leased Premises (except in the case of a permitted assignment or subletting); or

f)          If Tenant fails to take possession of the Leased Premises on the Commencement Date; or

g)         If Tenant permits anything to be done which creates a lien upon the Leased Premises and fails to discharge such lien as required by Section 17; or

h)         If Tenant fails to perform any other term, provision, covenant or condition of this Lease on Tenant's part to be performed, and Tenant fails to cure such default within fifteen (15) days after written notice thereof (or if such default cannot be reasonably cured within fifteen (15) days, then within a reasonable period after such notice, provided that Tenant has commenced such cure within fifteen (15) days and diligently pursues same to completion).

28.       REMEDIES.  If an event of default has occurred under this Lease, Landlord may, at its option, in addition to such other remedies as may be available at law and in equity (which remedies shall be cumulative and not mutually exclusive), (i) if Tenant has not commenced to cure and shall be diligently pursuing cure of such default within fifteen (15) days after receipt of written notice of Landlord’s intent to terminate (for the avoidance of doubt, such written notice shall be in addition to any notice required pursuant to Section 27 above), terminate this Lease and Tenant's right of possession; or (ii) terminate Tenant's right to possession but not the Lease and/or proceed in accordance with one or more of the following provisions:

a)         If the default by Tenant is Tenant’s failure to pay Rent, Landlord may reenter the Leased Premises, and, in accordance with applicable law, remove Tenant and all other persons and property from the Leased Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to reenter or to institute legal proceedings to that end.  Any and all property which may be removed from the Leased Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk, cost and expense of Tenant, all without service of notice or resort to legal process, and without being deemed guilty of trespass, eviction or forcible entry or detainer, in accordance with applicable law, and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law; or

b)         Landlord may accelerate the whole or any part of the Rent for the balance of the Term (excluding any Renewal Term that has not been exercised by Tenant), and declare the same, discounted to present value, plus Landlord’s reasonable estimated costs and expenses of reletting the Leased Premises, including brokerage fees, reasonable attorneys’ fees, and the costs

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of alterations and repairs (collectively, the “Estimated Reletting Costs”), and reduced by the present value of the market rate of rent for the Leased Premises for the balance of the Term, less the reasonable time to relet the Leased Premises, discounted to present value (the “Estimated Future Rent”), to be immediately due and payable.  Landlord shall be required to provide Tenant with reasonable documentation to support the Estimated Reletting Costs, and Tenant shall be required to provide Landlord with reasonable documentation to support the Estimated Future Rent; or

c)         Landlord may relet the Leased Premises or any part thereof, with or without any furniture, trade fixtures or equipment that may be therein, as the agent of Tenant to any person for such Rent for such time and upon such terms as Landlord in Landlord's sole discretion shall determine.  Landlord may make repairs, alterations and additions in or to the Leased Premises and redecorate the same to the extent deemed by Landlord necessary or desirable, and Tenant shall, upon demand, pay the commercially reasonable cost thereof, together with any other expenses, such as (by way of illustration and not limitation) attorneys', brokerage and advertising fees and costs; or

d)         Tenant or its legal representatives will also pay on demand to Landlord as liquidated damages any deficiency between the Rent hereby reserved and/or agreed to be paid in the Lease and the net amount, if any, of the Rent and other sums collected on account of the Lease or leases of the Leased Premises for each month of the period which would otherwise have constituted the balance of the Lease Term.

In the event Landlord exercises any remedy against Tenant arising from an event of default under this Lease, Landlord shall attempt to mitigate damages by using commercially reasonable efforts to seek to relet the Leased Premises.

29.       WAIVER OF LANDLORD’S LIEN.  Landlord hereby waives any contractual, statutory or other Landlord’s lien on Tenant’s furniture, fixtures, goods and chattels of Tenant which shall or may be brought or put on or into said Leased Premises.

30.       WAIVER OF DEFAULT.  Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as may be lawful or authorized hereunder, in law and/or in equity.  No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall affect any default other than the default specified in such waiver and that only for the time and extension therein stated.  No waiver of any term, provision, condition or covenant of this Lease by Landlord shall be deemed to imply or constitute a further waiver by Landlord of any other term, provision, condition or covenant of this Lease.

Payment by Tenant or receipt by Landlord of a lesser amount than the Rent or other charges herein stipulated may be, at Landlord's sole option, deemed to be on account of the earliest due stipulated Rent or other charges, or deemed to be on account of Rent owing for the current period only, notwithstanding any instructions by or on behalf of Tenant to the contrary, which instructions shall be null and void, and no endorsement or statement on any check or any letter accompanying any check payment as Rent or other charges shall be deemed an accord and satisfaction, and

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Landlord shall accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other charges or pursue any other remedy in this Lease or in law or in equity against Tenant.

31.       SELF-HELP.  If Tenant defaults in the making of any payment or in the doing of any act under this Lease required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of the expense thereof, if made or done by Landlord, with interest thereon at the Default Rate, together with an administrative charge equal to ten percent (10%) of such expense plus Landlord’s reasonable attorneys’ fees incurred by Landlord in recovering such amount from Tenant.  Such payment and interest shall constitute Rent hereunder due and payable within five (5) days after Landlord’s demand therefor.  If Landlord defaults in the doing of any act under this Lease required to be made or done by Landlord, then Tenant may, but shall not be required to, do such act, and recover from Landlord the amount of the expense thereof, if done by Tenant, with interest thereon at the Default Rate, together with an administrative charge equal to ten percent (10%) of such expense plus Tenant’s reasonable attorneys’ fees incurred in recovering such amount from Landlord.

32.       NON-PERFORMANCE BY LANDLORD.

a)         In the event of any claim by Tenant that Landlord has defaulted under this Lease, Tenant shall, prior to taking any action, deliver a notice to Landlord, specifying the nature of such default, and thereafter Landlord shall have fifteen (15) days, or such longer period as may be reasonable, provided that Landlord has commenced such cure within fifteen (15) days and diligently pursues same to completion, to cure any such default for which Landlord is liable.

b)         In the event of a default by Landlord of its obligations under this Lease which default is not cured within the applicable grace period (as same may be extended pursuant to the preceding paragraph), Tenant shall have the right to sue Landlord for damages directly resulting from such default, or if Landlord has not commenced to cure such default within fifteen (15) days after receipt of Tenant’s default notice, upon Landlord’s failure to commence cure and diligently pursue same to completion within a second fifteen (15) day period after receipt of written notice of Tenant’s intent to terminate, terminate this Lease.  Notwithstanding any other provision contained herein to the contrary, Landlord's liability hereunder, in the event of any uncured default by Landlord, shall be limited to Landlord's equity interest in the Building, it being understood that no other assets of Landlord shall be subject to any judgment against Landlord hereunder.

33.       ATTORNEYS' FEES.  In the event of any controversy arising under or relating to the interpretation or implementation of this Lease or any breach thereof, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees and all expenses and costs incurred pertaining thereto (including costs and fees relating to any appeal and any other costs of collection), and in enforcement of any remedy.

34.       RIGHT OF ENTRY.  Landlord, or any of its agents, shall have the right at reasonable and mutually agreeable times, but with at least twenty-four (24) hours advance written notice to Tenant, to enter the Leased Premises to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of the Building, or to show the same to prospective lenders or purchasers.  Landlord

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may also exhibit said Leased Premises to prospective tenants at any time within two hundred seventy (270) days before the expiration of the Lease Term.  Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease.  Tenant shall provide Landlord with information relating to any security system installed by Tenant within the Leased Premises such that Landlord may at all times freely exercise its rights under this Section.

35.       NOTICE.  Any notice given to Landlord as provided for in this Lease shall be in writing and shall be sent to Landlord by certified United States mail, postage paid, return receipt requested, by hand delivery, overnight delivery by a nationally recognized overnight delivery service (e.g., Federal Express) addressed to Landlord at Landlord's address set forth above.  Any notice to be given Tenant under the terms of this Lease, unless otherwise stated herein, shall be in writing and shall be sent by certified United States mail, postage paid, return receipt requested or by facsimile transmission or hand delivered to Tenant at the Leased Premises, with a copy to Troutman Sanders LLP, 1001 Haxall Point, 15th Floor, Richmond, VA 23219, Attn: Carl H. Bivens.  Either party, from time to time, by such notice, may specify another address to which subsequent notice shall be sent.  If sent by certified mail, the notice shall be deemed effectively made when the receipt is signed or when the attempted initial delivery is refused, and if sent by personal delivery, or facsimile, the notice shall be effective when received.

36.       CONDITION OF LEASED PREMISES ON TERMINATION OF LEASE.  Tenant agrees to surrender to Landlord, at the end of the term of this Lease and/or upon any cancellation of this Lease, said Leased Premises in good, broom-clean  condition, ordinary wear and tear not caused by Tenant's negligence, excepted.  Where furnished by Tenant, all movable property, furniture and furnishings other than those affixed to the Leased Premises shall remain the property of Tenant (except in the case of a default by Tenant).  Tenant shall remove all such property prior to the date Tenant vacates the Leased Premises, and will promptly restore all damage caused in connection with any removal of such personal property.  In the event Tenant fails to do so, all such property shall be deemed abandoned by Tenant and Landlord shall have the right to deal with the same as Landlord sees fit, including, without limitation, disposing of or storing the same at Tenant’s expense. If Tenant, during the Lease Term, installs or causes to be installed fixtures (other than trade fixtures) or any tenant improvements, Landlord shall have the option of retaining the same or requiring Tenant to remove the same.  Should Landlord elect to cause Tenant to remove such items, the cost of removal of same, upon Landlord's election and notice to Tenant, shall be borne by Tenant.  Landlord has no obligation to compensate Tenant for any items which are required hereunder to remain on or with the Leased Premises.

37.       HOLDING OVER.  Tenant agrees that if Tenant does not surrender said Leased Premises to Landlord at the end of the Term of this Lease then Tenant will pay to Landlord, to the extent permitted by law, one hundred fifty percent (150%) of the amount of the Rent paid by Tenant for the last month of the Lease Term for each month or portion thereof that Tenant holds over.   If Tenant remains in occupancy of any portion of the Leased Premises after the expiration of the Term and does not surrender possession of the Leased Premises within thirty (30) days after Landlord notifies Tenant that Landlord has secured a signed lease agreement for the lease of any portion of the Leased Premises by a new tenant, Tenant shall be liable to Landlord for all direct and consequential damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of the Leased Premises, and will indemnify and save Landlord harmless

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from and against all claims made by any succeeding tenant of the Leased Premises against Landlord on account of such delay of Landlord in delivering possession of the Leased Premises to said succeeding tenant to the extent that such delay is occasioned by such failure of Tenant to so surrender the Leased Premises in accordance herewith.

No receipt of money by Landlord from Tenant after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment, or otherwise limit or affect any other remedies available to Landlord hereunder.

38.       SURRENDER.  No act or thing done by Landlord or its agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless it be made in writing by a duly authorized officer or agent of Landlord.

39.       PERSONAL PROPERTY TAX.  Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the Term of this Lease against any personal property of any kind, owned by or placed in, upon or about the Leased Premises by Tenant.

40.       SIGNS.  Tenant shall have no right to place any signs, posters or plaques on the interior windows or glass doors of the Leased Premises without Landlord's prior written consent.  Tenant shall remove all Landlord signage on the Leased Premises prior to opening for business in the Leased Premises.  Tenant shall have the right to place signage in compliance with Landlord’s Signage Criteria for Office Signage District as set forth on Exhibit “E”.  All signs shall be installed at Tenant’s sole cost and expense and in compliance with all applicable laws, ordinances and regulations, and the County of Henrico, Virginia’s signage requirements.  Tenant is solely responsible for satisfying the County of Henrico signage requirements with respect to its exterior signage.  Tenant’s signage shall be installed by Tenant within thirty (30) days after Tenant’s opening for business in the Leased Premises.  Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord’s opinion, tends to impair the reputation of Libbie Mill – Midtown or the Building or its desirability as a high quality mixed use community.  Landlord shall have the unrestricted right to change the Building's name or street address; provided, however, in connection with any such change, Landlord shall promptly reimburse Tenant for Tenant’s actual costs in re-signing, issuing new letterhead, issuing new business cards, and other such matters, with such reasonable actual costs not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00) for each such change.  Any signs installed by Tenant without Landlord’s consent may be removed by Landlord at Tenant’s sole cost and expense.

41.       TRIAL BY JURY.  It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Leased Premises.

42.       INVALIDITY OF PROVISION.  If any term, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid

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or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

43.       GOVERNING LAW.  This Lease shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia.

44.       TIME OF ESSENCE.  It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

45.       MISCELLANEOUS.  The terms “Landlord” and “Tenant” as defined in this Lease shall include their respective heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits (but nothing in this Section shall constitute a consent by Landlord to any assignment or subletting by Tenant).  Whenever the context of this Lease admits or requires, words in the singular shall include the plural, words in the plural shall include the singular and pronouns of any gender shall include all other genders.  Paragraph and section headings contained in this Lease are solely for convenience and shall not affect its construction.  All references in this Lease to paragraphs, sections or exhibits refer to the respective parts of this Lease unless such reference expressly identifies another document.  All references in this Lease to the term “person” shall be deemed to include individuals, children, firms, associations, joint ventures, partnerships, estates, trusts, business trusts, syndicates, fiduciaries, corporations, and all other groups or combinations. This Lease shall be construed without regard to any presumption or rule requiring construction against the party who drafted the Lease.

46.       EFFECTIVE DATE.  Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Leased Premises or any other space or premises in, on or about the Building.  This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant (the “Effective Date”).

47.       COUNTERPARTS.  This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one instrument.

48.       NO RECORDING.  Neither this Lease, any short form of this Lease nor any instrument which makes any reference to this Lease may be recorded by Tenant or Landlord in the Clerk’s Office for the Circuit Court for the County of Henrico, Virginia.  Any such recording shall constitute a default hereunder.

49.       INTENTIONALLY DELETED.

50.       AUTHORITY.  If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the Commonwealth of Virginia and in good standing with the Commonwealth of Virginia, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action.  If Tenant signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied

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with all applicable laws, rules and governmental regulations relative to Tenant's right to do business in the Commonwealth of Virginia, that such entity has the full right and authority to enter into this Lease and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.  Execution hereof on behalf of Landlord shall constitute a representation and warranty by Landlord that Landlord has complied with all applicable laws, rules and governmental regulations relative to Landlord's right to do business in the Commonwealth of Virginia, that such entity has the full right and authority to enter into this Lease and that all persons signing on behalf of Landlord were authorized to do so by any and all necessary or appropriate limited liability company actions.

51.       BROKERAGE.  Landlord and Tenant each represent and warrant one to the other that except as set forth in Item 11 of the BLI Rider, neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof.  Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord agrees to pay the commissions due to the Tenant’s Broker (as defined in Item 11 of the BLI Rider) pursuant to a separate written agreement between Landlord and Tenant’s Broker.

52.       ENTIRE AGREEMENT.  This Lease contains the entire agreement between the parties hereto and supersedes all previous negotiations leading thereto, and it may be modified only by an agreement in writing executed and delivered by Landlord and Tenant.  Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or prior or contemporaneous oral promises, agreements or warranties except such as are expressed herein.  Any formally executed addendum to or modification of this Lease shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated therein.

As of the date hereof, this Lease consists of thirty three (33) pages, plus the BLI Rider, the Option to Renew Rider, Exhibit “A” (PUP and PROFFERS), Exhibit “B” (“Prohibited Uses”), Exhibit “C” (Rules and Regulations), Exhibit “D” (Subordination, Non-Disturbance and Attornment Agreement), Exhibit “E” (“Landlord’s Signage Criteria”), Exhibit “F” (BOMA Calculations), Exhibit “G” (Notice of Delivery and Acceptance”), Exhibit “H” (Landlord’s Wiring Instructions), Exhibit “I” (Guaranty), Exhibit “J” (Janitorial Specifications), and Exhibit “K” (Landlord’s Work).  In addition, one or more Riders are attached.  In the event one or more Riders are attached hereto, the provisions thereof shall govern over any inconsistent provision in the body of this Lease.

53.       DEED OF LEASE.  This Lease is hereby deemed to be a deed of lease executed under seal.

54.       ENVIRONMENTAL HAZARDS. Landlord is not aware of any past or present release of any hazardous substances, hazardous materials, toxic substances or other similar or regulated substances, residues or wastes, pollutants, petroleum products and by-products (“Hazardous Materials”) at, on, under, or surrounding the Leased Premises and has not received any warning notices, notices of violation, administrative complaints, judicial complaints, or other formal or informal notices from any environmental or governmental agency alleging that the

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presence of Hazardous Materials at, on, under, or surrounding the Leased Premises is in violation of, or gives rise to liability under, any applicable federal, state or local laws, statutes, ordinances, regulations or rulings relating to preservation or protection of human health and the environment and/or relating to the handling, treatment or disposal of Hazardous Materials waste, including, without limitation, related to the release or threatened release of Hazardous Materials (“Environmental Laws”).  Tenant represents, warrants, covenants and agrees that it shall not transport, dispose of, or store in, on or around the Leased Premises any Hazardous Materials. Tenant shall document its hazardous waste disposal, if any, and keep the same on file for five (5) years and to document the same by one of the following types of documentation: a hazardous waste manifest; a bill of lading from a bonded hazardous substance transporter showing shipment to a licensed hazardous waste facility; or a confirmation of receipt of materials from a recycler, a waste exchange operation, or other permitted hazardous waste management facility.  Tenant agrees not to generate hazardous effluents.  In the event of a breach of the provisions of this Section 54 by either party, the other party shall, in addition to all of its rights and remedies under this Lease and pursuant to law, require such party to remove any or all of such hazardous materials from the Leased Premises in the manner prescribed for such removal by all requirements of law.  Tenant agrees to allow reasonable access to facilities for monitoring of the above by Landlord, Henrico County, the Virginia Department of Environmental Quality or any other local, state or federal governmental authority to assure compliance with the above as well as any other conditions relating to the use of the subject property.

Landlord agrees to indemnify and hold Tenant harmless from and against any and all liabilities, claims, damages, and expenses whatsoever arising from or incident to (a) the material inaccuracy of Landlord’s disclosure or breach of Landlord’s representation related to Hazardous Materials, and (b) the presence of Hazardous Materials in and around the Leased Premises which have not been introduced by Tenant.  Tenant agrees to indemnify and hold Landlord harmless from and against any and all liabilities, claims, damages, and expenses whatsoever arising from or incident to (x) the breach of Tenant’s covenants in this Lease related to Hazardous Materials, and (y) impairment of the environmental condition of the Leased Premises caused by Tenant’s operation on the Leased Premises.

The provisions of this Section 54 shall survive the expiration or sooner termination of this Lease.

55.       EXCULPATION.  Notwithstanding any provision in this Lease to the contrary, Tenant agrees to look solely to Landlord’s then interest in the Building for recovery of any judgment from Landlord, it being understood and agreed by Tenant that Landlord (or its representatives, agents, partners, shareholders, directors, employees, fiduciaries and officers) shall never be personally liable for any such judgment or for the payment of any monetary obligation due Tenant under this Lease or otherwise.  If this Lease is executed on behalf of Landlord by any other party acting as agent for Landlord, then said other party shall be deemed to be acting as agent only and shall not in any event be held liable to Tenant for the fulfillment or nonfulfillment of any of the terms, covenants or conditions of this Lease or for any action or proceeding that may be taken by Landlord against Tenant or by Tenant against Landlord, including but not limited to, any such action arising out of the performance or nonperformance by Landlord’s agent of any act pursuant to Landlord’s direction.  Any waiver of Landlord’s liability hereunder, including, but not limited to any waiver of subrogation rights, shall apply with equal force and effect to such agent,

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except when such liability arises out of the grossly negligent acts or omissions or willful misconduct of such agents.

56.       FORCE MAJEURE.  Whenever and to the extent that Landlord or Tenant shall be unable to fulfill, or shall be delayed or restricted in the fulfillment of any obligation, or the curing of a default, under any provision of this Lease, other than the payment of Rent, by reason of strike, lock-out, war or acts of military authority, rebellion or civil commotion, fire or explosion, flood, wind, water, earthquake, acts of God or other casualty or by reason of being unable to obtain any materials, goods, equipment, services, utilities or labor required to enable such party to fulfill such obligation or to cure such default or by reason of any statute or law or any regulation or order passed or made pursuant thereto or by reason of any order or direction of any administrator, controller, board or any governmental department or officer or other authority, or by reason of such party’s inability to obtain any permission or authority required thereby, or by reason of any other cause beyond such party’s control or not wholly or mainly within such party’s control, that delays the performance of any obligation under this Lease, despite such party’s commercially reasonable efforts to fulfill the obligation (“Force Majeure”), whether of the foregoing character or not, such party shall, so long as any such impediment exists, be relieved from the fulfillment of such obligation and the other party shall not be entitled to compensation for any damage, inconvenience, nuisance or discomfort thereby occasioned; provided however, that, if either party is to claim the occurrence of any event of Force Majeure, such party must give written notice to the other party of the occurrence of the event of Force Majeure within ten (10) days after such party has actual knowledge of occurrence of any such event of Force Majeure. If either party fails to deliver timely written notice of any such event of Force Majeure, such party shall not be entitled to any such relief from the fulfillment of such obligation. For the purposes of this section, “commercially reasonable efforts” means anticipating any potential Force Majeure event and addressing the effects of any such event (a) as it is occurring and (b) after it has occurred, to prevent or minimize any resulting delay to the greatest extent possible.

57.       SPECIAL BANKRUPTCY PROVISIONS.

a)         If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the “Bankruptcy Code”), to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person the assignment of this Lease.

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b)         Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq., shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.  Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

c)         Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code, 11 U.S.C. 502(b)(7).

58.       MOLD, MILDEW AND FUNGUS.  Tenant acknowledges that it is necessary for Tenant to provide appropriate climate control at the Leased Premises, keep the Leased Premises clean, and take other measures to retard and prevent mold and mildew from accumulating in the Leased Premises.  Tenant agrees to notify Landlord of any visible moisture accumulation on windows, walls and other surfaces as soon as reasonably possible, so that Landlord may arrange for its removal.  Tenant agrees not to block or cover any of the heating, ventilation or air-conditioning ducts in the Leased Premises.  Tenant shall run the air conditioning system in the Leased Premises to maintain the temperature in the Leased Premises at 78° F or less, to minimize humidity in the Leased Premises.  When Tenant receives knowledge of any of the following, Tenant agrees to promptly report to the Landlord: (i) any evidence of a water leak or excessive moisture in the Leased Premises, as well as in any storage room, garage or other common area; (ii) any evidence of mold or mildew-like growth that cannot be removed by simply applying a common household cleaner and wiping the area; and (iii) any inoperable doors or windows.  Landlord agrees to promptly repair any failure or malfunction in the heating, ventilation and air conditioning systems in the Leased Premises after notice thereof from Tenant.  Tenant shall be responsible for any damage to the Leased Premises and Tenant’s property as well as injury to the Tenant, its agents, employees, invitees, guests, licensees and customers resulting from Tenant’s failure to comply with the terms of this Section 58.

59.       USA PATRIOT ACT CERTIFICATION. Pursuant to Executive Order 13224, signed by President George W. Bush on September 24, 2001, each party hereby certifies that:

It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person," or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction directly or indirectly on behalf of, any such person, group, entity, or nation.

60.       CONFIDENTIALITY.  Landlord and Tenant agree that the terms and provisions of this Lease and any other information exchanged between the parties which is not generally known to the public shall be confidential, provided that nothing herein shall restrict or limit the parties’ from communicating with third parties such as lenders, attorneys, and shareholders to whom disclosure is necessary or required by law.  Landlord and Tenant acknowledge and agree that it shall not be a breach of this confidentiality provision to announce the existence of this Lease

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without disclosing the terms and provisions hereof.  Upon full execution of this Lease, Landlord and Tenant shall be permitted to issue public announcements regarding this Lease subject to reasonable approval from the other party of the contents of same.

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[SIGNATURE PAGE FOLLOWS]

32

IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this Lease on the day and year first above written.

LANDLORD:

LM RETAIL, LLC,
a Virginia limited liability company

By:	/s/ Wayne Chasen
Name:	Wayne Chasen
Title:	Co-Manager

TENANT:
LUMBER LIQUIDATORS SERVICES, LLC,
a Delaware limited liability company

By:	/s/ Martin D. Agard
Name:	Martin D. Agard
Title:	Chief Fianncial Officer

33

EXHIBIT “A”

PROVISIONAL USE PERMIT AND PROFFERS

(see attached)

A-1

COMMONWEALTH OF VIRGINIA County of HENRico John A. Vithoulkas County Manager AUG 20 2013 August 18, 2015 Midtown Land Partners, LLC c/o Wayne Chasen Gumenick Properties 4901libbie Mill East Boulevard Suite 200 Richmond, VA 29230 Re: Provisional Use Permit PUP2015-00006 Dear Sirs: The Board of Supervisors at its meeting on August 11, 2015, approved your request for a Provisional Use Permit under Sections 24-32.1(aa), 24-34{p), and 24-122.1 of Chapter 24 of the County Code to amend conditions of PUP2014-00014 for the mixed use development on Parcels 771-740-9118, 772-740-0431,-1137,-1743,-2229,-2836, -4023, 773-739-6286, -8155, 773-740-5043, -8899, -9498, 773-741-2637, -3132, -3726, -4222, -5414, -so11, -6soa, -7505, -s102, n4-739-4371, -5043, -5750, 774-740-oose, -0894, -1592,-2190, -2403, -2888, -3584,-4182, -4708iocated on the east line of Libbie Avenue approximately 310' north of W. Broad Street (U.S. Route 250) to its intersection with N. Crestwood Avenue, then along the east line of Spencer Road to the south line of Bethlehem Road and the west line of Staples Mill Road (U.S. Route 33), subject to the following conditions: 1. Height Limitations. Height limitations shall be as follows, unless otherwise permitted during the Plan of Development for such building; • • • One. building may be up to a maximum of 250 feet in height; Two buildings may be up to a maximum of 175 feet in height; and The remainder of all buildings, other than townhouses or two-over-two stacked condominiums, may be up to a maximum of 100 feet in height unless further restricted by proffered condition 2. Floor Area Limitations. The maximum square footage of any use other than an office building, parking garage, hotel or multi-unit residential use shall not exceed 25,000 square feet in floor area, except that: • A fitness center/health club may be permitted up to 60,000 square feet of floor area: (804) 601-4206 PARHAM & HUNGARY SPRING ROADS I P.O. BOX 90n5/ HENRICO, VIRGJNIA2327:H>n5 FAX (804) 501-4162 A-2

Midtown Land Partners, LLC August 18,2015 Page 2 •A grocery store and/or gourmet food store shall each be permitted up to 65,000 square feet of floor area; and • A public library may be permitted up to 65,000 square feet of floor area. 3. Vendor Areas. Areas of the Property may be designated on the Master Plan, as may be revised from time to time, or a Plan of Development, for the preparation of food or beverages or the sale or display of merchandise conducted in an open area or structure by one or more individual vendors operating from stalls, stands, carts, vehicles or other spaces which are rented or otherwise made available to such vendors. Such activities may include a market, sale of merchandise as part of a permitted festival or other similar special event, or the outdoor display or sale by a single food or beverage vendor, operated as an incidental part of retail activity regularly conducted from within a permanent building on the premises. Clearance areas next to outdoor vending areas shall not be reduced to less than four (4) feet, except to accommodate a permitted festival or other similar special event. Convenience trash receptacles shall be provided for each block that contains an outdoor vending area. 4. Drive-Through Service. Drive-through service windows for specialty coffee, specialty beverage or pastry, banks, drug stores, and dry cleaner uses shall be the only drive through services permitted on-site. 5. Outdoor Dining. Outdoor dining areas shall be designated on an approved Plan of Development and shall not reduce the adjacent sidewalk width to less than five (5) feet, unless otherwise approved by the Director of Planning. 6. Emergency Communication Systems. This condition shall apply to every new building and any subterranean parking or storage area except the following: • • • Above grade single-story buildings of less than 20,000 square feet; Elevators; and Stairwells. All new buildings shall have approved radio coverage for emergency responders within the building based upon the County's existing public safety communication systems coverage levels at the exterior of the building. This shall not require improvement of the existing public safety communication systems. Buildings and structures that cannot be constructed to provide the minimum coverage specifications shall be equipped with an amplification system or an active device that complies with the following criteria or any other system approved in writing by the Henrico County Communications Systems Manager. The owner of any building or structure to which this condition applies shall be responsible for all costs including design, purchase, installation, periodic testing and maintenance associated with the in-building solution. A-3

Midtown Land Partners, LLC August 18,2015 Page3 Buildings and structures which cannot support the required level of radio coverage shall be equipped with a radiating cable system, a distributed antenna system with Federal Communications Commission (FCC)-certified signal boosters. or other system approved by the County of Henrico Communications Systems Manager, in order to achieve the required adequate radio coverage. Amplification systems capable of operating on frequencies licensed to any public safety agency by the FCC shall not be installed without prior coordination and approval of the Henrico County Communications Systems Manager. The in building solution shall be capable of modification or expansion in the event frequency changes are required by the FCC or additional frequencies are made available by the FCC. The emergency responder radio coverage system installation and components shall also comply with all applicable federal regulations including, but not limited to, FCC 47 CFR Part 90.219. All new in-building solutions installed must be registered with the FCC per the public notice OA 14-15 January 7, 2014. Fire Protection-structured Parking. A 3" standpipe for fire protection shall be provided within all structured parking at approximately 200' intervals. The exact location of these improvements will be determined by the Division of Fire during Plan of Development review. 7. 8. Fire Protection. All structures, including parking structures, other than open, standalone parking garages, shall be fully sprinkled for fire protection. 9. Crime Prevention. Prior to occupancy of any structure containing commercial or office uses, the applicant and the Crime Prevention Unit of the Division of Police shall conduct a security survey of the property. The applicant shall implement mutually agreed upon security recommendations. 10. Proffered Conditions. All proffered conditions accepted with case REZ2015-00018 shall be made a part of this Provisional Use Permit. 11. Separation Between Townhouse Buildings. Any two rows of townhouse buildings shall be separated by a distance of not less than five (5) feet. 12. Parking Plan. The applicant shall provide a minimum of 3,958 park]ng spaces on the property In a manner consistent with that described in the Libbie Mill Shared Parking Study dated August 11, 2014 (see case file), prepared by Walter P. Moore to the extent that the densities reflected therein are reached. Shared parking Information, including updates to the parking study demonstrating the parking rates are meeting the needs of approved development on the property, shall be provided with each Plan of Development and Subdivision or as requested by the Director of Planning. Each Plan of Development and A-4

Midtown Land Partners, LLC
August 18, 2015
Page 4

Subdivision submitted for the property shall also include a tabulation of all parking required per the parking study. Each Plan of Development and Subdivision submitted shall identify the location and means of creating additional parking that could accommodate the difference between the reduced parking standard approved by this permit and the standards contained in Section 24-34(m) of the Henrico County Code.

13. **Signage Plan.** Signage provided throughout the development shall be consistent with the Libbie Mill Signage Guidelines dated June 2014 (see case file), unless otherwise approved by the Director of Planning.

14. **Parking Garages.** Parking garages shall be allowed with no associated ground floor retail uses/useable floor space for residential or nonresidential uses along any façade facing a street. Such parking garages shall be predominately finished with masonry material similar to other buildings within the development, unless otherwise approved by the Planning Commission through the Plan of Development process.

15. **Commercial/Office Square Footage.** Commercial and office square footage shall be allowed to be less than 25 percent of the total building square footage of the UMU district, but in no case less than 10 percent.

16. **Multifamily Residential Percentage.** The number of for-lease multifamily dwelling units shall be allowed to exceed 30 percent of the total dwelling units of the UMU district, but in no case shall exceed 1,096 units.

The Planning Department has been advised of the action of the Board of Supervisors and requested to revise its records.

Sincerely,

John A. Vithoulkas
County Manager

pc: LM Retail, LLC
LM Office/Retail A, LLC
County of Henrico, Virginia
James W. Theobald, Esquire
Director, Real Estate Assessment
Police, Special Services

A-5

COMMONWEALTHOF VIRGINIA COUNTYOF HENRICO John A. Vithoulkas County Manager August 18, 2015 AUG 20 2015 Midtown Land Partners, LLC c/o Wayne Chasen Gumenick Properties 4901 Libbie Mill East Boulevard Suite 200 Richmond, VA 29230 Re: Rezoning Case REZ2015-00018 Dear Sirs: The Board of Supervisors, at its meeting on August 11, 2015, approved your request to amend proffered conditions accepted with Rezoning Case C-SC-07 on Parcels 771-740- 9118, 772-740-0431, -1137, -1743, -2229, -2836, -4023, 773-739-6286, -8155, 773-740-5043, -8899, -9498, 773-741-2637, -3132, -3726, -4222, -5414, -6011, -6808, -7505, -8102, 774-739-4371, -5043, -5750, 774-740-0096, -0894, -1592, -2190, -2403, -2888, -3584, -4182, -4708 located on the east line of Libbie Avenue approximately 31O' north of W. Broad Street (U.S. Route 250) to its Intersection with N. Crestwood Avenue, then along the east line of Spencer Road to the south line of Bethlehem Road and the west line of Staples Mill Road (U.S. Route 33). The Board of Supervisors accepted the following proffered conditions, dated July 9, 2015, which further regulates the above described property in addition to all applicable provisions of Chapter 24, Code of Henrico (Zoning Ordinance:) APPLICABLE TO ALL 1. Pattern Book. The Property shall be developed in general conformance with the illustrations and information set forth In the "Libbie Mill Midtown Pattern Book" (the "Pattern Book") filed herewith (see case file), unless otherwise requested and specifically approved by the Planning Commission at the time of Plan of Development, which illustrations and information are conceptual in nature and may vary in detail. 2.StormWaterManagement Facilities, Any above-ground wet stormwater management facilities located on the Property shall be designed and utilized as a water feature amenity and/or designed and landscaped to make it an integral part of the development and shall be aerated. (804)501-4208 PARHAM & HUNGARY SPAIIIG ROADS / P.O. BOX 907751HENAJCO, VIAGINIA2775 FAX (804)501-4162 with the illustrations and information set forth in the "Libbie Mill Midtown Pattern Book" (the "Pattern Book") filed herewith (see case file), unless otherwise requested and specifically approved by the Planning Commission at the time of Plan of Development, which illustrations and information are conceptual in nature and may vary in detail. 2. Storm Water Management Facilities. Any above-ground wet stormwater management facilities located on the Property shall be designed and utilized as a water feature amenity and/or designed and landscaped to make it an integral part of the development and shall be aerated. (804) 501-4208 PARHAM & HUNGARY SPRING ROADS I P.O.BOX 90775 / HENRJCO, VIAGINIA23273-0775 FAX (804) 501-4182 A-6

Midtown Land Partners, LLC August 18, 2015 Page2 3. Overall Density. there shall be no more than 2,090 residential units developed on the Property, of which no more than 1,096 may be rental units. In order to meet changing market demands, but subject to the foregoing limits, the Owner reserves the right to adjust upward (other than the number of rental units) and/or downward, the number of each type of unit. The Owner shall maintain a cumulative record of the number and types of units being developed and provide such record to the County with each Plan of Development for residential units. · 4. Road Certification. Prior to the issuance of the first permanent certificate of occupancy in a given phase of development, the Owner shall provide the Planning Department with certification from a licensed engineering firm that the roadways within that phase of development were constructed according to the approved Plan · of Development and in compliance with Henrico County road design standards and specifications, to include proper compaction of the sub-base soils, utility trenches, base stone and asphalt surface, but excluding road widths and turning radii. 5. Pedestrian Access. A pedestrian access system shall be provided connecting the major project areas of the development. 6. Restrictive Covenants/Homeowners' Association. A document shall be recorded in the Clerk's Office of the Circuit Court of Henrico County, Virginia setting forth controls on the development and maintenance of such portions of the Property. In addition, there shall be an Owners' Association(s) that shall be responsible for the enforcement of the restrictive covenants, including, but not limited to, maintenance of the common areas and limitations on the parking and storage of boats, RVs, campers and trailers. 7 Road Improvements. The improvements outlined in the letter of Monte Lewis, P.E. to Tim Foster, Henrico County Public Works, dated January 3, 2007, shall be made by the developer of the Property as may be required by the Director of Public Works. 8. Curb and Gutter. Curb and gutter shall be used on all streets and shall be designed to meet the current County standard for either "roll top" curb and gutter which shall measure not less than three (3) feet from edge of pavement to back of curb, or six (6) inch standard curb and gutter. Burning on Site. There shall be no burning of construction debris, materials or vegetation on the Property, except to provide warmth to workmen using drums not exceeding fifty-five (55) gallons. 9. 10. Satellite Dishes. Satellite dishes larger than that permitted by Federal law without restriction shall be prohibited on the Property. 11. All Retail Uses. All retail uses (excluding health clubs) shall be open to the public only between the hours of 5:00 a.m. and 12:00 midnight Sunday through Wednesday and 5:00a. m. and 1:00 a.m. Thursday, Friday, and Saturday. A-7

Midtown Land Partners, LLC August 18, 2015 Page 3 12. Severance. The unenforceability, elimination, revision or amendment of any proffer set forth herein, in whole or In part, shall not affect the validity or enforceability of the other proffers or the unaffected part of any such proffer. 13. Parking Garages. No parking garages (other than individual garages serving individual units) shall be adjacent to Bethlehem Road and Spencer Road within the residential neighborhoods areas as shown on the Conceptual / Master Plan (see case file). 14. Building Height. The height of buildings within the "residential and/or commercial" area at the comer of Libbie Avenue and North Crestwood Avenue shall be limited to a maximum of sixty (60) feet. The height of structures within the "residential and/or commercial" area north of Libbie Lake North Street and east of Libbie Lake East Street shall be limited to a maximum of fifty (50) feet. APPLICABLE TO APARTMENT (RENTAU DEVELOPMENT AND MULTIFAMILY CFOR SALE) CONDOMINIUMS 15. Square Footage. Studio units shall be a minimum of four hundred fifty (450) square feet of finished floor area in size, one bedroom units shall be a minimum of five hundred (500) square feet of finished floor area in size, two bedroom units shall be a minimum of eight hundred (BOO) square feet of finished floor area in size, and three bedroom units shall be a minimum of one thousand one hundred (1,100) square feet of finished floor area in size. The number of studio units shall be limited to no more than twenty percent (20%) of all units. Architecture. Buildings shall be in general conformance with the architectural themes displayed in the Pattern Book (see case file), which illustrations and information are conceptual in nature and may vary in detail. 16. 17. Exterior Materials. Buildings shall have exposed exterior front, rear and side walls (above finished grade) primarily of brick, glass, split face block, architectural precast concrete, cementitious or composite-type siding, stone, marble or granite, or a combination of the foregoing or other material(s) of similar quality. No building shall be covered with or have exposed to view any unadorned or unfinished concrete block. Soffit and exterior ceiling materials shall be constructed using non-combustible material. 1B. Sound Suppression. Interior dwelling unit separation walls between units, floor/ceiling assemblies between units, and/or floor/ceiling assemblies between office/commercial and residential units In buildings shall be designed to have a minimum sound transmission coefficient rating of 54 as evidenced by a cross sectional detail, reviewed and approved by a certified architect or engineer as to the approved assembly accomplishing the sound coefficient rating, which shall be included in the building permit application. A-8

Midtown Land Partners, LLC August 18, 2015 Page4 APPLICABLE TO ALL TOWNHOMES (FOR SALE) AND APPLICABLE TO ALL STACKED TOWNHOME-STYLE (FOR SALE) CONDOMINIUMS (''TOWNHOMES") 19. Exterior Materials. Townhomes shall have exposed exterior front, rear and side walls (above finished grade) primarily of brick, glass, split face block, architectural precast concrete, cementitious or composite--type siding, stone, or a combination of the foregoing or other material(s) of similar quality. No building shall be covered with or have exposed to view any unadorned or unfinished concrete block. Soffit and exterior ceiling materials shall be constructed using non-combustible material. 20. Building Height. Townhomes shall not exceed fifty (50) feet in height as measured consistent with the definition of "building height" as set forth in the Henrico County Zoning Ordinance. 21. Sound Suppression. Interior dwelling unit separation walls between units in Townhomes shall be designed to have a minimum sound transmission coefficient rating of 54 as evidenced by a cross-sectional detail, reviewed and approved by a certified architect or engineer as to the approved assembly accomplishing the sound coefficient rating, which shall be included in the building permit application. 22. Fences. Any fences greater than forty-two (42) inches in height shall be constructed of vinyl, finished masonry or constructed with a combination of masonry piers and aluminum, metal or cast iron pickets. No wooden stockade type fences or chain link fences shall be permitted. 23. Limitation on Development. Areas labeled "residential neighborhoods" as shown on the Conceptual Master Plan (see case file) shall only be developed for Townhomes. APPLICABLE TO TOWNHOMES (FOR SALE) 24. Townhome Type A. a. Square Footage. Units shall be a minimum of one thousand two hundred (1,200) square feet of finished floor area in size. b. Architecture. Townhome A shall be in general conformance with the architectural themes displayed in the Pattern Book (see case tile), which illustrations and information are conceptual in nature and may vary in detail. 25. Townhome Type B. - Square Footage. Units shall be a minimum of one thousand five hundred (1,500) square feet of finished floor area in size. A-9

Midtown Land Partners, LIC August 18, 2015 Page 5 b. Architecture. Townhome B shall be in general conformance with the architectural themes displayed in the Pattern Book (see case file), which illustrations and information are conceptual in nature and may vary in detail. 26. Townhome Type C. a. Square Footage. Units shall be a minimum of one thousand eight hundred (1,800) square feet of finished floor area in size. b. Architecture. Townhome C shall be in general conformance with the architectural themes displayed in the Pattern Book (see case file), which illustrations and information are conceptual in nature and may vary in detail. 27. Townhome Type D. a. Square Footage. Units shall be a minimum of two thousand (2,000) square feet of finished floor area in size. b. Architecture. Townhome D shall be in general conformance with the architectural themes displayed in the Pattern Book (see case file), which illustrations and information are conceptual in nature and may vary in detail. APPLICABLETO STACKED TOWNHOME-STYLE (FOR SALE) CONDOMINIUMS (TYPE El 28. Square Footage. Units shall be a minimum of one thousand two hundred (1,200) square feet of finished floor area In size. 29. Architecture. Type E units shall be in general conformance with the architectural themes displayed In the Pattern Book (see case file), which illustrations and information are conceptual in nature and may vary in detail. APPLICABLE TO COMMUNITY BUILDING 30. Amenities. Prior to the issuance of three hundred (300) certificates of occupancy for owner-occupied residences, a Community Building for use by homeowners shall be provided and include, at a minimum, a business center, meeting space and a swimming pool. 31. Square Footage. The Community Building shall have a minimum of five thousand (5,000) square feet of finished floor area. 32. Architecture. The Community Building shall be in general conformance with the architectural themes displayed in the Pattern Book (see case fire), which illustrations and information are conceptual in nature and may vary in detail. A-10

Midtown Land Partners, LLC
August 18, 2015
Page 6

33. **Exterior Materials.** The Community Building shall have exposed exterior front, rear and side walls (above finished grade) primarily of brick, glass, architectural precast concrete, cementitious or composite-type siding, stone, or a combination of the foregoing or other material(s) of similar quality. No building shall be covered with or have exposed to view any unadorned or unfinished concrete block. Soffit and exterior ceiling materials shall be constructed using non-combustible material.

APPLICABLE TO COMMERCIAL/OFFICE DEVELOPMENT

34. **Prohibited Uses.** The following uses shall be prohibited on the Property:

a. automotive filling and service stations including towing service;
b. billiard, bagatelle, video game or a bingo parlor, unless accessory to a permitted use;
c. flea markets or antique auctions;
d. billboards;
e. recycling facilities;
f. funeral homes, mortuaries, crematories and/or undertaking establishments;
g. dance halls;
h. truck stops;
i. gun shop, sales and repair;
j. sign painting shops;
k. theaters;
l. communication towers;
m. general hospitals, sanitoriums and charitable institutions for human care;
n. adult businesses as defined by Section 24-3 of the Henrico County Code;
o. establishments whose primary business is check cashing and/or the making of payday loans as defined and regulated by Sections 6.1-432 et seq. and 6.1-444 et seq. of the Code of Virginia (the foregoing shall not preclude banks, savings and loans or similar financial institutions that are not regulated by the foregoing Virginia Code sections);
p. restaurants with drive-thru windows, not to exclude, however, restaurants with dedicated parking spaces for the pick-up of carry-out food nor restaurants whose primary business is the sale of specialty coffees or other non-alcoholic beverages or pastry;
q. car title loan operations;
r. fuel pumps associated with permitted uses; and
s. motels or motor lodges.

35. **Architecture.** The buildings shall be in general conformance with the architectural themes displayed in the Pattern Book (see case file), which illustrations and information are conceptual in nature and may vary in detail.

A-11

Midtown Land Partners, LLC August 18,2015 Page7 36. Exterior Materials. The buildings shall have exposed exterior front, rear and side walls (above finished grade) primarily of brick, glass, split face block, architectural precast concrete, cementitious or composite-type siding, stone, marble or granite, or a combination of the foregoing or other material(s) of similar quality. No building shall be covered with or have exposed to view any unadorned or unfinished concrete block. Soffit and exterior ceiling materials shall be constructed using non-combustible material. 37. Outdoor Music. Outdoor music shall not be permitted on the Property after 11:00 p.m. 38. Restaurant Ventilation. The developer shall install an adequate restaurant ventilating and exhaust system to minimize smoke, odors, and grease vapors. The plans and specifications shall be included with the building permit application for review and approval. If, in the opinion of the County, the type system provided is not effective, the Planning Commission retains the rights to review and direct the type of system to be used. The Planning Department has been advised of the action of the Board of Supervisors and will revise its records. Sincerely, LOGO John A Vithoulkas. County Manager pc: LM Retail, LLC LM Office/Retail A, LLC County of Henrico, Virginia James W. Theobald, Esquire Director, Real Estate Assessment A-12

EXHIBIT “B”

PROHIBITED USES

The following uses shall be prohibited on the Leased Premises:

1.   Automotive filing and service stations including towing service;

2.   Billiard, bagatelle, video game or a bingo parlor, unless accessory to a permitted use;

3.   Flea markets or antique auctions;

4.   Billboards;

5.   Recycling facilities;

6.   Funeral homes, mortuaries, crematories and/or undertaking establishments;

7.   Dance halls;

8.   Truck stops;

9.   Gun shop, sales and repair;

10. Sign painting shops;

11. Theatres;

12. Communication towers;

13. General hospitals, sanitariums and charitable institutions for human care;

14. Adult businesses as defined by Section 24-3 of the Henrico County Code;

15. Establishments whose primary business is check cashing and/or the making of payday loans and/or the making of car title loans as defined and regulated by Sections 6.2-1800 et seq. and 6.2-2200 et seq. of the Code of Virginia (the foregoing shall not preclude banks, savings and loans or similar financial institutions that are not regulated by the foregoing Virginia Code sections);

16. Restaurants with drive-thru windows, not to exclude, however, restaurants with dedicated parking spaces for the pick-up of carry-out food nor restaurants whose primary business is the sale of specialty coffees or other non-alcoholic beverages or pastry;

17. Fuel pumps associated with permitted uses;

18. Motels or motor lodges;

19. Sleeping or lodging, to include apartments;

20. Any business or use that emits outside of its premises offensive fumes, dust or vapors or objectionable sounds or unreasonably creates fire, explosive or other hazard;

21. Any public or private legal nuisance;

22. A church or other house of worship;

23. A “junkyard”; a so-called “flea market”; a store promoting itself as conducting sales of closeout, bankruptcy, fire or damaged office merchandise (excluding office space used in connection with and ancillary to, a permitted retail use hereunder);

24. A convenience store, a fuel dispensing facility or a drive through Dunkin Donuts store or any combination of such uses; for purposes of this provision, the term “convenience food store” means any store generally recognized by the retail food industry as being a convenience food store, including but not limited to, the type of store operated by Wawa, Sheetz, 7-Eleven, Turkey Hill, Hess, QuikCheck, Royal Farms, Circle K, Exxon-Mobil (On the Run), Race Trac, Gate or Hess Express; for purposes of this provision, the term “fuel dispensing facility” means a fuel service station, including a self-service station; for purposes of this provision, the term “drive through Dunkin Donuts store” means a store

B-1

with a drive through lane for quick pick up primarily engaged in the sale of donuts and operated by Dunkin Donuts;  and

25. Within the building located at 4901 Libbie Mill Boulevard in Libbie Mill – Midtown, a bank, bank branch (whether or not such bank accepts deposits), lending institution, ATM provider, savings and loan, credit union or similar type financial institution, or mortgage company.

26. An operation whose primary business is boxing, mixed martial arts, kick box training or kick box fitness courses.

27. Within the buildings 4900 Libbie Mill East Boulevard, 4901 Libbie Mill East Boulevard, 5001 Libbie Mill East Boulevard and 4901 Bakers Mill Lane, a restaurant that sells “breakfast and/or brunch items” (as defined below) (the “Restricted Use”).  The foregoing restriction shall not apply to (i) a smoothie and/or juice shop or (ii) a coffee shop or (iii) a bakery/donut/pastry shop or (iv) a restaurant that remains open for business after 3:00 pm or (v) a restaurant that has less than 2,000 rentable square feet.  The Restricted Use shall not be deemed to prohibit the sale of breakfast and/or brunch items as an incidental part of an occupant’s business.  As used herein, incidental sales shall mean that the sale of breakfast and/or brunch items during Crafted’s hours of operation on any one day shall not constitute more than twenty percent (20%) of such occupant’s total gross sales made on such day during Crafted’s hours of operation from such occupant’s premises.  By way of example, if such occupant’s total gross sales on Saturday during Crafted’s hours of operation is $5,000 and such occupant’s gross sales from the sale of breakfast and/or brunch items during Crafted’s hours of operation on Saturday exceeds $1,000, the sale of such breakfast and/or brunch items shall not be deemed to be an incidental part of such occupant’s business.  As used herein, “breakfast and/or brunch items” shall include, but not be limited to, eggs (whether served separately or as a primary ingredient in dishes such as crepes (other than as a dessert item, eggs benedict, skillets and burritos), pancakes of any type, omelets of any type and waffles of any type.    The Restricted Use shall not apply to an existing tenant with the existing right as of the date of this Lease under such tenant’s existing lease to serve “breakfast and/or brunch items” for special occasion brunches (i.e., Mother’s Day, Father’s Day, etc.).

B-2

EXHIBIT “C”

RULES AND REGULATIONS

1.         Tenant shall not carry on, conduct, permit, allow in or from the Leased Premises any business other than that specifically provided for herein as Tenant's permitted use set forth in Section 7 of the BLI Rider, without prior written consent of Landlord.

2.         The water and wash closets and urinals shall not be used for any other purpose than the purpose for which they were respectively constructed, and the expense of any breakage, stoppage or damage resulting from violations of this rule shall be borne by Tenant or tenants, who, or whose clerks, agents, servants or licenses shall have cause it.

3.         Tenant shall not make or permit any noises in the Building in violation of applicable law.

4.         Tenant must, upon the termination of this Lease, leave the windows and doors in the Leased Premises in like condition as of the date the Lease, ordinary wear and tear excepted, and must then surrender all keys to Landlord.

5.         Intentionally deleted.

6.         Tenant shall not do or permit anything to be done within the Leased Premises, or bring anything therein which shall in any way increase the rate of fire insurance on the Building, or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them or those having business with them, or conflict with the regulations of the fire department, or the fire laws, or with any insurance policy upon the Building or part thereof, or with any rules or ordinances established by the Board of Health or other governmental authority.  Tenant shall not use any other method of heating than that supplied by Landlord.

7.         Tenant will ensure each day that the windows and doors are closed and securely locked before leaving the Leased Premises.

8.         Landlord shall have power to prescribe the weight and position of safes, which shall, if considered necessary by Landlord, stand on two-inch thick plank strips to distribute the weight.  All damage done to the Building by taking in or putting out a safe or any other article of Tenant's office equipment, or due to its being on the Leased Premises, shall be repaired at the sole cost and expense of Tenant.

9.         If Tenant desires to introduce electrical signaling equipment, telegraphic, telephonic or other wires and instruments, Landlord will direct the electricians as to where and how the same are to be placed, and without such directions no placing, boring or cutting for wires will be permitted.  Landlord shall in all cases retain the right to require the placing and using of such electrical protecting devices to prevent the transmission of excessive currents of electricity into or through the Building, and to require the changing of wires and of their placing and arrangement as Landlord may deem necessary, and further to require compliance on the part of all using or seeking access to such wires and such rules as Landlord may establish relating thereto, and in the event of non-compliance with the requirements and rules Landlord shall have the right to immediately cut and prevent the use of such wires.

10.       No room or rooms shall be occupied or used as sleeping or lodging apartments at any time, nor shall Tenant sublet any part of said premises, or permit any other person to have or use desk space therein without the prior written consent of Landlord, and in the event Landlord agrees thereto, Tenant shall, at the option of Landlord.

11.       Tenant shall not cause unnecessary labor by reason of carelessness and indifference to the preservation of good order and cleanliness in the Leased Premises and in the Building.

12.       Nothing shall be thrown by Tenant, or Tenant's employees, invitees or licensees, out of the windows or doors of the Leased Premises.  Nothing shall be placed on the outside of the Building, or the windows, window-sills or projections without Landlord’s prior written consent, not to be unreasonably withheld.

13.       Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion may impair the reputation of the Building; and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

14.       Tenant shall promptly, and at its sole cost and expense, execute and comply with all laws, rules, orders, ordinances and regulations of the city, county, state or federal government, and of any department or bureau of any of them, and of any other governmental authority having jurisdiction over the Leased Premises or affecting Tenant's occupancy of the Leased Premises or Tenant's business conducted thereon.

15.       Landlord shall, in no case, be liable in damages for the admission or exclusion of any person from the Building.  In case of invasion, mob riot, public excitement or other commotion, Landlord reserves all rights to prevent access to the Building during the continuance of the same by closing the doors or otherwise for the safety of all tenants and protection of property in the Building.

16.       Tenant shall comply with reasonable parking rules and regulations as may be posted and distributed from time to time.  Tenant shall furnish Landlord with an accurate accounting of the number of employees or others regularly occupying the Leased Premises no more frequently than bi-annually, within ten (10) business days after Landlord’s verbal and/or written request.  Tenant agrees that if any automobile or other vehicle owned by Tenant or any of its contractors, employees, subtenants, licensees and their employees, at any time is parked anywhere other than in the areas designated by Landlord for employee parking, Landlord has the right to remove or cause to be removed the vehicle to such location as determined by Landlord (and any costs of the removal and retrieval of same shall be paid by such violator) or to place a "boot" on such vehicle rendering the vehicle immobile until payment of such fines by such violator as may be established by Landlord from time to time for removal of same (currently, One Hundred and No/100 Dollars ($100.00) for each removal).

17.       Canvassing, soliciting and peddling in the Common Areas are prohibited.  Tenant shall not distribute brochures or other material in the Common Areas nor take any action, which in the sole and exclusive judgment of Landlord would constitute a nuisance, or would disturb, endanger, or interfere with the rights of other persons to use the Common Areas, or would tend to injure the reputation of the Building.

18.       Except for service animals, no animals shall be brought into or kept in or about or boarded overnight in the Building.

20.       Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.

21.       All deliveries shall be made via the loading dock, service elevators, and rear entry to the Leased Premises during normal business hours.  Landlord's written approval shall be obtained for any delivery after normal business hours.  No obstructions, goods or delivery vehicles shall be left unattended outside of the Leased Premises.

22.       Smoking is not permitted in the Building at any time.

23.       Tenant will not locate, and/or temporarily store trash, inventory, linen hampers, kegs, cartridges, plastic "milk crates" or other items anywhere in the Common Areas.

26.       Landlord may require Tenant, at Tenant's sole cost and expense to contract for termite and pest extermination services for the Leased Premises which shall be rendered no less frequently than monthly and to deliver to Landlord a certificate evidencing such services.

EXHIBIT “D”

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

Prepared by:

Andrea J. Harlow

Williams Mullen, A Professional Corporation

Williams Mullen Center

200 South 10th Street, Suite 1600

Richmond, VA  23219

Tax Map No. _______________________

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, made as of ___________________ __, 20____ by and between {NAME OF TENANT},  {a [_______] corporation/limited liability company}, in its capacity as Lessee (hereinafter referred to as “Lessee”), and {NAME OF LENDER}, in its capacity as Lender (hereinafter referred to as “Lender”).

RECITALS:

1.         Lender is now the beneficiary of that certain Credit Line Deed of Trust, Assignment of Leases and Rents and Security Agreement, dated as of _____________ __, 20___, securing the principal amount of {AMOUNT SECURED IN WORDS} DOLLARS ({AMOUNT SECURED IN NUMBERS}) (as modified, amended, substituted, replaced and/or restated from time to time, as the “Security Instrument”) encumbering the property more particularly described in the Security Instrument.  The Security Instrument is recorded in the Clerk’s Office of the Circuit Court of the {City/County} of {Jurisdiction}, Virginia.

2.         Lessee is the holder of a Lease [use exact name of lease] (hereinafter referred to as the “Lease”), dated as of _______________, 20____ by and between {NAME OF BORROWER/GRANTOR},  {a [_______] corporation/limited liability company} (hereinafter referred to as “Lessor”), as Lessor, and the Lessee, demising for a term of years, certain premises more particularly described in the Lease and commonly known as _____________________ located at __________________ (the “Premises”).

3.         Lessee and Lender desire to confirm their understanding with respect to the Lease and the Security Instrument;

NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Lessee hereby agree and covenant as follows:

FIRST:  The Lease shall be subordinate to the Security Instrument and to all renewals, modifications or extensions thereof.

SECOND:  So long as Lessee is not in default (beyond any period given Lessee to cure such default, if any) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee's possession of the premises described in the Lease and Lessee's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, shall not be diminished or interfered with by Lender and Lessee's occupancy of said premises shall not be disturbed by Lender for any reason whatsoever during the term of the lease or any extensions or renewals thereof.

THIRD:  If the interests of Lessor shall be transferred to and owned by Lender by reason of foreclosure or other proceedings brought by it or by any other manner, and Lender succeeds to the interest of the Lessor under the Lease, Lessee shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option thereof in the Lease, with the same force and effect as if Lender were the Lessor under the Lease, and Lessee does hereby attorn to Lender as its Lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of either of the parties hereto immediately upon Lender succeeding to the interest of the Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Lender, as Lessor, pursuant to this Agreement until Lessee receives written notice from Lender that it has succeeded to the interest of Lessor under the Lease. The respective rights and obligations of Lessee and Lender upon said attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth therein; it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

FOURTH:  Lessee certifies that (a) the Lease is presently in full force and effect; (b) no rent under the Lease has been paid more than thirty (30) days in advance of its due date, except none; (c) that Lessee, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other amounts due or to become due thereunder, except {________________________________} (if none, then “NONE”); (d) the Lessee is the owner of the “Tenant's” or “Lessee's” interest in the Lease and has not transferred or assigned the Lease or sublet the Premises demised thereby; (e) to the best knowledge of the Lessee, neither the Lessee nor the Lessor is in any way in default under the Lease; (f) the lease term begins on {LEASE COMMENCEMENT DATE}; (g) the fixed minimum annual rent being paid is as set forth in Section {______} of the Lease; and (h) no actions, whether voluntary or otherwise, are pending against the Lessee under the bankruptcy or insolvency laws of the United States or any state thereof.

FIFTH:  If Lender shall succeed to the interest of Lessor under the Lease, Lender shall be bound to Lessee under all terms, covenants and conditions of the Lease, and Lessee shall, from and after Lender's succession to the interest of Lessor under the Lease, have the same remedies against Lender for the breach of an agreement contained in the Lease that Lessee might have had under the Lease against Lessor if Lender had not succeeded to the interest of Lessor; provided further, however, that Lender shall not be:

(a)        liable for any act or omission of any prior landlord (including the Lessor);

(b)        subject to any offsets or defenses which the Lessee might have against any prior landlord (including the Lessor);

(c)        liable for the return of any security deposits not delivered to Lender;

(d)        bound by any rent or additional rent which Lessee might have paid for more than the current month to any prior landlord (including Lessor); or

(e)        bound by any amendment or modification of the Lease that amends or modifies the financial terms or the length of the term under the Lease made without Lender’s consent.

Nothing contained in subsections (a) or (b) above shall relieve Lender from any obligation to cure any repair or maintenance default under the Lease with respect to the Premises by any prior landlord under the Lease (including Lessor) which is continuing when Lender succeeds to Lessor’s interest under the Lease (but in no event shall Lender be responsible for any consequential damages as a result of any such breach by any prior landlord), provided that (i) Lessee is not in default (beyond any period given Lessee to cure such default, if any) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee's part to be performed, (ii) prior landlord’s act or omission constitutes a default under the Lease, (iii) Lessee has provided to Lender notice of, and the opportunity to cure, such default in accordance with Section Seventh of this Agreement, (iv) subject to the following sentence, such default continues to exist beyond applicable cure periods as of the date the Lender takes possession of the Premises, and (v) subject to the following sentence, Lender's obligation to cure such default shall be limited solely to performing the repair or maintenance obligation as required pursuant to the terms of the Lease (and in no event shall Lender have any other liability or obligation with respect to such default).  Notwithstanding clause (iv) and clause (v) in the preceding sentence, to the extent the Lease provides Lessee with the remedy of self-help with respect to a repair or maintenance default by landlord under the Lease, and Lessee exercises such remedy (whether once or more than once) prior to the date Lender takes possession of the Premises, and provided that clauses (i) through (iii) of the preceding sentence shall have been satisfied, and provided further that Lessee: (x) gives notice to Lender that it has exercised, or elected to exercise, such self-help remedy, (y) delivers to Lender a detailed statement of all expenses to be reimbursed pursuant to the Lease incurred in exercising such remedy (the “Self Help Costs”), together with copies of invoices and other supporting documents as Lender may reasonably request, and (z) diligently pursues such self-help remedy in a reasonable and prudent manner, then Lender’s obligation to cure such default(s) (whether one or more in number) after Lender takes possession of the Premises shall be limited solely to the reimbursement of the Self Help Costs in an amount not to exceed the lesser of: (A) the actual amount of hard costs (to the express exclusion of soft costs, such as administrative fees, legal and other professional fees, insurance and interest) incurred by Lessee in prosecuting such cure(s) (whether one or more in number); or (B) $250,000 in the aggregate for all such default(s), in either case reduced by (C) all amounts previously paid, credited or otherwise reimbursed by any prior landlord under the Lease (including Lessor) in respect of such Self Help Costs. No default by Lessor under the Lease shall exist or shall be deemed to exist if such default is not susceptible of being cured by Lender.

SIXTH:  The Lease now is, and shall at all times continue to be, subordinate in each and every respect, to the Security Instrument and to any and all renewals, modifications and extensions thereof, but any and all such renewals, modifications and extensions shall nevertheless be subject to and entitled to the benefits of the terms of this Agreement.

SEVENTH:  Lessee will deliver to Lender, by registered or certified mail, return receipt requested, a copy of any notice of default sent to Lessor which would entitle Lessee to cancel the Lease or abate the rent payable thereunder, and agrees that notwithstanding any provision of the Lease, Lender shall have the right, but not the obligation, to cure such default on behalf of Lessor within the time period provided to Lessor under the Lease.  The address of the Lender is 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention:  Legal Division, with a copy to {NAME AND ADDRESS OF LOAN OFFICER}.

EIGHTH:  This Agreement and the Lease may not be modified except by an agreement in writing signed by the parties hereto.

NINTH:  This Agreement may be recorded by either party at the cost of the recording party.

[SIGNATURE PAGES FOLLOW]

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

(signature page)

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed under seal as of the day and year first above written.

LENDER:

{NAME OF LENDER},
{a [_______] corporation/limited liability
company}, in its capacity as Lender

By:	(SEAL)
Name:
Title:

Commonwealth of Virginia

City/County of _________________

I certify that before me appeared this day, __________________________, a person known to me, who after being sworn said he/she is ___________________________ of {NAME OF LENDER}, and is duly authorized to act on behalf of said {corporation/limited liability company}, that the seal affixed to the foregoing instrument is the seal of said {corporation/limited liability company} and that said instrument was signed and sealed by him/her on behalf of said {corporation/limited liability company}, and being informed of the contents thereof, acknowledged execution of the foregoing instrument on behalf of said {corporation/limited liability company}.

Witness my hand and official seal, this _____ day of _______________, 20______.

Notary Public

(Printed Name of Notary)

My Commission Expires: _______________________
Registration Number: ________________________

Notary Seal (must be clear, legible and photographically reproducible)

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

(signature page)

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed under seal as of the day and year first above written.

LESSEE:

{NAME OF TENANT},
{a [_______] corporation/limited liability
company}, in its capacity as Lessee

By:	(SEAL)
Name:
Title:

Commonwealth of Virginia

City/County of _________________

I certify that before me appeared this day, __________________________, a person known to me, who after being sworn said he/she is ___________________________ of {NAME OF TENANT}, and is duly authorized to act on behalf of said {corporation/limited liability company}, that the seal affixed to the foregoing instrument is the seal of said {corporation/limited liability company} and that said instrument was signed and sealed by him/her on behalf of said {corporation/limited liability company}, and being informed of the contents thereof, acknowledged execution of the foregoing instrument on behalf of said {corporation/limited liability company}.

Witness my hand and official seal, this _____ day of _______________, 20_____.

Notary Public

(Printed Name of Notary)

My Commission Expires: _______________________
Registration Number: __________________________

Notary Seal (must be clear, legible and photographically reproducible)

EXHIBIT “E”

LANDLORD’S SIGNAGE CRITERIA

(see attached)

E-1

6 LIBBIE MILL MIDTOWN SIGNAGE GUIDELINES SEPTEMBER 21, 2015 (REVISED JUNE 7, 2076) SIGNAGE GUIDELINES PREFACE 3 SIGNAGE DEFINITIONS 19 protean 3 Lanent signage 20 (fisted overview 4 place marker 3g 23 categories overview 5 identification Signege.2, SIGNAGE CATEGORIES 7 anchor torrent 29 matrix 3 Information signage 53  signage overview 10 wayfinding signage 56 locution marker overview II SIGNAGE DETAILS  37 wayfinding overview 12 APPENDIX SIGNAGE DISTRICTS 13 storefront 14 office 15 -standing small 17 tree-st3 riding large 18

SIGNAGE GUIDELINESPREFACE PREFACE Libbie Pill is emerging from an 80 acre intill site with a vibrant new community that pays homage to the past with its scale, walkability, and architecture. The multi-use site Is complete with apartments, homes, restaurants, shops, offices, a state-of-the-art public library and activity-packed green spaces. Libbie Mill may be a now place. bat it draws on historic Central Virginia for inspiration. Ultimately. it strives to create a place as authentic and archteh. rally rich as the legacy of the capitol city TIW intent of these guidelines is to ensure that the signage throughout Libber Mill - Midtown is of an appropriate sea End scale to its location on the individual buildings and creates a pleasant and harmonious environment. All signage should be simple. wall-designed. and communicate clearly with shoppers. These guidelines also create an order to avoid eel& clutter in the area by requiring consistency in tic Placement and arrangement of various types of Signage, A sign typically serves two functions: first M attract attention, and second, to convey information. All signs should be developed within the overall context of the building and the wend community to Reenter' the diameter of Libbie Mill – Midtown When preparing a signage package: - Consider the bulming as part of an overall sign program Coordinate the overall facade composition, Including ornamental details and signs. - All signs should he in proportion to the building. so that they do not dominate the appearance. (Please refer to guideless and air limits within this document) - Develops [nester sign plan for the ensure building front to guide individual sign design decisions'. I to signer guidelines specified here are meant to supplement the signage guidance of Henna} County, as specified by the Henrici Code of Ordinances. Chapter 24, Article V I - Urban Mixed-Use District, Section P GENERAL NOTES 1. All tenant signs, including nonconforming signs, mast he removed at the termination of a Inaso and the. surfaces to which the signs were attached shall he repaired and repainted to the satisfaction of the landlord. 2.All signs must be constructed, installed, and maintained in fully operational, as-new condition. All current building and electrical coded must govern the construction of each sign. 3.All signs and sign support shall he maintained in a clean and safe condition 4.I hp tenant shall keep the display area of all signs neat always and shall Parrott any fading, chipping peeling, or flaking paint or plastic and mechanical or structural defect. .5 Sign: that are not properly maintained must be removed within 3C days or receipt of a written nonce from the landlord 6. All sign designs, locations, and quantities are at the sole discretion of the landlord and are abject to their review and approval. /. Guidelines are subject to change' it or without notice. NONCONFORMING SIGNS 1. Tenants may submit nonreforming signs for County approval subject to review one case by case basis prior tic fabrication. 2I he County reserves Me right to rewire removal of nonconforming sign upon .40 days written notice. Sews that are not orogeny mairrtairierimust be remover., within 30 dives of receipt of written notice from the Antall...U. Due to the diverse range of uses within dibble Mill - Midtown, it is necessary to maintain a hierarchy system for the signage within the development. The signs are divided into districts and categories. The 6 districts are shown below, based on tenant type and/or location. OFFICE Office spaces. in a range of sizes above retail personal services. and restaurant establishments for local shopping and ding. Daiwa designation includes any Leer On upper flee., regardless of business ten. FREE-STANDING SMALL Multi-family residential will he Emmert on the building facade. Stanchions retain stores, personal services. and restaurant establishments that are less than 5000 IF MULTI-FAMILY RESIDENTIAL

SIGNAGE GUIDELINESPREFACE CATEGORIES OVERVIEW Within etch district the signs are divided into S categories based on the Mee they anew Blinky, Signs allowed very per build ISO type (see Sandawe matrix) MONUMENT Free-stanching sign marking Me community name (Libloie Mill -Midtown) or tenant names. Intrabank aped term vehicular legibility LOCATION MARKERS Free-standing sign marking Me community name (Libbie Mill - Midtown). Tcp1Cally used at minor entrances, information is sized for vehicular and Pedestrian legalist IDENTIFICATIONINFORMATION Building-Mounted Sign dispelling tenant name. Information is that for Building-mounted or freestanding sign displaying tenant Information (burs, Pedestrian end Vehicular Legibility Sale=. me) Information is sized for pedestrian legibility WAYPIN DING Greenstein signee snowing carbons various locations (tenants, amenities, eta) within the progeny. Information is sized Er pedestrian and vehicular tegitilityGtae-stanclIng signs displaying veblcuter. (speed limit, etc J Inrormation is sired to, Temporary free. displaying name of  coming attraction, props./ name. or team. information is sized far vehicular legibility.

SIGNAGE CATEGORIES SIGNAGE CATEGORIESSIGNAGE GUIDELINES SIGNAGE MATRIX Libbie Mill -! indrawn is a diverse community with a wide range of uses Conveying information to parents in a simple. tasteful, and effective mariner req. Pires a cohesive signage strategy that maintains the architectural integrity of Libbie Kill - Midtown. Within the guidelines. signage options have been divided kite districts (based on tenant type and/or location) and categories (based on the type of information they convoy). The matrix on the optative page permeants end Overview of the allowable sign typos within each district and Category. Further details and dimensions leer each sign type can he found Losing the chart below. MONUMENT ®cM1inr r333uni,11r.P. PI C. arch., toran,pcnum3s73i,p 22 LOCATION MARKERS p pp, son IDENTIFICATION 0 bale p in 55  O P pained sins Q nom. xp @ light Fele banner 28 INFORMATION p p 013. 1135p 1,5 11,r.35

SIGNAGE GUIDELINES
SIGNAGE CATEGORIES
SIGNAGE MATRIX

SIGNAGE CATEGORIES

SIGNAGE DISTRICTS	MONUMENT	LOCATION MARKERS	IDENTIFICATION	INFORMATION	WAYFINDING
STOREFRONT (INCLUDES ANY USER ON THE GROUND FLOOR REGARDLESS OF BUSINESS TYPE)	tenant monument sign		blade sign; fascia sign; awning sign; transom sign; window sign; glazed door sign; mounted signboard; pin-mounted letters; building address sign; suite number sign	sandwich board; café umbrella sign; hours of operation; easel sign; stanchion sign; menu	
OFFICE	tenant monument sign		transom sign*; window sign*; glazed door sign*; directory sign; mounted signboard**; pin-mounted letters**; building address sign; name plate; suite number sign		
MULTI-FAMILY RESIDENTIAL	tenant monument sign		fascia sign; mounted signboard; pin-mounted letters; building address sign; painted sign; name plate	sandwich board; café umbrella sign; hours of operation; easel sign; stanchion sign	
FREE-STANDING SMALL (<5000 SF)	tenant monument sign		blade sign; fascia sign; awning sign; transom sign; window sign; glazed door sign; mounted signboard; pin-mounted letters; building address sign	sandwich board; café umbrella sign; hours of operation; easel sign; stanchion sign; menu	
FREE-STANDING LARGE (>5000 SF)	tenant monument sign; anchor tenant monument sign		awning sign; window sign; glazed door sign; building address sign; face-lit internally illuminated channel letters	sandwich board; café umbrella sign; hours of operation; easel sign; menu	
COMMUNITY	community monument sign	column; post sign	light pole banner		vehicular signs; pedestrian signs; regulatory signs; construction signs

* in interior lobby to leased premises   ** allowed if an office tenant leases 50% or more of upper floor square footage

9

SIGNAGE CATEGORIES
MONUMENT SIGN OVERVIEW
SIGNAGE GUIDELINES


future
tenant monument sign #2
(identifies free-standing large tenant and tenants north of Libbie Mill East Blvd.)
tenant monument sign #1
(identifies free-standing large tenant and tenants south of Libbie Mill East Blvd.)
tenant monument sign #3
(identifies free-standing large tenant and tenants west of Libbie Lake East St.)
property monument sign
tenant monument sign
anchor tenant monument sign

*conceptual locations only; subject to change
**tenant spot on monument signs subject to availability

10

E-6

SIGNAGE GUIDELINES SIGNAGE CATEGORIES LOCATION MARKER OVERVIEW LOGO

SIGNAGE DISTRICTS SIGNAGE DISTRICTS SIGNAGE GUIDELINES LOGO

SIGNAGE DISTRICTS SIGNAGE DISTRICTS SIGNAGE GUIDELINES Office LOGO

SIGNAGE DISTRICTS SIGNAGE DISTRICTS SIGNAGE GUIDELINES LOGO

SIGNAGE DEFINITIONS SIGNAGE DEFINITIONS SIGNAGE GUIDELINES

SIGNAGE DEFINITIONS SIGNAGE DEFINITIONS SIGNAGE GUIDELINES LOGO

Blade sign Double-soled flat panel with words or graphics. affixed or adhered. which is suspended from or supported on a bracket attached perpendicular to the building fax °meth sign aligned per storefront ·Must not perfect more two Wm face of building. must not exceed 8 Sr·Shall be mounted so that the bottom or the sign no supporting element, is no longer than B above finished floor - May pontapn focused myna) igniting ·The sum: Wing element or [regret arm. snail be fabricated fern dealraVve metal and witted mace Sign deg, "ducting comm. snail be Commutable with the overall design quality of the toting Apo. *stmts. storefront. free-standing small O Fonda Coro.) sign Debian gong nonrental signs mounted on a building's fascia or eaves. Gobelins II Ise an o the onmarY valve for the tenant. the eon may be instated Interning illuminated Werth. routed an wawa field are oermuubte when the Bice) snare ignited to no more 25% of the tow beict area Signs must be mounted w.rn or above fascia (corn.) and may not %wed (high sigh awl W in Wight - Sign letters may not exceed 8-high with lint capital letters not to exceed 1St high ·NO more than two (2) .gns car wilding Pod.. aster-is: StOrehrt multistate residential. free.stand.ng anal) Awning sign Align printed, painted. or applied directly to the eat surface of a non-rigid material and supported by an eight-gage framework - 0. (1)0er bulking frontage. such building must not ago were a oroiectog sign %me -A mermen of two names. emblem...Moos_ or mscrgtions shall be permitted on each awning Must not exceed 25% of acimog surface. -Awnings Shall rat hang below. -e above flashed floor - Awnings shall not project beyond 6' from the fax of the wilding. - Sign ding, ncng cams, she be =moat tie with the overall design quality of the building - Awning nets may be delaminated by remote accessory Witting Only Light fixtures may be located above the awning only and must be fully integrated wits Be building facade. Awnings are not permitted to be enclosed on Ile underside and internally illuminated in such a manner that the awning functions as a can sign. Amicable damns. - storefront free-standing small freestanding large

Transom sign Mum two• dimensional sign mounted across the top of a door glass above a door, of widow parallel to the building façade - Must be applied to solid walls where the plaque would be no more than 4090 of the rectangular wall area to which it is spoiled. - One 0 attached sign Slowed per building face (transom sign or wall-mounted letters, but not both). Signs shall not act 12 SE - Individual letters not to exmed10- in height - May be illuminated by remote accessory lighting only Light fixtures may be located above the sign only and must be fully integrated with the building façade Applicable dissents - storefront. office, free-Massing Small Window sron Dem. Any sign. emblem, logo, or graphic which rs affixed to the storefront glazing or suspended within 4 -0- of the frost lane of the storefront GuiClene - Window sign may display tile stone name and logo only ·Total Signage area net L04eed 20 Square feet. ·Sane eSig, including CVOs, Sham Compatible with the overall design quality of the building. Aoc,03bie cell tins. ·storefront office. free-standing small free-standing large 0 Glazed door sign Dennkeon Any semi-transparent son. emblem. logo. or graphic which a affixed to the storefront glazing. - Signs may display the store name and logo only. - Total sgnage area not to exceed 20 square feet. - Sign design. including colors, shall be compatible with the overall design quality of the building. ApploCad e drnIncts. - storefront small. office free-scantling small. free-standing large SIGNAGE DEFINITIONSSIGNAGE GUIDELINES IDENTIFICATION SIGNS O Directory Sign Oefirarcn A non-adverting sign, attached to interior ground-floor lobby way that lists a buildings occupants and their 10CatiOns 4r • me sign to De 'Mated in lobby ate, Sign despond. clouding cams. shaii be monostable with the overall design quality of the building. Goodwood to be wood. Border to be painted black. AVM. manna -office CP155f1 P(Append Krause Rex I Me lab by SNICO Name plates to be promded by tenant. Plaque to be provided by landlord. 0 Mounted Signboards Two-dimensional signs mounted to a solid wall ·The plague shall be no more than 40% Mow rectangular tell area to ouch it 15 applied - Not to exceed12 SF. !Amid.' letters not to exceed IC, in height. -. May be externs, ruminated Light fixtures may be located above the SMI 01-6 and must be fully integrated vats We are sodding laDade A.0014301< cksterers - Storefronts. office. multifamily residential. free-standing small 0 Pin-mounted letters Letters mounted directly towel) surface of bolding facade with noon back • fin length not to avceed r (from fax of building to back of letter) - One (0 &tamed moss allowed per building face (transom sign or wall-mounted letters, but not both). - NO more than 20 SF Per 40' Of Street frontage feat 2 101 No more than taso (2) sons Der budding ·Letters to be no more than IT tail • Cotton for rear illuminated letters. A lame, wa mien par Wein. Lam ...zr_I.' f:  20- storefront. office, multi-family residential, free-standing small E-14

SIGNAGE GUIDELINESSIGNAGE DEFINITIONS IDENTIFICATION SIGNS

·Building address sign Del. ea Tenant numeric address Geithner’s"--4913 1 lintel see not Wanted 20 SF ·Height of letters nor to exceed It (font to be Gotham Book Gotham Bold. CoryI protectory fullbring to 61%) Plague to be tooled bronze (5/16') into sand textured background painted black Intracule, letter. and 109010 tre ',fled ·robe mounted to budding facade Locator and quantity to be determined by the fire marshal! Ecolabels der.* -storefront. once multi-family residential free-standing small free-standing large lb. be Provided by landlord. Hera. P(Alapendo0 1 2 2 2 Face-lit internally-illuminated channel letters ousts InNrrolly-numinaNd letters mounted directly to wall surface pf binding facade with no sign back - Total size not to exceed 130 SF - Height of letters not to exceed 3T. - Lane, to the flush-mounted channel - Wean of channel letter not to exceed 5" (from face of letter to face of wall) Apiole charm-1r - I resentencing large (anchor tenant only) ·Painted Sign esnnisom Any sign. emblem, logo. or graphic painted on building facade. seemed. Total size not to exceed 100 SF Asa scabaaa ids -free-standing large. morn-family reddish, MORTON'S NTE A K H Oki SIL SIGNAGE DEFINITIONSSIGNAGE GUIDELINES IDENTIFICATION SIGNS Name plate accession Pleat* lab laying tenant name and logo mg J GuratMeesRelict to Waged approval acts? see not to exceed 5 SF Hight of letters not to exceed 12' -Plaque to be tooled bronze (5/16, with sand textured background painted black. Border...ten and logo to be raised -To be mounted to ovid.ng Nude Location and quantity to be determined by the fire Marshall rationale [ferrets ·Odka.multi family in residential·(Appendix) Light dole banner oe.(bir &aches monied ark-screened. or digitally printed on banner fabric Double-sided graphics to convey commonly brand and/or seasonal events We• land clearance greater than IN Banner see to be 2.4" maximum width. 60" man mum length aboscaorecE/Acts contumely TOO, Melded by landlord. c(Aromatases)I per tenant to be provided by landlord. 28

LOGO SIGNAGE GUIDELINES SIGNAGE DEFINITIONS IDENTIFICATION SIGNS (ANCHOR TENANT)

LOGO SIGNAGE GUIDELINES SIGNAGE DEFINITIONS IDENTIFICATION SIGNS (ANCHOR TENANT)

LOGO SIGNAGE GUIDELINES SIGNAGE DEFINITIONS IDENTIFICATION SIGNS (ANCHOR TENANT) 0 Sandwich ■ Small free-standing signs teat are placed outside daily. typically positioned perpendicular to pedestrian traffic of one son per tenant To be aligned with tenant storefront and off of.·Sign not to exceed 9 Sr·Must be kept. inside atter business hours·One per tenant. I por *none Orifical ·storefront mullb-famly residential. free-standing small, freestanding large 0 Café umbrella sign cedwb Crannies Panted s... screened, v digitally printed on umoenia fabrics Guidelines. llmOnella [Pons and logos are entitled so long as they are In good taste and do not detract from the averaliappearance on line area. - Logos are hauled to tenant name and logo Size to bedel...mined by landlord. - Umbrellas should ae consistent in genetic clearance. Amite. davdeis. ·store root mi. rlit..family residential. freestanding small, freestanding large Hours of operation Graphics. (vinyl decals, band-painted. etc.) applied to door or windows. glass two. Inchwide otters preferredI01g, MONDAY-SAWN 10-6 ·Single color preened ·Sign snail cover no more than2 SF ·ON ·One per tenant.  F-t$ Anconei e Rita - store rant multi-family residential, freestanding small, free-standing large

SIG NAG E GUIDELINESSIGNAGE DEFINITIONS INFORMATION SIGNS Easel signs otavite Small free-gamin° ars on easels that are placed outside Pap, (vocally positioned outs. * budding. Entrance raw - Memmum al one age per tenant to be aligned oath tenant storefront and off of pedestrian oaths - S.pn not to exceed 9 SF - must be kept made after outness hours APO. CliStria·SIWOOni. mol..Land residence greensand in small, free-standing large Station SVCS Seem free-stern: mg sr mounts on pole that is placed outside, typically positioned outside Pudding entrance or around overseen area - Maximum of one den Ma tent_ To be aligned with tenant storefront and off of pedestrian oaths - Face of sign to be ramp 2 SF - Total fidelity of sell to be 40- maximum xam astray. - storefront multi-fern ly residential, freestanding small Menu Geneon Temporary menu boards or permanent wall-mounted display cases used for displaying menu Items are MaernuM 01onesign per tenant to be append wan tenant storefront and off of pedestrian paths - May be displayed outside the front door and be a mainmurn of SF·Portable boards must to kept cede after Duress now, Apneas. canes - storefront. free-standing small. free-standing lar

SIGNAGE DETAILS
GENERAL NOTES
SIGNAGE GUIDELINES

COLOR PALETTE

1) The color palette (9 PMS colors) reflects the approved brand standards.
2) Paints (P) and Powder Coat (PC) colors should be matched to the PMS colors.
- P1 – match PMS 548C (Dark Blue)
- P2 – match PMS 444C (Dark Gray)
- P3 – match PMS 506C (Burgundy)
- P4 – match PMS 321C (Teal)
- P5 – match PMS 158C (Orange)
- P6 – match PMS 370C (Green)
- P7 – match PMS 413C (Light Gray)
- P8 – opaque bright white
- P9 & PC9 – matched PMS Black C

3) Recommended stock Vinyl (V) color matches:
- V1 – Avery Majestic Blue (SC-900-605-O) to match PMS 548C (Dark Blue)
- V2 – Avery Pewter (SC-900-804-O) to match PMS 444C (Dark Gray)
- V3 – Avery Burgundy (SC-900-470-O) to match PMS 506C (Burgundy)
- V4 – Avery Teal (SC-900-720-O) to match PMS 321C (Teal)
- V5 – Avery Bright Orange (SC-900-380-O) to match PMS 158C (Orange)
- V6 – Avery Grass Green (SC-900-772-O) to match PMS 370C (Green)
- V7 – Avery Palm Oyster (SC-900-820-O) to match PMS 413C (Light Gray)
- V8 – Avery White (SC-900-101-O) to match Opaque Bright White
- V9 – Avery Black (SC-900-190-O) to match PMS Black C
- V10 – Avery High Visibility Reflective White (HV-7200-101-R)

SIGN MOUNTING HEIGHT REQUIREMENTS

1) The bottom of the signs located in pedestrian walkways must be a minimum of 84" above grade.

TEXT AND GRAPHICS

1) All type is Gotham Medium. The font is condensed to 30% for copy fitting.
2) Digital vector files, where they exist, are available from the designer (The 1717 Design Group, Inc.)

STOCK SIGN POLES

1) All sign poles are stock OPPTC 3" (outside diameter) round aluminum poles with a semi-gloss black powder coat finish.
2) All sign poles in landscape areas are to be direct bury installations. All sign poles in hardscape areas are to be shown in pediment installations. Fabricator to specify additional pole length required.
3) All sign poles are installed to be 9', 10', 10'-5", or 12' high from grade to the bottom of the finial cap.

STOCK POLE BASES

1) All sign pole bases are stock OPPTC one piece slip-on, 24"H non-structural cast aluminum with a semi-gloss black powder coat finish (OPPTC 250-3")

STOCK FINIALS

1) All sign pole finials are either stock OPPTC Dome Caps (OPPTC 3DC) or stock OPPTC Ball Finials (OPPTC 3B). See sign type for specification.

STOCK BACKER PANELS

1) All traffic sign backer panels are stock DBO-OPPTC panels.

STOCK TRAFFIC SIGNS

1) All traffic signs are to be stock MUTCD-approved signs.

METALS

1) All sign metals are to be aluminum unless otherwise noted.

FASTENERS

1) All fasteners are to be stainless steel.

POWDER COAT FINISHES

1) Powder coat finishes should be AAMA 2605 high-performance exterior finishes.
2) Finishes may be semi-gloss or gloss as specified.

PAINT FINISHES

1) Paint finishes should be UV-resistant Gloss Acrylic Polyurethane with an appropriate primer – Matthews Paint or equivalent.

CUT VINYLS

1) All opaque cut vinyl graphics are to be high-performance gloss cast vinyl with a 9-12 year durability rating.
2) All reflective cut vinyl graphics are to be High Visibility Reflective sheeting.

RECOMMENDED SIGN PARTS SUPPLIER

Ornamental Post and Panel (OPPTC)
10 08 Industrial Dr
Pineville, NC 28134
1-800-779-7974 (Toll Free)
704-376-8111 (Local)
704-376-1990 (Fax)
http://www.oppttc.com

38 Courtesy of The 1717 Design Group, Inc.

SIGNAGE GUIDELINES
SIGNAGE DETAILS
FAMILY OF SIGN TYPES
(SHEET 1.05)


LIBBIE MILL
MIDTOWN
LIBBIE MILL LIBRARY
ANCHOR TENANT
JORDAN'S BRANCH CREEK TRAIL
LIBBIE LAKE
PARKING
P
PARKING
Libbie Mill West BLVD
Libbie Mill West BLVD
TRAIL
STOP
Libbie Mill West BLVD
D-1
(VEHICULAR DIRECTIONAL)
P-1
(WALL-MOUNTED PARKING DIRECTIONAL)
D-2
(PEDESTRIAN DIRECTIONAL)
S-1
(STREET SIGN)
S-2
(VEHICULAR DIRECTIONAL FLAG SIGNS ON STREET SIGN)
S-3
(REGULATORY SIGN ON STREET SIGN)

Courtesy of The 1717 Design Group, Inc.
39

E-20

SIGNAGE DETAILS
SIGNAGE GUIDELINES

STREET SIGNS
(SHEET 2.0)


Libbie Mill West BLVD
Libbie Lake East ST
FRONT ELEVATION
SCALE: 1/2" = 1'-0"
SIDE ELEVATION
SCALE: 1/2" = 1'-0"
PLAN
SCALE: 1/2" = 1'-0"

SIGN LOCATIONS

1) Typically there is only one (1) street sign per intersection.
2) See Signage Maps for specific locations.

STOCK SIGN POLES, BASES, & FINIALS

1) All street sign poles are stock OPPTC 3" (outside diameter) round aluminum poles with a semi-gloss black powder coat finish.
2) All street sign poles are installed to be exactly 10' (or 12' high if a stop sign is also mounted below the street sign) from grade to the bottom of the finial cap.
3) Street sign poles in landscape areas are to be direct-bury installations. All street sign poles in hardscape areas are to be installed via sleeve imbedment method (see Sheet 4.00). Fabricator to specify additional pole length required.
4) All street sign pole bases are stock OPPTC one piece, slip-on, 24"H structural cast aluminum with a semi-gloss black powder coat finish (OPPTC 350-3")
5) All street sign pole finials are to be stock OPPTC Ball Finial (OPPTC 38).

CUSTOM SIGN FACE PANELS

1) All street sign faces are custom-shaped panels. Vector files are available from the designer. Text has been condensed 30% for copy fitting.
2) All street sign panels are inserted into a custom panel frame.
3) All street sign panels have graphics on two sides.
4) All street sign panels are fabricated from 1/4" aluminum.
5) All street sign panels have painted fields with applied cut vinyl graphics.
6) Logo graphics are opaque cut vinyl.
7) Street name graphics are reflective cut vinyl.

CUSTOM SIGN FACE PANEL FRAMES & BRACKETS

1) All street sign frames are custom-fabricated with a semi-gloss black powder coat finish.
2) All street sign frames are fabricated from 1/8" aluminum.
3) All fasteners are stainless steel.
4) Street sign frames are mounted to the street sign poles using custom single 90° bracket mounts with a semi-gloss black powder coat finish.
5) The top street sign frame is always mounted 3" below the bottom of the finial cap.
6) All street sign frames are mounted at 90° from one another on two levels and parallel to the street.

40

Courtesy of The 1717 Design Group, Inc.

SIGNAGE GUIDELINES
SIGNAGE DETAILS

STREET SIGNS SIGN GRAPHICS
(SHEET 2.05)


Staples Mill RD
SIGN PANEL GRAPHIC STANDARDS
SCALE: 1" = 1'-0"
Staples Mill RD
SIGN PANEL IN FRAME
SCALE: 1" = 1'-0"
SIGN PANEL CONSTRUCTION DETAILS
SCALE: 1-1/2" = 1'-0"
Spencer RD
Lake AVE
Coopers WALK
Masons LANE
Roux ST
Staples Mill RD
Libbie Mill East BLVD
Libbie Mill West BLVD
Libbie Lake South ST
Libbie Lake East ST
Libbie Lake West ST
Seasons Mill ST
SIGN FACE LAYOUTS
SCALE: 1/2" = 1'-0"

GRAPHIC STANDARDS

1) All street sign face panels have white type on a gray field and a full color logo medallion.
2) Street names are set in caps and lower case letters. The type of street (i.e. "BLVD") is set in all caps. Text shall be condensed 30% for copy fitting.
3) The cap height of the street name is 3-1/2". The cap height of the street type (i.e. "BLVD") is 2-1/2".

CUSTOM SIGN FACE PANELS

1) All street sign faces are custom-shaped panels. Vector files are available from the designer.
2) All street sign panels are inserted into a custom panel frame.
3) All street sign panels have graphics on two sides.
4) All street sign panels are fabricated from 1/4" aluminum.
5) All street sign pole finials are stock OPPTC Ball Finial (OPPTC 38).

COLOR PALETTE

1) The color palette (PMS colors) reflects the approved brand standards.
2) Paints (P) colors should be matched to the PMS colors.
P2 = Match PMS 444C (Dark Grey)
P6 = Opaque Bright White
3) Recommended stock Vinyl (V) color matches:
V3 = Avery Burgundy (SC-900-470-O) to match PMS 506C (Burgundy)
V4 = Avery Teal (SC-900-720-O) to match PMS 321C (Teal)
V5 = Avery Bright Orange (SC-900-380-O) to match PMS 158C (Orange)
V6 = Avery Snow Green (SC-900-772-O) to match PMS 370C (Green)
V10 = Avery High Visibility Reflective White (HV 1200-1011)

Courtesy of The 1717 Design Group, Inc.

41

E-21

SIGNAGE DETAILS
SIGNAGE GUIDELINES

STREET SIGN FRAME DETAILS
(SHEET 2.10)



PLAN
SCALE: 1-1/2" = 1'-0"



FRONT ELEVATION
SCALE: 1-1/2" = 1'-0"

CUSTOM SIGN FACE PANEL FRAMES

1) All street sign frames are custom-fabricated with a semi-gloss black powder coat finish.
2) All street sign frames are fabricated from 1/8" aluminum. Vector files are available from the designer.
3) All fasteners are to be stainless steel.
4) Street sign frames are mounted to the street sign poles using custom single 90° bracket mounts with a semi-gloss black powder coat finish.
5) The top street sign frame is always mounted 3" below the bottom of the finial cap.
6) All street sign frames are mounted at 90° from one another on two levels and parallel to the street.

42
Courtesy of The 1717 Design Group, Inc.

SIGNAGE GUIDELINES
SIGNAGE DETAILS

STREET SIGN CUSTOM SIGN FRAME SINGLE 90° BRACKET MOUNTS
(SHEET 2.15)



PLAN – SINGLE 90° BRACKET
SCALE: 3" = 1'-0"



FRONT ELEVATION – SINGLE 90° BRACKET
SCALE: 3" = 1'-0"



CUSTOM SIGN FRAME BRACKET MOUNTS

1) All sign frame bracket mounts are custom fabricated with a semigloss black powder coat finish.
2) All sign frame bracket mounts are fabricated from 1/4" aluminum.
3) All fasteners are stainless steel.

Courtesy of The 1717 Design Group, Inc.
43

E-22

SIGNAGE DETAILS
VEHICULAR DIRECTIONAL SIGNS
(SHEET 3.00)

SIGNAGE GUIDELINES


LIBBIE MILL
MIDTOWN
LIBBIE MILL LIBRARY
ANCHOR TENANT
JORDAN'S BRANCH CREEK TRAIL
LIBBIE LAKE
PARKING
FRONT ELEVATION
SCALE: 1/2" = 1'-0"
SIDE ELEVATION
SCALE: 1/2" = 1'-0"
PLAN
SCALE: 1/2" = 1'-0"

SIGN LOCATIONS

1) See Signage Maps for specific locations.

STOCK SIGN POLES, BASES, & FINIALS

1) All vehicular directional sign poles are stock OPPTC 3" (outside diameter) round aluminum poles with a semi-gloss black powder coat finish.
2) All vehicular directional signs are installed to be exactly 6' high from grade to the bottom of the finial cap.
3) Vehicular directional signs in landscape areas are to be direct-bury installations. Vehicular directional signs in hardscape areas are to be installed via sleeve imbedment method (see Sheet 6.00). Fabricator to specify additional pole length required.
4) All vehicular directional sign pole bases are stock OPPTC one piece, slip-on, 24"H non-structural cast aluminum with a semi-gloss black powder coat finish (OPPTC 350-3").
5) All vehicular directional sign pole finials are stock OPPTC Dome Caps (OPPTC 30C).

CUSTOM SIGN FACE PANELS

1) All vehicular directional sign faces are custom-shaped panels. Vector files are available from the designer.
2) All vehicular directional sign panels have graphics on one side only.
3) If this sign-type is used as a two-sided sign, two sign-face panels are required.
4) The rear and edges of all sign panels should be painted black.
5) All vehicular directional sign panels are fabricated from 1/4" aluminum.
6) All vehicular directional sign panels have painted fields with applied cut vinyl graphics.
7) Logo and border graphics are opaque cut vinyl.
8) Destination names and arrow graphics are reflective cut vinyl.
9) Vehicular sign panels are fastened to the cross arm ring brackets attached to the sign poles.

STOCK SIGN PANEL BRACKETS

1) Vehicular directional signs are mounted to the sign poles using two (2) stock OPPTC Cross Arm Ring brackets (CAR-2).
2) Each OPPTC Cross Arm Ring bracket consist of one 2" square tube and two 3" slip collars with a semi-gloss black powder coat finish.
3) All fasteners are stainless steel.
4) Slip collars should be removable to facilitate removal of the sign face for maintenance or updates.

Courtesy of The 1717 Design Group, Inc.

SIGNAGE GUIDELINES

SIGNAGE DETAILS
VEHICULAR DIRECTIONAL SIGNS SIGN GRAPHICS
(SHEET 3.05)


LIBBIE MILL
MIDTOWN
LIBBIE MILL LIBRARY
ANCHOR TENANT
JORDAN'S BRANCH CREEK TRAIL
LIBBIE LAKE
PARKING
FRONT ELEVATION
SCALE: 1" = 1'-0"

GRAPHICS STANDARDS

1) No more than five (5) primary destinations are to appear on this sign face.
2) The top portion of the sign face has a white painted field with applied opaque cut vinyl brand graphics.
3) The bottom portion of the sign face has a gray painted field with applied opaque and reflective cut vinyl graphics.
4) The 1-1/2" black border is stencil-painted or applied cut vinyl.
5) The double line gray border is applied cut vinyl.
6) The rear and edges of all sign panels should be painted black.
7) The brand graphics are provided. Digital files are available from the designer.
8) All type is Gotham Medium. The font is condensed 30% for copy fitting.
9) Destination names are set in all caps (3").
10) Arrows and destination names are to be visually centered within the gray field based on the length of the longest name.
11) Circles that enclose the arrows are 4-1/2" in diameter and spaced min. 1-1/2" apart.
12) Directional arrows are white on a color coded field using one of 5 colors from the approved color palette.
13) Digital vector files, where they exist, are available from the designer.

COLOR PALETTE

1) The color palette (9 PMS colors) reflects the approved brand standards.
2) Paints (P) and Powder Coat (PC) colors should be matched to the PMS colors.
- P1 = match PMS 546C (Dark Blue)
- P2 = match PMS 444C (Dark Gray)
- P3 = match PMS 506C (Burgundy)
- P4 = match PMS 321C (Teal)
- P5 = match PMS 159C (Orange)
- P6 = match PMS 370C (Green)
- P7 = match PMS 413C (Light Gray)
- P8 = opaque bright white
- P9 & PC9 = matched PMS Black C

3) Recommended stock Vinyl (V) color matches:
- V1 = Avery Majestic Blue (SC-900-625-C) to match PMS 546C (Dark Blue)
- V2 = Avery Pewter (SC-900-604-O) to match PMS 444C (Dark Gray)
- V3 = Avery Burgundy (SC-900-470-O) to match PMS 506C (Burgundy)
- V4 = Avery Teal (SC-900-730-O) to match PMS 321C (Teal)
- V5 = Avery Bright Orange (SC-900-580-O) to match PMS 159C (Orange)
- V6 = Avery Grass Green (SC-900-770-O) to match PMS 370C (Green)
- V7 = Avery Palm Oyster (SC-900-620-O) to match PMS 413C (Light Gray)
- V8 = Avery White (SC-900-101-O) to match Opaque Bright White
- V9 = Avery Black (SC-900-190-O) to match PMS Black C
- V10 = Avery High Visibility Reflective White (HV-1200-1014)

COLOR CODING

1) Destination colors:
- Libbie Mill Library = match PMS 506C (Burgundy)
- (Anchor Tenant) = match PMS 321C (Teal)
- Lake = match PMS 546C (Dark Blue)
- Trail = match PMS 159C (Orange)
- Parking = match PMS 370C (Green)

Courtesy of The 1717 Design Group, Inc.

E-23

VEHICULAR DIRECTIONAL SIGNS (SHEET 400) SIGNAGE DETAILS SIGNAGE GUIDELINES SIGNAGE DETAILS PEDESTRIAN DIRECTIONAL SIGNS SIGN GRAPHICS (SHEET 4.05)

SIGNAGE DETAILS SIGNAGE GUIDELINES

VEHICULAR DIRECTIONAL FLAG SIGNS ON STREET SIGN POLES
(SHEET 5.00)


Libbie Mill West BLVD
TRAIL
Libbie Mill East BLVD
LIBBIE LAKE
GRADE

FRONT ELEVATION
SCALE: 1/2" = 1'-0"

UNFOLDED ELEVATION
SCALE: 1/2" = 1'-0"



PLAN
SCALE: 1/2" = 1'-0"

SIGN LOCATIONS AND ASSEMBLIES

1) This sign type is mounted to existing street sign poles, 6" below the street signs.
2) A maximum of two (2) directional signs may be added to the same street sign pole.
3) See Signage Maps for specific locations.
4) Directional signs are always mounted to be aligned across from one another on one level at 90° rather than offset like the street signs.
5) Directional signs will require either a single bracket mount or a double 90° bracket mount.
6) Directional signs are not to be used on a street sign/stop sign combination.
7) Flag signs should be a minimum of 84" above grade.

CUSTOM SIGN FACE PANELS

1) All directional sign face panels are custom-shaped panels. Vector files are available from the designer.
2) Directional sign panels are all 36"W.
3) All directional sign panels are inserted into a custom panel frame.
4) All directional sign panels have graphics on two sides.
5) All directional sign panels are fabricated from 1/8" aluminum.
6) All directional sign panels are color coded using one of 6 colors from the approved color palette. (See Sheet 5.05 for assigned color code).
7) All directional sign panels have painted fields with applied reflective cut vinyl graphics.
8) Destination names and arrow graphics are opaque cut vinyl.
9) Pedestrian sign panels are fastened to the sign poles using two stock ORPTC 3" Sign Holder Rings (SHR-3).
10) Mount sign panels a minimum of 84" above grade.
11) There is a consistent 3" space between the sign top and the bottom of the finial cap.

CUSTOM SIGN FACE PANEL FRAMES & BRACKETS

1) Pedestrian sign panels are fastened to the sign poles using two ORPTC 3" Sign Holder Rings (SHR-3).
2) All fasteners are stainless steel.
3) Sign Holder Rings should be removable to facilitate removal of the sign face for maintenance or updates.

Courtesy of The 1717 Design Group, Inc.

SIGNAGE GUIDELINES SIGNAGE DETAILS

VEHICULAR DIRECTIONAL FLAG SIGNS ON STREET SIGN POLES SIGN GRAPHICS
(SHEET 5.05)


TRAIL
TRAIL
LIBBIE LAKE
LIBBIE LAKE
PARKING
PARKING

SIGN FACE LAYOUTS
SCALE: 1/2" = 1'-0"



SIGN PANEL CONSTUCTION DETAILS FOR 36" PANEL
SCALE: 1-1/2" = 1'-0"


PARKING

SIGN PANEL GRAPHIC STANDARDS FOR 36" FLAG SIGN
SCALE: 1-1/2" = 1'-0"

GRAPHICS STANDARDS

1) It is intended that no more than one (1) primary destination is to appear on the sign face.
2) The sign face has a color-coded painted field with applied white reflective cut vinyl graphics.
3) Arrows always point away from the pole and the text is positioned adjacent to the arrow.
4) All type is Gotham Medium. The font is condensed 30% for copy fitting.
5) Destination names are set in all caps (4" H).
6) Destination vector files, where they exist, are available from the designer.

COLOR PALETTE

1) The color palette (PMS colors) reflects the approved brand standards.
2) Paints (P) and Powder Coat (PC) colors should be matched to the PMS colors.
- P1 = match PMS 548C (Dark Blue)
- P3 = match PMS 506C (Burgundy)
- P4 = match PMS 321C (Teal)
- P5 = match PMS 159C (Orange)
- P6 = match PMS 370C (Green)
- PC9 = match PMS Black C (for sign frame)

3) Recommended stock Vinyl (V) color matches:
- V10 = Avery High Visibility Reflective White (HV1200-101-R)

COLOR CODING

1) Destination colors:
- Lake = match PMS 548C (Dark Blue)
- Trail = match PMS 159C (Orange)
- Parking = match PMS 370C (Green)

Courtesy of The 1717 Design Group, Inc.

E-25

VEHICULAR DIRECTIONAL FLAG SIGNS CUSTOM SIGN FRAME DETAILS (SHEET 510) ANDER. NO 3fir 0 PROVEDPOLE VATESENTGLO. VEHICULAR DIRECTIONAL FLAG SIGNS CUSTOM SIGN FRAME

SIGNAGE DETAILS SIGNAGE GUIDELINES

WALL-MOUNTED PARKING DIRECTIONAL
(SHEET 6.00)


P
PARKING
FRONT ELEVATION
SCALE: 1/2" = 1'-0"
SIDE ELEVATION
SCALE: 1/2" = 1'-0"
PLAN
SCALE: 1/2" = 1'-0"

SIGN LOCATIONS

1) Typically this sign type is located on a building near the entrance to a parking garage.
2) See Signage Maps for specific locations.

CUSTOM SIGN FACE PANELS

1) All wall-mounted directional sign faces are custom-shaped panels. Vector files are available from the designer.
2) All wall-mounted directional sign panels have graphics on both sides.
3) The edges of all sign panels should be painted black.
4) All wall-mounted directional sign panels are fabricated from 1/4" aluminum.
5) All wall-mounted directional sign panels have painted fields with applied cut vinyl graphics.
6) All graphics are white reflective cut vinyl.
7) Wall-mounted sign panels are fastened to a custom sign bracket.
8) The bottoms of signs must be a minimum of 60" above grade in vehicular zones and a minimum of 84" above grade.

CUSTOM SIGN PANEL BRACKETS

1) Wall-mounted sign panels are mounted to a custom aluminum sign bracket.
2) All fasteners are stainless steel.
3) Sign panels should be removable to facilitate removal of the sign face for maintenance or updates.

52

Courtesy of The 1717 Design Group, Inc.

SIGNAGE GUIDELINES SIGNAGE DETAILS

WALL-MOUNTED PARKING DIRECTIONAL SIGN GRAPHICS
(SHEET 6.05)


P
PARKING
FRONT ELEVATION
SCALE: 1-1/2" = 1'-0"
SIGN PANEL DETAIL
SCALE: 1" = 1'-0"

GRAPHICS STANDARDS

1) This sign is a double-sided sign requiring two (2) sign panels. Graphics on the opposite panel are identical, except for arrow positions.
2) The sign face has a gray painted field with applied white reflective cut vinyl graphics.
3) The 5/8" black border is stencil-painted or applied cut vinyl.
4) The double line gray border is applied cut vinyl.
5) The rear and edges of all sign panels should be painted black.
6) All type is Gotham Medium. The font is condensed 30% for copy fitting.
7) Digital vector files, where they exist, are available from the designer.

COLOR PALETTE

1) The color palette (PMS colors) reflects the approved brand standards.
2) Paints (P) and Powder Coat (PC) colors should be matched to the PMS colors.
P2 = match PMS 444C (Dark Gray)
PC9 = match PMS Black C (for the custom bracket)
3) Recommended stock Vinyl (V) color matches:
V6 = Avery Grass Green (SC-900-772-O) to match PMS 370C (Green)
V7 = Avery Palm Oyster (SC-900-620-O) to match PMS 415C (Light Gray)
V10 = Avery High Visibility Reflective White (HV1200-101-R)

Courtesy of The 1717 Design Group, Inc.

53

E-27

CUSTOM SIGN PANEL BRACKETS I) NATE, an custom and. DP a I/2 Tube Paola and a IN"n aluminum mounting with a. glen SAE pea coal NOE 21 Al 'Elam% Meal 3) NOR OVEN Et manta 10 OE DE UNE. aluminum tube Name a) HE DEED ESA° DereennOle10 LPN/Y.01 the WE lace for A / updates

SIGNAGE DETAILS
SIGNAGE GUIDELINES

TRAFFIC/REGULATORY SIGNS
(SHEET 7.05)


STOP
STOP
Libbie Mill West
TYP FRONT ELEVATION WITHOUT BASE
SCALE: 1/2" = 1'-0"
TYP SIDE ELEVATION WITHOUT BASE
SCALE: 1/2" = 1'-0"
TYP FRONT ELEVATION WITH BASE
SCALE: 1/2" = 1'-0"
TYP PLAN WITHOUT BASE
SCALE: 1/2" = 1'-0"
TYP PLAN WITH BASE
SCALE: 1/2" = 1'-0"

LOCATION

1) Locate signs according to MUTCD requirements.
2) See Signage Maps for specific locations.

STOCK SIGN POLES, BASES, & FINIALS

1) All traffic/regulatory sign poles are stock OPPTC 3" (outside diameter) round aluminum poles with a semi-gloss black powder coat finish.
2) All traffic/regulatory sign poles are installed to be exactly 9' or 10' high from grade to the bottom of the finial cap.
3) There is a consistent 3" space between the top sign panel and the finial cap regardless of sign panel shape and dimension.
4) All traffic/regulatory sign poles in landscape areas are to be direct-bury installations. All traffic/regulatory sign poles in hardscape areas are to be sleeve-imbedment installations. Fabricator to specify additional pole length required.
5) Only stop signs with attached street signs require pole bases - stock OPPTC one-piece, slip-on, 24" H non-structural cast aluminum with a semi-gloss black powder coat finish (OPPTC 350-3")

STOCK SIGN PANEL FLAT BACKERS

1) All sign panels are mounted on an oversized .080 aluminum flat backer with satin black powder coat finish that creates a 3/4" border around the sign panel.

STOCK SIGN PANEL BRACKETS

1) Traffic/regulatory signs are mounted to the sign poles using two (2) stock 3" Sign Holder Ring brackets (SHR-3).
2) All fasteners are stainless steel.
3) Sign Holder Rings should be removable to facilitate retrofitting with other sign panels.

SIGN PANELS

1) All signs are stock retro-reflective signs that meet MUTCD standards.
2) Signs must be mounted to be a minimum of 84" above grade.

STOP SIGNS MOUNTED TO STREET SIGN POLES

1) All stop signs mounted to street sign poles are 30" H panels with flat backer panels.
2) Stop signs are mounted 6" below the street sign frames.
3) Stop signs cannot be mounted to street signs containing vehicular directional flag signs.

56

Courtesy of The 1717 Design Group, Inc.

SIGNAGE GUIDELINES
SIGNAGE DETAILS

TYPICAL POLE FOUNDATION DETAIL
(SHEET 8.0)


SLEEVE IMBEDMENT
SCALE: 1-1/2" = 1'-0"
DIRECT BURY
SCALE: 1-1/2" = 1'-0"

Courtesy of The 1717 Design Group, Inc.

57

E-29

SIGN LOCATIONS GRAPHIC STANDARDS CUSTOM SIGH FACE PANELS COLOR PALETTE CUSTOM SIGN FACE PANEL FRAMES NAINAIA

APPENDIX Building address sign Signage Guidelines Name Plate Location

EXHIBIT “G”

NOTICE OF DELIVERY AND ACCEPTANCE

Project Name:  Libbie Mill – Midtown

Effective Date:  ______________ __, ___.

Commencement Date:  ______________ __, ___.

Delivery Date of Leased Premises with Landlord’s Work substantially completed:  ____________ ___, ____.

Rent Commencement Date:  ______________ __, ___.

Expiration date of first Lease Year:  ______________ __, ___.

Term expiration date:  ______________ __, ___.

Tenant:  Lumber Liquidators Services, LLC, a Delaware limited liability company

Landlord:  LM Retail, LLC, a Virginia limited liability company

Leased Premises Address:  4901 Bakers Mill Lane, Richmond, Virginia 23230

Square Footage:  52,876 square feet.

Landlord and Tenant acknowledge and agree that the Leased Premises were tendered to Tenant on the Commencement Date. Tenant acknowledges that Tenant has inspected the Leased Premises and Tenant has confirmed to Tenant's satisfaction that the Leased Premises are suitable for Tenant's use.

From and after the date hereof, all notices should be delivered to Tenant at the address set forth in Section 35 of the Lease.

Landlord:	Tenant:

LM Retail, LLC,	Lumber Liquidators Services, LLC,
a Virginia limited liability company	a Delaware limited liability company

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

G-1

EXHIBIT “H”

LANDLORD’S WIRING INSTRUCTIONS

Bank -

Account number -

Wire ABA # -

H-1

EXHIBIT “I”

GUARANTY

GUARANTY

The undersigned, LUMBER LIQUIDATORS HOLDINGS, INC., (“Guarantor”) in consideration of the lease between Lumber Liquidators Services, LLC (“Tenant”) and LM Retail, LLC dated _____________ 2018, as the same may be amended from time to time (the “Lease”) for certain premises located in Richmond, Virginia, as more particularly described therein, does hereby covenant and agree as follows:

A.  Guarantor does hereby unconditionally guarantee the full, faithful and timely payment and performance by Tenant of all of the payments, covenants and other obligations of Tenant under or pursuant to the Lease.  If Tenant shall default at any time in the payment of any rent or any other sums, costs or charges whatsoever, or in the performance of any of the other covenants and obligations of Tenant, under or pursuant to the Lease, then the undersigned, at its expense, shall on demand of Landlord fully and promptly, and well and truly, pay all rent, sums, costs and charges to be paid by Tenant, and perform all the other covenants and obligations to be performed by Tenant, under or pursuant to the Lease, and in addition shall on Landlord’s demand pay to Landlord any and all sums due to Landlord pursuant to the Lease.

B.   Guarantor’s obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral at any time given as security for Tenant’s obligations (including other guaranties) and/or released Tenant from the performance of its obligations under the Lease.

C.   This guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant, of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of the Lease in any such proceedings or otherwise.

D.  This guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of Landlord, Tenant and the undersigned.  Landlord may assign this guaranty in whole or in part, and shall provide notice of such assignment to Tenant and Guarantor.

E.   In the event that Landlord should institute any suit against the undersigned for violation of or to enforce any of the covenants or conditions of this guaranty or to enforce any right of Landlord hereunder, or should the undersigned institute any suit against Landlord arising out of or in connection with this guaranty, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to the fees of its attorney(s) in the reasonable amount thereof, to be determined by the court and taxed as a part of the costs therein.

I-1

F.   It is understood that the Lease and the exhibits attached thereto are intended to set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant, and it hereby is expressly acknowledged and agreed that this guaranty is not executed in reliance on any covenants, promises, agreements, conditions or understandings between Landlord and Tenant, or made to or with the undersigned, either oral or written, other than those contained in the Lease and the exhibits attached thereto.

G.  The execution of this guaranty prior to execution the Lease shall not invalidate this guaranty or lessen the obligations of guarantor hereunder.

H.  Guarantor hereby waives any requirement of presentment, notice of dishonor, notice of default, demand, and all other notices that may be required on Landlord's part in connection with the obligations guaranteed hereby.  Landlord shall have the right to assign and transfer this guaranty to any assignee of the Lease.  Landlord’s successors and assigns shall have the rights, elections, remedies, and privileges, discretions and powers granted hereunder to Landlord and shall have the right to rely upon this guaranty and to enter into and continue other and additional transactions with Tenant in reliance hereon, in the same manner and with the same force and effect as if they were specifically named as Landlord herein.  Landlord shall have the right to proceed against Guarantor immediately upon any default by Tenant in payment or performance of any obligation under the Lease, and Landlord shall not be required to take any action or proceedings of any kind against Tenant or any other party liable for Tenant’s debts or obligations or to look to any other collateral Landlord may have for the obligations of Tenant under the Lease.  Should Landlord desire to proceed against Guarantor and Tenant in the same action, Guarantor agrees that Guarantor may be joined in any such action against Tenant and that recovery may be had against Guarantor to the extent of Guarantor’s liability in such action.

IN WITNESS WHEREOF, the undersigned has executed this guaranty this ____ day of __________, 2018.

LUMBER LIQUIDATORS HOLDINGS,
INC., a Delaware corporation

By:
Name:
Title:

I-2

EXHIBIT “J”

JANITORIAL SPECIFICATIONS

J-1

Entrances and Lobbies

QAR #	Item Description	Frequency						
		D	W	M	Q	SA	AR	NA
1.	**Doors**							
	• Clean all entrance doors.	X						
	• Clean overhead transom glass.			X				
2.	**Door Frames**							
	• Spot clean door frames.	X						
3.	**Thresholds**							
	• Clean and polish door thresholds.	X						
4.	**Walk-off Mats**							
	• Roll up walk-off mats to clean floor under.	X						
	• Vacuum walk-off mats.	X						
	• Spot clean.						X	
5.	**Ash/Trash**							
	• Empty and wipe all ashtrays, sand urns and replace sand.	X						
	• Remove all trash / wipe container exteriors.	X						
6.	**Vents/Lighting**							
	• Dust all lighting and ventilation fixtures (outside surfaces)		X					
7.	**High Dusting**							
	• Dust all areas above 60" from floor with treated cloth.		X					
8.	**Low Dusting**							
	• Dust and wipe window edges and ledges.	X						
9.	**Walls**							
	• Wipe off spots.	X						
10.	**Glass**							
	• Spot clean interior glass and interior windows.	X						
11.	**Directory**							
	• Dust and clean lobby directory.	X						
12.	**Front Desk**							
	• Clean reception / concierge area.	X						
13.	**Furniture**							
	• Clean lobby furniture.	X						
14.	**Bright Metal**							
	• Clean and polish metal surfaces to remove all soil.	X						
15.	**Water Fountains**							
	• Damp wipe to disinfect and polish.	X						
16.	**Hard Floors**							
	• Sweep, damp mop and spot mop lobby floor.	X						
	• Strip, seal and re-coat.						X	
	• Buff and polish.	X						
17.	**Carpet**							
	• Vacuum all carpeting to remove soil, loose paper and trash.	X						
	• Spot clean to remove stains.	X						

Cavalier Services, Inc.

J-2

Entrances and Lobbies QAR # Item Description Frequency D, W, M, Q, SA, AR, NA Corners/Edges J-3 18. Detail vacuum corners and edges. Planters Clean lobby planters (Do not touch plants) X X 19. Lobby 20. 21. Other Other LOGO

Elevators

QAR #	Item Description	Frequency						
		D	W	M	Q	SA	AR	NA
22.	**Doors** • Damp wipe with cleaner. • Clean /polish elevator doors, frames and switches.	X X						
23.	**Walls / Panels** • Spot clean.	X						
24.	**Tracks** • Clean and polish tracks and grooves.	X						
25.	**Carpet** • Vacuum all carpeting to remove soil, loose paper and trash. • Spot clean to remove stains. • Detail vacuum corners and edges. • Shampoo all carpets to remove imbedded soil.	X X	X				X	
26.	**Tile** • Sweep and damp mop hard surface floor. • Buff and polish if required.	X					X	
27.	**Corners/Edges** • Detail hard surfaces.	X						
28.	**Ceiling Lights** • Clean exterior.		X					
29.	**Telephone Cabinet** • Dust inside of cabinet.		X					
30.	**Other**							
31.	**Other**							

J-4

General Common Areas

QAR #	Item Description	Frequency						
		D	W	M	Q	SA	AR	NA
32.	**Doors**							
	• Spot clean doors.		X					
33.	**Door Frames**							
	• Spot clean door frames.		X					
34.	**Vents / Lighting**							
	• Dust all lighting and ventilation fixtures (outside surfaces)			X				
35.	**Walls**							
	• Spot clean walls and light switches to remove fingerprints, smudges, and marks.		X					
36.	**High Dusting**							
	• Dust clean all horizontal surfaces above 60".		X					
37.	**Low Dusting**							
	• Dust and clean directory.	X						
	• Dust all window ledges and frames.	X						
	• Dust clean all walls from floor to 60" above floor.	X						
38.	**Glass**							
	• Spot clean all glass including doors.	X						
39.	**Water Fountains**							
	• Clean, polish and sanitize drinking fountains.	X						
40.	**Fire Cabinets**							
	• Dust fire extinguishers and cabinets.		X					
41.	**Furniture**							
	• Vacuum all lobby furniture.		X					
42.	**Bright Metal**							
	• Wipe / dust clean all architectural metal.	X						
	• Spot clean mail chutes.	X						
	• Spot clean metal trimwork.	X						
43.	**Ash / Trash**							
	• Empty and damp wipe all ashtrays &sand urns & replace sand.	X X						
	• Empty all waste receptacles and reline.	X						
44.	**Carpet**							
	• Vacuum all carpeted areas.	X						
	• Spot clean, if necessary.		X					
45.	**Tile**							
	• Sweep and mop floors.	X						
	• Buff and polish.		X					
46.	**Cove Base**							
	• Dust all cove base moldings.		X					
47.	**Edges / Corners**							
	• Detail clean.		X					

Cavalier Services, Inc.

J-5

Sweep and mop. Clean and disinfect. J-6 QAR # Item Description Frequency D W M Q SA AR NA 48. Service Closet Floor X 49. Service Closet Sink X 50. Other 51. Other LOGO

Stairwells

QAR #	Item Description	Frequency						
		D	W	M	Q	SA	AR	NA
52.	**Doors**							
	• Damp wipe all doors with non-abrasive detergent.		X					
53.	**Door Frames**							
	• Spot clean door frames.			X				
54.	**High Dusting**							
	• Damp wipe clean from floor to ceiling all light fixtures, ledges, moldings, grills, vents, piping, etc.			X				
55.	**Walls**							
	• Spot clean walls with non-abrasive detergent from floor to ceiling.				X			
56.	**Rails**							
	• Damp wipe hand rails with non-abrasive detergent.		X					
57.	**Stairs / Landings**							
	• Sweep and police for litter.	X						
	• Damp mop.		X					
	• Buff or polish hard surfaces.			X				
	• Vacuum stairs and landings.		X					
58.	**Corners / Edges**							
	• Detail clean.		X					
59.	**Other**							

Cavalier Services, Inc.

J-7

Tenant Spaces

QAR #	Item Description	Frequency						
		D	W	M	Q	SA	AR	NA
60.	**Doors** • Spot clean doors.		X					
61.	**Door Frames** • Spot clean door frames.		X					
62.	**Vents / Lighting** • Dust all lighting and ventilation fixtures (outside surfaces).			X				
63.	**High Dusting** • High dust all areas above 60" from floor with a treated cloth.		X					
64.	**Low Dusting** • Dust clean chair rails, convector tops, pictures or wall hangings from floor to 60" above floor.		X					
65.	**Walls** • Spot clean walls and switch plates to remove fingerprints, spills, and other markings.		X					
66.	**Glass** • Spot clean side lights and glass partitions • Spot clean glass window and glass entrance doors.	 X	 X					
67.	**Blinds** • Dust all window blinds.			X				
68.	**Window Ledges** • Dust clean all window frames and sills.		X					
69.	**Partitions** • Dust modular partitions.		X					
70.	**Furnishings** • Dust clean all tables, bookcases, file cabinets, desks, credenza, chair, and chair bases, etc. (Do not disturb any desk articles.)		X					

Cavalier SERVICES, INC.

J-8

Tenant Spaces Wipe clean. Vacuum upholstered furniture and wipe all chair X Damp wipe to sanitize telephones. Empty all waste receptacles. Remove trash to designated area. Vacuum unobstructed open areas. Spot clean all carpeting. Sweep and damp mop all non-carpeted areas. Scrub and refinish all composition floors (Non-skid. Edge vacuum all carpeted areas. X Wash outside cabinet. X X Wipe down wall behind container. Clean and disinfect. X Secure the area. J-9 QAR # Item Description Frequency D W M Q SA AR NA 71. Counter Tops X 72. Upholstery legs with treated cloth. X 73. Telephones. Dust clean all telephones. X 74. Trash Receptacles. Replace plastic liner as required. X X X 75. Carpet Vacuuming X 76. Carpet Spotting X 77. Hard Floors. Buff all composition floors. wax to be used at all times). X X X 78. Corners I Edges Dust baseboards. X X 79. Kitchen Counter I Cabinets. Clean all counter tops. Spot clean front of cabinet. X X 80. Kitchen Trash. Empty trash container. Replace liner. Wipe down container exterior. X X 81. Kitchen Sinks X 82. Lights I Locks. Turn off lights. X LOGO

Tenant Spaces In offices as needed Given access offices to be cleaned J-10 QAR # Item Description Frequency D W M Q SA AR NA 83. Recycling 84. Locked Offices X LOGO

Special Areas

QAR #	Item Description	D	W	M	Q	SA	AR	NA
		Frequency						
85.	**Garage**							
	• Clean entrance door glass.	X						
	• Damp mop and buff floors as required with approved products for the floor type.		X					
	• Damp wipe baseboards, walls and door kick plates.		X					
	• Clean and empty any trash receptacles, urns, etc.	X						
	• Remove trash to designated areas.	X						
	• Sweep entry way in front of door.	X						
	• Keep light lenses, ventilation and overhead vents dust-free. Damp wipe as required.			X				
	• Polish entrance door thresholds.	X						
	• Vacuum walk-off mats if used.	X						
86.	**Fitness Center**							
	• Vacuum carpet.							X
	• Dust and damp wipe exercise equipment.							X
	• Clean shower/restroom area including shower curtain using disinfectant or other approved cleaner.							X
	• Clean glass/mirror in exercise room.							X
	• Wipe down lockers and benches in area.							X
	• Remove from locker/restroom area to designated area any materials such as towels, clothes, etc., left at close of fitness center operation time.							X
	• Scrub restroom ceramic tile floors.							X
87.	**Other**							

Cavalier Services, Inc.

J-11

Special Areas

QAR #	Item Description	D	W	M	Q	SA	AR	NA
		Frequency						
88.	**Loading Dock**							
	• Damp wipe with non-abrasive detergent and clean all doors, wall light switches, glass, hand rails, etc.		X					
	• Sweep all flooring and stairs.	X						
	• Remove all trash and debris.	X						
89.	**Exterior**							
	• Sweep underneath walk-off mats as needed.	X						
	• Empty outside trash receptacles nightly.	X						
	• Sweep and police entrances for cigarette butts and other debris.	X						
	• Police courtyards and sidewalks.	X						
90.	**Grounds**							
	• Police for litter and debris. (Porters Only)	X						
91.	**Mechanical Rooms**							
	• Sweep and mop flooring as requested.						X	
92.	**Computer Room**							
	• Empty all waste receptacles. Replace liner as required.	X						
	• Dust/wipe desks, tables, cabinets, telephones, etc.	X						
	• Spot clean partition glass.	X						
	• Dust mop / damp mop raised tile areas.		X					
	• Vacuum using canister/tank for raised flooring.	X						
	• Vacuum under raised tile flooring.							X
	• Do not clean or disturb computer / electronic equipment.	X						
93.	**Laundry Room**							
	• Clean washer and dryer.							X
	• Empty trash receptacles.							X
	• Dust wipe surfaces including pipes and counter tops.							X
	• Damp mop.							X
94.	**Other**							

J-12

Restrooms

QAR #	Item Description	D	W	M	Q	SA	AR	NA
95.	**Doors** • Damp wipe all doors and door frames with mild non-abrasive detergent.	X						
96.	**Door Frames** • Spot clean door frames.	X						
97.	**Threshold** • Damp wipe threshold with mild non-abrasive detergent.	X						
98.	**Vents / Lighting** • Dust all lighting and ventilation fixtures (outside surfaces)		X					
99.	**Walls** • Damp wipe clean (floor to ceiling) with proper combination cleaner, disinfectant, deodorant. • Damp wipe all baseboards.			X X				
100.	**Partitions** • Damp wipe partitions with non-abrasive detergent. • Wash to remove streaks, stains and smudges with proper combination disinfectant cleaner.		X	 X				
101.	**Mirrors** • Clean glass mirrors removing all fingerprints, streaks, smudges and splash marks.	X						
102.	**Counters** • Clean vanity tops removing all fingerprints, streaks, smudges and splash marks.	X						
103.	**Sinks** • Clean with disinfectant and polish to bright finish.	X						
104.	**Plumbing** • Remove all stains from underneath sinks, toilets and urinals. • Clean and polish flushometers, piping, toilet hinges and other metal surfaces to remove all soil.	X X						

Cavalier Services, Inc.

J-13

Restrooms

QAR #	Item Description	Frequency D	W	M	Q	SA	AR	NA
105.	**Bright Metal** • Clean and polish towel and toilet tissue dispensers, shelves, and tampon machines. • Clean and polish all chrome work.	X X						
106.	**Trash Receptacles** • Empty and damp wipe all waste containers using proper disinfectant, deodorant and germicide combination cleaner. • Reline with proper liner for each container. Liners should be minimally visible from outside of container.	x X						
107.	**Soap Supply** • Refill soap dispensers with designated soap.	X						
108.	**Paper Supply** • Refill all toilet tissue, towel, seat cover and feminine supply dispensers.	X						
109.	**Toilets** • Clean toilets, toilet seats with proper combination of lavatory cleaner, disinfectant and deodorizer removing all streaks, stains, and deposits.	X						
110.	**Urinals** • Clean urinals with proper combination of bathroom cleaner, disinfectant and deodorizer removing all streaks, stains, and deposits.	X						
111.	**Tile Floor** • Remove all litter. • Damp mop with proper combination of bathroom cleaner, disinfectant, deodorizer.	X X						
112.	**Carpet** • Vacuum and spot clean all carpets	X						
113.	**Floor Drain** • Pour water into floor drain to keep trap moist to reduce odors.		X					
114.	**Edges / Corners** • Detail clean.		X					

Cavalier Services, Inc.

J-14

CSI Systems Check Maintain MSDS Book. Maintain Bloodborne Pathogen Book. Budget I Staff X Other Current Information Customer and CSI Entries Maintain an orderly arrangement of all janitorial Maintain all equipment in good working order. Neat and clean. Paper X Expendables Complete X Entries complete to date Entries complete to date J-15 QAR # Item Description Frequency D W M Q SA AR NA 115. MSDS Book X 116. Bloodborne Pathogen Book X 117. Operations Site Book. Building Specifications. Systems Training to Specifications X X X 118. Communications Log X 119. CSI Main Storage Area supplies and paper products. X 120. Equipment Condition X 121. Uniforms ID badges visible X X 122. Inventory. Plastic X X 123. First Aid Kit. On site X 124. Sign-In Sheets X 125. Timecards X 126. Other: LOGO

EXHIBIT “K”

LANDLORD’S WORK

Landlord shall cause the work requested by Tenant and approved by Landlord, which approval shall not be unreasonably, withheld, conditioned or delayed, to be completed in the Leased Premises in accordance with the terms and provisions of this Exhibit “K” (“Landlord’s Work”).

1.   Tenant shall contract with and hire Wendel/Evolve (“Tenant’s Architect”) as Tenant’s architect of record.

a.    Tenant’s Architect shall contract and/or coordinate with all design sub consultants to include, but not be limited to, engineers (MEP and structural), signage vendors, security consultants and IT vendors  (collectively, the “Project Team”).

b.   Landlord shall work with Tenant to review design proposals for completeness.

c.    The Project Team shall be responsible for complete development of demolition, interior and exterior architectural plans, mechanical, engineering and plumbing plans, structural plans and low voltage plans, including specification of all equipment, finishes, hardware and other finishes (the “Construction Documents”).

2.   Upon execution of the Lease, Landlord, Tenant and Tenant’s Architect shall hold an initial design coordination meeting to accomplish the following:

a.    Establish the design schedule.

b.   Develop the MEP and finish schedule narratives so that those documents can be used as part of the request for proposal (“RFP”) to the general contractor field.

c.    Begin development of the Construction Documents.

d.   Tenant shall complete final construction documents on or before January 15, 2019.  There shall be a day for day extension of the Outside Delivery Date (as defined below) for each day after January 15, 2019 until Tenant has completed the final Construction Documents.  Landlord delays shall not extend the Outside Delivery Date, as defined below.

e.    Upon completion of the Construction Documents, Landlord shall submit applications for permits to Henrico County.

3.   Tenant shall pay design services costs directly to the Project Team.

a.    Soft costs (including, but not limited to, all costs associated with Section 1c above) may be reimbursed by the Allowance to the extent that there is sufficient Allowance remaining upon completion of Landlord’s Work.

4.   Landlord shall develop an RFP and seek general contracting services, enter into and manage the contract with the general contractor (the “GC”).

a.    Upon completion of the Construction Documents, Landlord shall obtain bids from at least three (3) general contractors, with each scope including three (3) returned, open book bids, for the completion of the Construction Documents.  All of the general contractors on the bid list shall be approved by Landlord and Tenant, which approval shall not be unreasonably withheld. Within ten (10) days after Landlord and Tenant mutually agree upon the selection of the GC, Landlord shall enter into a contract with such GC.  If none of the bid proposals are acceptable, Landlord’s Work shall be rebid in the manner set forth above.

b.   GC will be obligated to execute a clean version of Landlord’s form AIA-102 and AIA-201 contract documents (the “GC Contract”).

c.    GC will be obligated to deliver the Leased Premises with Landlord’s Work substantially completed no earlier than October 1, 2019. Liquidated damages will be deducted from the GC’s fee in the amount of Five Thousand and No/100 Dollars ($5,000) per day for each day the Leased Premises is delivered to Tenant with Landlord’s Work substantially completed after October 31, 2019 (the “Outside Delivery Date”).

d.   Tenant shall be responsible for the specification, installation and payment for the cost of its IT infrastructure, security infrastructure and low/volt -media design wiring and installation.  Landlord shall coordinate contractors and provide pathways for wiring of system.

e.    HVAC equipment shall be specified with monitoring system (specified by Landlord), so that after-hours use can be monitored and properly managed, at Landlord’s cost and not included as part of the Allowance. All other costs related to the HVAC equipment and installation shall be included in the Allowance.

5.   Upon execution of the GC Contract, Landlord and Tenant shall mutually agree to begin Landlord’s Work.

a.    Landlord shall be paid four percent (4%) of the GC Contract cost of Landlord’s Work (plus change orders) as a project management fee (the “Project Management Fee”).

b.   The GC Contract cost shall include the GC fee and general conditions, scope cost, contingency, insurance, and payment and performance bonds.

c.    The total cost of the GC Contract plus the Project Management Fee will result in the total cost per square foot of the Tenant improvements (“TI”).

i.    Prior to execution of the GC Contract by Landlord, Tenant shall fund all costs, if any, of the TI in excess of the Allowance (the “Escrow Funds”) plus a contingency amount equal to 10% of the Escrow Funds (the “Escrow Fund Contingency”) plus the amount equal to Landlord’s Retainage (as defined below) into an escrow account (the “Escrow Account”).

ii.   The Escrow Funds shall be used for monthly payments of the cost of the TI prior to use of the Allowance. The Escrow Fund Contingency shall remain in the Escrow Account, to be used in the event the GC Contract cost is greater than anticipated; provided, however, Tenant must first approve any increases to the GC Contract cost.

iii.  Ninety percent (90%) of the Allowance shall be used for monthly payments of the TI after the Escrow Funds, less Escrow Fund Contingency (if applicable), have been paid out.

iv.  The remaining ten percent (10%) of the Allowance shall be held by Landlord as retainage (“Landlord’s Retainage”) and paid to the GC Contract following the completion of the Landlord’s Work. Any of the unused Allowance and the Escrow Fund Contingency shall be paid to Tenant upon Tenant’s opening for business in the Leased Premises for the Allowable Use and receipt by Landlord of the first month’s Rent.

v.   In no event shall the Allowance be used to pay Tenant’s employees or for any costs associated with Tenant's inventory, personal property, furniture,

equipment, trade fixtures, or other items of a non-permanent nature installed in the Leased Premises. Landlord makes no representations as to whether the Allowance will be sufficient to complete Landlord’s Work and Tenant shall be responsible for any and all costs of Landlord’s Work in excess of the Allowance.

6.   In furtherance of Landlord’s obligation to manage the GC Contract, Landlord shall do the following:

a.    Landlord shall regularly meet with Tenant and the Project Team to review construction progress and payments.

b.   Landlord shall involve Tenant and the Project Team for any necessary clarification to the Construction Documents in order to correctly complete the TI.

c.    Landlord and Tenant’s Architect shall review and make satisfactory all payment applications.  Landlord and Tenant shall be required to jointly review and make final approval of payment applications before funds are released by Landlord for payment.

d.   Landlord shall require Tenant and the Project Team to review and approve any change orders resulting from additional scope requests by Tenant or caused by design omissions or necessary material substitutions.

e.    For the period beginning with the Effective Date and ending on July 31, 2019, upon approval of any change order, within five (5) business days after such approval, Tenant shall deposit funds in an amount equal to one hundred ten percent (110%) of the cost of such change order, plus the applicable Project Management Fee, into the Escrow Account, if the amounts are in excess of Allowance.  Commencing on August 1, 2019, within five (5) business days after the approval of a change order, Tenant shall deposit funds in an amount equal to one hundred percent (100%) of the cost of such change order, plus the applicable Project Management Fee, into the Escrow Account, if the amounts are in excess of Allowance. If any change order results in a reduction of the GC Contract cost, Tenant shall be reimbursed, if such funds were already paid to the GC.

7.   Landlord shall be deemed to have substantially completed Landlord’s Work upon issuance of a temporary certificate of occupancy (“TCO”) and completion of the scope of work defined in the Construction Documents on or before the Outside Delivery Date.

a.    Landlord, Tenant, Tenant’s Architect and the GC shall schedule and generate walkthrough/punch lists to finalize the delivery of the Leased Premises in accordance with the GC Contract. Landlord shall complete such punch list items within fifteen (15) days after finalizing such punch list or such additional reasonable time period as necessary provided Landlord is diligently pursuing the completion of such items. Landlord shall notify Tenant of the anticipated completion date of such punch list items and Tenant shall inspect the Leased Premises with Landlord within five (5) days of the date provided in such notice to verify the completion of the punch list items. If Tenant’s inspection reveals that any of the punch list items have not been completed, Landlord shall diligently complete such punch list item within fifteen (15) days or such additional reasonable time period as necessary provided Landlord is diligently pursuing completion and the foregoing notice and inspection process shall continue until all punch list items have been completed.

b.   Any conditions included in the TCO which are applicable to the TI shall be deemed to be included on the punch list and Landlord shall complete the work necessary to satisfy such conditions in accordance with Section 7a above, and in no event, later than the date the TCO expires.

BASIC LEASE INFORMATION RIDER

1.         Effective Date:  ________ __, 2018

2.         Tenant: Lumber Liquidators Services, LLC, a Delaware limited liability company.

3.         Rentable area of the Leased Premises is conclusively determined to be fifty-two thousand eight hundred seventy-six (52,876) square feet.  Attached hereto as Exhibit “F” is a sketch of the Leased Premises showing the BOMA calculations for the Leased Premises.

4.         Lease Term: Ten (10) years plus the period of time between the Commencement Date (defined below) and the Rent Commencement Date (defined below), commencing on the date that Landlord tenders possession of the Leased Premises to Tenant (the “Commencement Date”), and ending on the date which is ten (10) years after the Rent Commencement Date.  Prior to Tenant or anyone claiming under or through Tenant occupying or using the Leased Premises, both Tenant and Landlord shall execute and Tenant shall deliver to Landlord a written notice of delivery and acceptance of the Leased Premises in the form attached hereto as Exhibit “G”.

5.         Base Rent:  $1,361,557.00 annually payable in equal monthly installments of $113,463.08.  Payment of Base Rent shall commence on January 1, 2020 (the “Rent Commencement Date”).  Base Rent shall be increased each Lease Year commencing with the second (2nd) Lease Year as follows:

Lease Year	Annual Base Rent per square foot	Yearly Payment	Monthly Payment
1	$25.75	$1,361,557.00	$113,463.08
2	$26.46	$1,399,098.96	$116,591.58
3	$27.19	$1,437,698.44	$119,808.20
4	$27.94	$1,477,355.44	$123,112.95
5	$28.71	$1,518,069.96	$126,505.83
6	$29.50	$1,559,842.00	$129,986.83
7	$30.31	$1,602,671.56	$133,555.96
8	$31.14	$1,646,558.64	$137,213.22
9	$32.00	$1,692,032.00	$141,002.67
10	$32.88	$1,738,562.88	$144,880.24

6.         Security Deposit:  None.

7.         Allowable Use of Leased Premises (subject to restrictions set forth in the Lease and the PUP and PROFFERS):  Solely for general office purposes consistent with a first-class office building in the Richmond, Virginia, metropolitan area.  Landlord represents and warrants that (a) the Leased Premises is zoned to allow for general office use, and (b) no restrictive covenant, lease, easement, or other written agreement prohibits, restricts, or otherwise limits Tenant’s rights set forth in this Lease.

8.         Leased Premises Hours:  Between 8:00 a.m. (Richmond, Virginia time) and 6:00 p.m. (Richmond, Virginia time), Monday through Friday, except Holidays.  The term "Holidays" shall mean New Year’s Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving, and Christmas Day.  Tenant shall have access to the Leased Premises 24 hours per day, 365 days per year.

9.         Landlord’s Work:  Landlord agrees to deliver the Leased Premises to Tenant with Landlord’s Work, as described in Exhibit “K”, substantially completed at Tenant’s sole cost and expense less the amount of the Allowance. Following substantial completion of Landlord’s Work, Landlord shall provide Tenant with written notice of the delivery date, which shall occur no earlier than October 1, 2019 and no later than October 31, 2019 (the “Outside Delivery Date”). In the event the Leased Premises is delivered after the Outside Delivery Date, as such date may be extended by Tenant Delay (as hereinafter defined) or Force Majeure on a day for day basis, Tenant shall receive a Rent credit in the amount of Five Thousand and No/100 Dollars ($5,000) per day for each day the Leased Premises is delivered to Tenant after the Outside Delivery Date. “Tenant Delay” shall mean any failure by Tenant to satisfy any of its obligations set forth in Exhibit K by the dates set forth in Exhibit K, or, if Tenant delays construction of Landlord’s Work, following notice from Landlord to Tenant specifying Tenant’s actions or inaction which constitutes the delay and Tenant fails to cure such occurrence or nonoccurrence within two (2) business days of receipt of such notice.

10.       Comprehensive General Liability Insurance: $1,000,000 per occurrence and $2,000,000 in the aggregate for general liability and $500,000 for fire legal liability.

11.       Broker:  Jones Lang LaSalle Americas, Inc. (“Tenant’s Broker”).

12.       Allowance: a sum of up to Fifty and No/100 Dollars ($50.00) per square foot of the Leased Premises, but in no event exceeding the total sum of Two Million Six Hundred Forty Three Thousand Eight Hundred and No/100 Dollars ($2,643,800.00).  No portion of the Allowance shall be used as a Rent abatement.

13.       Space Planning Allowance: a sum of up to 15/100 Dollars ($0.15) per square foot of the Leased Premises to be used for space planning, but in no event exceeding the total sum of Seven Thousand Nine Hundred Thirty One and 40/100 Dollars ($7,931.40).  The Space Planning Allowance shall be paid directly to Tenant’s architect within ten (10) days after request from Tenant.

Certain of the information relating to the Lease, including many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider.  The Basic Lease Information Rider and the Lease are, by this reference, hereby incorporated into one another.

IN WITNESS WHEREOF, Landlord and Tenant have signed this Basic Lease Information Rider as of this 19th day of October, 2018.

TENANT: LUMBER LIQUIDATORS SERVICES, LLC, a Delaware limited liability company		LANDLORD: LM RETAIL, LLC, a Virginia limited liability company

By:	/s/ Martin D. Agard	By:	/s/ Wayne Chasen
Name:	Martin D. Agard	Name:	Wayne Chasen
Title:	Chief Financial Officer	Title:	Co-Manager

OPTION TO RENEW RIDER

A.        Landlord hereby grants Tenant the option to renew (the “Renewal Option”) the initial Lease Term (not to include, for purposes of this Rider only, any Renewal Term, as hereinafter defined) for two (2) additional terms of five (5) years each (each, a “Renewal Term”), commencing as of the date immediately following the expiration of the Lease Term then in effect, such option to be subject to the covenants and conditions hereinafter set forth.

B.         Tenant shall give Landlord written notice (a “Renewal Notice”) of Tenant's election to exercise a Renewal Option not later than three hundred sixty five (365) days prior to the expiration of the Lease Term or the first Renewal Term, as applicable.  Tenant's failure to give a Renewal Notice by said date, whether due to Tenant's oversight or failure to cure any existing defaults or otherwise, shall render the Renewal Option null and void.

C.         Tenant shall not be permitted to exercise a Renewal Option if Tenant is in default under the Lease, subject to applicable notice and grace periods (if any).  If Tenant fails to cure any default under the Lease prior to the commencement of a Renewal Term, subject to applicable notice and grace periods, the Renewal Term shall be immediately cancelled, unless Landlord elects to waive such default, and Tenant shall forthwith deliver possession of the Leased Premises to Landlord as of the expiration or earlier termination of the Lease Term or the first Renewal Term, as applicable.

D.        Tenant shall be deemed to have accepted the Leased Premises in “AS-IS” condition as of the commencement of a Renewal Term, subject to any other repair and maintenance obligations of Landlord under the Lease and Landlord’s representations and warranties in the Lease, it being understood and agreed that Landlord shall have no additional obligation to renovate or remodel the Leased Premises or any portion of the Building as a result of Tenant's renewal of the Lease.

E.         The covenants and conditions of the Lease in force during the original Term, as the same may be modified from time to time, shall continue to be in effect during a Renewal Term, except as follows:

(1)        The “Commencement Date” for the purpose of the Lease shall be the first day of the Renewal Term.

(2)        The Base Rent for a Renewal Term shall be an amount equal to the then Fair Market Rental Value of the Leased Premises at the time of Landlord’s receipt of a Renewal Notice.  "Fair Market Rental Value" of the Leased Premises shall be an amount determined by Landlord and agreed to by Tenant. In determining the Fair Market Rental Value, Landlord shall take into account factors including, without limitation, the then-prevailing market rental rate, escalations for space comparable to the Leased Premises, applicable lengths of lease term, differences in size of the space demised, the age, quality and location of the Building and comparable buildings, the amenities in the Building and comparable buildings, the tenant improvements, and other economic terms and conditions normally taken into account in determining Fair Market Rental Value. If, however, Landlord and Tenant are unable to agree upon a Fair Market Rental Value within thirty (30) days following the Renewal Notice, then the Fair Market Rental Value shall be determined by a competent real estate broker agreed to by Landlord and Tenant within forty-five (45) days after the Renewal Notice.  The broker shall provide Landlord and Tenant with a single figure for the Fair Market Rental Value (i.e., not a range) within thirty (30) days following the date that Landlord and Tenant agree to the broker.  Landlord and Tenant shall split any and all costs associated with the retention of said broker.  If, however, Landlord and Tenant are unable to agree upon a competent real estate broker, then the Fair Market Rental Value shall be determined by three (3) competent real estate brokers. Landlord and Tenant shall each select a broker within sixty (60) business days following the Renewal Notice.  The two (2) brokers selected by Landlord and Tenant shall select a third broker by mutual agreement reached within five (5) business days after both of the parties’ brokers are identified.  The three (3) brokers shall provide their determinations of Fair Market Rent to Tenant and Landlord within thirty (30) days following the selection of the third broker. Landlord shall be responsible for any and all costs associated with the retention of Landlord’s broker; Tenant shall be responsible for any and all costs associated with the retention of Tenant’s broker; and Landlord and Tenant shall split any and all costs associated with the retention of the third broker.  All brokers selected pursuant to this section shall have at least ten (10) years of experience in the Richmond, Virginia real estate market relating to office leasing.  The Fair Market Rental Value shall be the average (“average” shall refer herein to the sum of the fair market rent determinations divided by the number of brokers) of the fair market rent determinations of the three (3) brokers, unless the highest determination of the three (3) brokers is greater than twenty percent (20%) higher than the next highest determination, in which case it shall be discarded, or unless the lowest of the three (3) determinations is greater than twenty percent (20%) lower than the next lowest determination, in which case it shall be discarded.  If one determination is discarded, then the Fair Market Rental Value shall be the average of the remaining two (2) determinations.  If both the highest determination and the lowest determination are discarded per the previous clause, then the Fair Market Rental Value shall be the remaining determination.  However, in no event shall Base Rent for any year of the Renewal Term be less than the amount of Base Rent for the immediately prior year.

(3)        The base year for purposes of Additional Rent for a Renewal Term shall be the calendar year of the first Lease Year of such Renewal Term.

(4)        Following expiration of the second Renewal Term as provided herein, Tenant shall have no further right to renew or extend the Lease.

(5)        Landlord shall have the right to require that the comprehensive general liability insurance carried by Tenant is increased to an amount that is reasonable and customary at the start of each Renewal Term.

OFFICE DEED OF LEASE AGREEMENT

BY AND BETWEEN

LM RETAIL, LLC, Landlord

a Virginia limited liability company

AND

LUMBER LIQUIDATORS SERVICES, LLC, Tenant

a Delaware limited liability company

DATED: ______________ __, 2018

LIBBIE MILL – MIDTOWN

4901 BAKERS MILL LANE

RICHMOND, VIRGINIA 23230

INDEX

EXHIBIT “A” – PROVISIONAL USE PERMIT AND PROFFERS
EXHIBIT “B” – PROHIBITED USES
EXHIBIT “C” – RULES AND REGULATIONS
EXHIBIT “D” – SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT “E” – LANDLORD’S SIGNAGE CRITERIA
EXHIBIT “F” – BOMA CALCULATIONS
EXHIBIT “G” – NOTICE OF DELIVERY AND ACCEPTANCE
EXHIBIT “H” – LANDLORD’S WIRING INSTRUCTIONS
EXHIBIT “I” – GUARANTY
EXHIBIT “J” – JANITORIAL SPECIFICATIONS
EXHIBIT “K” – LANDLORD’S WORK
BASIC LEASE INFORMATION RIDER
OPTION TO RENEW RIDER